Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-234028

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
5.875% Fixed-Rate Reset Junior Subordinated Notes due 2079	$750,000,000	100.00%	$750,000,000	$97,350.00
Guarantees of Notes registered pursuant to this registration statement	—	—	—	(2)
Total				$97,350.00

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.
(2)	Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee is payable with respect to the guarantees.

PROSPECTUS SUPPLEMENT

(To Prospectus Dated October 1, 2019)

AerCap Holdings N.V.

$750,000,000

5.875% Fixed-Rate Reset Junior Subordinated Notes due 2079

Guaranteed on a Junior Subordinated Basis by Certain of its Subsidiaries

AerCap Holdings N.V., a public limited liability company incorporated under the laws of the Netherlands (the “Issuer”) is offering $750,000,000 aggregate principal amount of 5.875% Fixed-Rate Reset Junior Subordinated Notes due 2079 (the “Notes”). The Notes will be issued pursuant to an indenture, dated as of October 1, 2019 (as supplemented or otherwise modified from time to time, the “Indenture”), among the Issuer, the guarantors (as defined below) and Wilmington Trust, National Association, as trustee (the “Trustee”).

Subject to the Issuer’s right to elect to forgo payment of interest on the Notes as described under “Description of Notes—Principal Amount; Maturity and Interest—Forgoing of Interest,” the Notes will bear interest (i) from the issue date to, but excluding, October 10, 2024 at a rate of 5.875% per annum and (ii) from and including October 10, 2024, during each Reset Period (as defined under “Description of Notes—Principal Amount; Maturity and Interest”), at a rate per annum equal to the Five-year U.S. Treasury Rate (as defined under “Description of Notes—Principal Amount; Maturity and Interest”) as of the most recent Reset Interest Determination Date (as defined under “Description of Notes—Principal Amount; Maturity and Interest”) plus 4.535% to be reset on each Reset Date (as defined under “Description of Notes—Principal Amount; Maturity and Interest”), payable semi-annually in arrears on April 10 and October 10 of each year (each, an “Interest Payment Date”), commencing on April 10, 2020. The Notes will mature on October 10, 2079.

The Issuer may, in its sole discretion, elect to forgo payment of interest on the Notes for any Interest Period (as defined under “Description of Notes—Principal Amount; Maturity and Interest”). If the Issuer elects to forgo payment of interest on the Notes for any Interest Period, such interest will not be cumulative and any accrued interest for that Interest Period shall cease to accrue and be payable. If the Issuer elects to forgo payment of interest for any Interest Period, the Issuer will have no obligation to pay the forgone interest on the relevant Interest Payment Date for that Interest Period, whether or not interest on the Notes is paid for any future Interest Period.

On October 10, 2024, and on any subsequent Reset Date, the Issuer may redeem the Notes, at its option, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus an amount equal to any accrued and unpaid interest for the then-current Interest Period to, but excluding, such redemption date. See “Description of Notes—Optional Redemption.” The Issuer may also redeem the Notes at its option, at any time, in whole but not in part, in the event of certain developments affecting taxation described under “Description of Notes—Redemption for Changes in Withholding Taxes,” at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus an amount equal to any accrued and unpaid interest for the then-current Interest Period to, but excluding, such redemption date and additional amounts, if any. In addition, the Issuer may redeem the Notes, at its option, in whole but not in part, at any time within 120 days after the conclusion of any review or appeal process instituted by the Issuer following the occurrence of a Rating Agency Event (as defined under “Description of Notes—Redemption after the Occurrence of a Rating Agency Event”) or, in the absence of any such review or appeal process, within 120 days of such Rating Agency Event, at a redemption price equal to 102% of the principal amount of the Notes being redeemed, plus an amount equal to any accrued and unpaid interest for the then-current Interest Period to, but excluding, such redemption date.

The Notes will be irrevocably and unconditionally guaranteed (the “guarantees”) on an unsecured junior subordinated basis by certain subsidiaries of the Issuer (collectively, the “guarantors”), as described under “Description of Notes—Guarantees.”

The Notes and the guarantees will constitute the Issuer’s and the relevant guarantor’s direct, unsecured, junior subordinated obligations, respectively, and rank equally (without any preference) among themselves and with any Parity Claims (as defined under “Description of Notes—Certain Definitions”) and prior to any Junior Claims (as defined under “Description of Notes—Certain Definitions”). The rights and claims of holders of the Notes will be subordinated to the claims of all Senior Creditors (as defined under “Description of Notes—Ranking”). The Notes will be structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables) of the Issuer’s subsidiaries that do not guarantee the Notes. See “Description of Notes—Ranking.” Interest on the Notes will be subject to Irish dividend withholding tax unless an exemption applies, and investors will not be eligible to receive additional amounts with respect to Irish dividend withholding tax unless they are “Qualified Holders” with respect to such taxes and comply with applicable tax residence declaration requirements, if any. See “Description of Notes—Additional Amounts” and “Certain Irish, Dutch and U.S. Federal Income Tax Consequences—Certain Irish Tax Consequences—Dividend withholding tax.”

BY YOUR ACQUISITION OF THE NOTES OR ANY INTEREST THEREIN, YOU WILL BE DEEMED TO HAVE (1) REPRESENTED AND WARRANTED TO THE ISSUER AND ITS AGENTS THAT AT THE TIME OF PURCHASE YOU ARE NOT A TAX RESIDENT OF THE NETHERLANDS OR HAVE A (DEEMED) PERMANENT ESTABLISHMENT IN THE NETHERLANDS OR ANY OTHER (DEEMED) TAXABLE PRESENCE IN THE NETHERLANDS TO WHICH THE NOTES CAN BE ATTRIBUTED (A “DUTCH TAX RESIDENT”) AND (2) COVENANTED AND AGREED THAT BEFORE YOU BECOME A DUTCH TAX RESIDENT, YOU WILL PROMPTLY DIVEST YOURSELF OF ALL OWNERSHIP OF THE NOTES AND ANY INTEREST THEREIN.

The Notes are not to be sold to an investor who is a Dutch Tax Resident. See “Underwriting—Selling Restrictions—Notice to Prospective Investors in the Netherlands.” Investors that are not Dutch Tax Residents will be subject to Netherlands withholding tax unless they establish that they are not Dutch Tax Residents, and if they fail to do so, such investors will not be eligible to receive additional amounts in respect of such Netherlands withholding tax. See “Description of Notes—Additional Amounts” and “Certain Irish, Dutch and U.S. Federal Income Tax Consequences—Certain Dutch Tax Consequences—Payments of Interest”

Application will be made to list the Notes on The New York Stock Exchange. If the listing is approved, trading of the Notes is expected to begin within 30 days after the initial delivery of the Notes.

Investing in the Notes involves risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors ” beginning on page S-13 of this prospectus supplement and in the documents incorporated by reference herein before you make an investment in the Notes.

	Public Offering Price(1)	Underwriting Discount	Proceeds Before Expenses to the Issuer
Per Note	100.000%	1.200%	98.800%
Total	$750,000,000	$9,000,000	$741,000,000

(1)

The public offering price does not include accrued interest. Subject to the Issuer’s right to elect to forgo payment of interest on the Notes, interest will accrue from the issue date, which is expected to be October 10, 2019.

Neither the Securities and Exchange Commission (the “SEC”) nor any state or foreign securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Notes in global form through the book-entry system of The Depository Trust Company (“DTC”) and its participants, including Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”), on or about October 10, 2019.

Joint Book-Running Managers

Credit Suisse	BofA Merrill Lynch	J.P. Morgan
Structuring Agent

Joint Lead Managers

Citigroup	Deutsche Bank Securities	Goldman Sachs & Co. LLC
Morgan Stanley	RBC Capital Markets	Wells Fargo Securities

Prospectus Supplement dated October 3, 2019

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

We and the underwriters are responsible only for the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the underwriters have authorized any other person to provide you with information that is different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates, and any information we and the underwriters have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of the Notes.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. To fully understand this offering, you should also read all of these documents, including those referred to under the caption “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement. Investors should carefully review the risk factors relating to us in the section captioned “Risk Factors” herein, in Item 3 of our Annual Report on Form 20-F for the year ended December 31, 2018, filed with the SEC on March 8, 2019 and in our Reports on Form 6-K furnished to the SEC from time to time incorporated by reference herein. To the extent there is a conflict between the information contained or incorporated by reference in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information contained or incorporated by reference in this prospectus supplement shall control. As used in this prospectus supplement and the accompanying prospectus, unless otherwise stated or the context otherwise requires, references to “AerCap,” “we,” “us,” and “our” include AerCap Holdings N.V. and its consolidated subsidiaries.

This prospectus supplement has not been prepared in accordance with and is not a “prospectus” or a “supplement” for the purposes of Regulation (EU) 2017/1129 (the “Prospectus Regulation”), has not been reviewed or approved by the Central Bank of Ireland or any other competent authority for the purposes of the Prospectus Regulation and is referred to as a “prospectus supplement” because this is the terminology used for such an offer document in the United States.

This prospectus supplement has been prepared on the basis that (i) the Notes will not be admitted to trading on a regulated market for the purposes of the Prospectus Regulation, (ii) any offer of Notes in any Member State of the European Economic Area (excluding the Netherlands where the Notes are not intended to be offered or sold) to which the Prospectus Regulation applies (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes and (iii) the Notes will not be offered, sold or otherwise made available to, or purchased by, any person or entity that is a tax resident of the Netherlands. Accordingly any person making or intending to make an offer in that Relevant Member State of Notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Issuer, the guarantors or the underwriters to publish a prospectus pursuant to the Prospectus Regulation or supplement a prospectus pursuant to the Prospectus Regulation, in each case, in relation to such offer. None of the Issuer, the guarantors or the underwriters has authorized, nor do they authorize, the admission to trading of the Notes on such a regulated market or the making of any offer of Notes in circumstances in which an obligation arises for the Issuer, the guarantors or the underwriters to publish or supplement a prospectus for such offer.

The Notes will not be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any person or entity that is a tax resident of the Netherlands.

BY YOUR ACQUISITION OF THE NOTES OR ANY INTEREST THEREIN, YOU WILL BE DEEMED TO HAVE (1) REPRESENTED AND WARRANTED TO THE ISSUER AND ITS AGENTS

THAT AT THE TIME OF PURCHASE YOU ARE NOT A DUTCH TAX RESIDENT AND (2) COVENANTED AND AGREED THAT BEFORE YOU BECOME A DUTCH TAX RESIDENT, YOU WILL PROMPTLY DIVEST YOURSELF OF ALL OWNERSHIP OF THE NOTES AND ANY INTEREST THEREIN.

Except as otherwise noted, all dollar amounts in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are in U.S. dollars. The consolidated financial statements of the Issuer incorporated by reference herein have been prepared in accordance with U.S. generally accepted accounting principles.

FORWARD LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus include “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We have based these forward looking statements largely on our current beliefs and projections about future events and financial trends affecting our business. Many important factors, in addition to those discussed in this prospectus supplement, could cause our actual results to differ substantially from those anticipated in our forward looking statements, including, among other things:

•	the availability of capital to us and to our customers and changes in interest rates,

•	the ability of our lessees and potential lessees to make operating lease payments to us,

•	our ability to successfully negotiate aircraft purchases, sales and leases, to collect outstanding amounts due and to repossess aircraft under defaulted leases, and to control costs and expenses,

•	changes in the overall demand for commercial aircraft leasing and aircraft management services,

•	the effects of terrorist attacks on the aviation industry and on our operations,

•	the economic condition of the global airline and cargo industry and economic and political conditions,

•	development of increased government regulation, including regulation of trade and the imposition of import and export controls, tariffs and other trade barriers,

•	competitive pressures within the industry,

•	the negotiation of aircraft management services contracts,

•	regulatory changes affecting commercial aircraft operators, aircraft maintenance, engine standards, accounting standards and taxes, and

•

the risks described or referred to in “Risk Factors” in this prospectus supplement, in our Annual Report on Form 20-F for the year ended December 31, 2018 and in our Reports on Form 6-K furnished to the SEC from time to time.

The words “believe,” “may,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar words are intended to identify forward looking statements. Forward looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward looking statements speak only as of the date they were made and we undertake no obligation to update publicly or to revise any forward looking statements because of new information, future events or other factors. In light of the risks and uncertainties described above, the forward looking events and circumstances described in this prospectus supplement and the accompanying prospectus might not occur and are not guarantees of future performance. The factors described above should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and the risk factors that are included under “Risk Factors” herein, in our Annual Report on Form 20-F for the year ended December 31, 2018 incorporated by reference herein and in any Report on Form 6-K furnished to the SEC from time to time incorporated by reference herein. Except as required by applicable law, we do not undertake any obligation to publicly update or review any forward looking statement, whether as a result of new information, future developments or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable to foreign private issuers. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations. We file with the SEC an Annual Report on Form 20-F containing financial statements audited by an independent registered public accounting firm. We also furnish reports on Form 6-K containing unaudited interim financial information for the first three quarters of each fiscal year.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You can review our SEC filings, including the registration statement, by accessing the SEC’s Internet site at www.sec.gov. We will provide each person to whom a prospectus supplement is delivered a copy of any or all of the information that has been incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement upon written or oral request at no cost to the requester. Requests should be directed to: AerCap Holdings N.V., AerCap House, 65 St. Stephen’s Green, Dublin D02 YX20, Ireland or by telephoning us at +353 1 819 2010. Our website is located at www.aercap.com. The reference to the website is an inactive textual reference only and the information contained on, or accessible through, our website is not a part of this prospectus supplement.

INCORPORATION BY REFERENCE

The following documents filed with or furnished to the SEC are incorporated herein by reference:

•	AerCap’s Annual Report on Form 20-F for the year ended December 31, 2018, as filed with the SEC on March 8, 2019; and

•

AerCap’s Reports on Form 6-K, furnished to the SEC on January 9, 2019, January 16, 2019, March 27, 2019, April 4, 2019, May  1, 2019, June 12, 2019, July 30, 2019 (as amended by AerCap’s Report on Form 6-K/A, furnished to the SEC on September  20, 2019), August 7, 2019, August 14, 2019, and October 1, 2019.

All documents subsequently filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, solely to the extent designated therein, reports on Form 6-K that we furnish to the SEC, in each case prior to the completion or termination of this offering, shall be incorporated by reference in this prospectus supplement and be a part hereof from the date of filing or furnishing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

SUMMARY

This summary highlights the information contained elsewhere in or incorporated by reference into this prospectus supplement. Because this is only a summary, it does not contain all of the information that may be important to you. You should read this entire prospectus supplement carefully together with the information incorporated by reference herein, including “Risk Factors” and the financial statements, and notes related thereto, incorporated by reference in this prospectus supplement, before making an investment decision.

Our Business

We are the global leader in aircraft leasing. We focus on acquiring in-demand aircraft at attractive prices, funding them efficiently, hedging interest rate risk prudently and using our platform to deploy these assets with the objective of delivering superior risk-adjusted returns. We believe that by applying our expertise, we will be able to identify and execute on a broad range of market opportunities that we expect will generate attractive returns for our shareholders. We are an independent aircraft lessor, and, as such, we are not affiliated with any airframe or engine manufacturer. This independence provides us with purchasing flexibility to acquire aircraft or engine models regardless of the manufacturer.

As of June 30, 2019, we owned 949 aircraft and we managed 93 aircraft. As of June 30, 2019, we also had 331 new aircraft on order, including 155 Airbus A320neo Family aircraft, 95 Boeing 737 MAX aircraft, 47 Embraer E-Jets E2 aircraft, 30 Boeing 787 aircraft, and four Airbus A350 aircraft. As of June 30, 2019, the weighted average age of our 949 owned aircraft fleet, weighted by net book value, was 6.2 years and as of June 30, 2018, the weighted average age of our 955 owned aircraft fleet, weighted by net book value, was 6.6 years. We operate our business on a global basis. As of June 30, 2019, our owned and managed aircraft were leased to approximately 200 customers in approximately 80 countries.

We have the infrastructure, expertise and resources to execute a large number of diverse aircraft transactions in a variety of market conditions. During the three months ended June 30, 2019, we executed 82 aircraft transactions. Our teams of dedicated marketing and asset trading professionals have been successful in leasing and managing our aircraft portfolio. During the three months ended June 30, 2019, our weighted average owned aircraft utilization rate was 99.4%, calculated based on the number of days each aircraft was on lease during the period, weighted by the net book value of the aircraft.

We lease most of our aircraft to airlines under operating leases. Under these leases, the lessee is responsible for the maintenance and servicing of the equipment during the lease term and we receive the benefit, and assume the risks, of the residual value of the equipment at the end of the lease.

The Offering

The summary below describes the principal terms of the Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The following is not intended to be complete. You should carefully review the “Description of Notes” section of this prospectus supplement, which contains a more detailed description of the terms and conditions of the Notes.

Issuer:	AerCap Holdings N.V.

Securities Offered:	$750,000,000 aggregate principal amount of 5.875% Fixed-Rate Reset Junior Subordinated Notes due 2079.

Guarantees:	The Notes will be fully and unconditionally guaranteed, jointly and severally, on an unsecured junior subordinated basis by AerCap Aviation Solutions B.V., AerCap Global Aviation Trust (“AGAT”), AerCap Ireland Capital Designated Activity Company (“AICDC”), AerCap Ireland Limited, International Lease Finance Corporation (“ILFC”) and AerCap U.S. Global Aviation LLC. See “Description of Notes—Guarantees.”

Maturity Date:	The Notes will mature on October 10, 2079.

Interest:	Subject to the Issuer’s right to elect to forgo payment of interest on the Notes, interest on the Notes will be payable semiannually in arrears on April 10 and October 10 of each year (each, an “Interest Payment Date”), commencing on April 10, 2020.

The Notes will bear interest (i) from and including the issue date to, but excluding, October 10, 2024 (the “First Call Date”), at a rate of 5.875% per annum and (ii) from and including the First Call Date, during each Reset Period, at a rate per annum equal to the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus 4.535%, to be reset on each subsequent Reset Date.

“Reset Date” means the First Call Date and each date falling on the fifth anniversary of the immediately preceding Reset Date.

“Reset Interest Determination Date” means, in respect of any Reset Period, the day falling two Business Days (as defined below) prior to the Reset Date that commences such Reset Period.

“Reset Period” means the period from and including the First Call Date to, but excluding, the next following Reset Date, and thereafter, each period from and including each Reset Date to, but excluding, the next following Reset Date, ending on the Maturity Date.

See “Description of Notes—Principal Amount; Maturity and Interest.”

Interest on the Notes will be subject to Irish and Dutch withholding tax unless an exemption applies. See “—Additional Amounts” and “—Tax Consequences.”

Optional Interest:	The Issuer may, in its sole discretion, elect to forgo payment of interest (a “Forgoing of Interest”) on the Notes for any Interest Period. If the Issuer elects to forgo payment of interest on the Notes for any Interest Period, the Issuer will provide written notice thereof to the trustee and paying agent not less than 10 Business Days prior to the relevant Interest Payment Date and the trustee will promptly forward any such notice to each holder of the Notes, and such interest will not be cumulative and any accrued interest for that Interest Period shall cease to accrue and be payable.

Upon a Forgoing of Interest, the Issuer will have no obligation to pay the forgone interest on the relevant Interest Payment Date or at any future time, whether or not interest on the Notes is paid for any future Interest Period, and no sum of money in lieu of interest will be payable in respect of any forgone interest.

“Business Day” means any day other than Saturday, Sunday or any other day on which banking or trust institutions in New York or London are authorized generally or obligated by law, regulation or executive order to remain closed.

“Interest Period” means each period from and including an Interest Payment Date (or the issue date, in the case of the first Interest Payment Date) to, but excluding, the next following Interest Payment Date.

See “Description of Notes—Principal Amount; Maturity and Interest—Optional Interest.”

Restrictions Following a Forgoing of Interest:	So long as any Notes remain outstanding for any Interest Period, in the event that any interest is not paid in full for any Interest Period, the Issuer will not (1) declare or pay any distribution, dividend or comparable payment in respect of any Parity Claims or Junior Claims until an interest payment on the Notes for a subsequent Interest Period is paid in full or (2) repurchase or redeem any of its Parity Claims or Junior Claims until an interest payment on the Notes for a subsequent Interest Period is paid in full, each subject to certain limited exceptions.

See “Description of Notes—Principal Amount; Maturity and Interest.”

Ranking:

The Notes and the guarantees will constitute the Issuer’s and the relevant guarantor’s direct, unsecured, junior subordinated obligations, respectively, and will rank equally (without any preference) among themselves and with any Parity Claims and prior to any Junior Claims. The rights and claims of the holders of the Notes, including under the guarantees, will be subordinated to all claims of the Issuer’s or the relevant guarantor’s, as the case may be, present and future creditors: (1) who are unsubordinated creditors,

(2) whose claims are, or are expressed to be, subordinated (whether only in the event of a winding up in any applicable jurisdiction or otherwise) only to the claims of unsubordinated creditors, and (3) who are subordinated creditors, other than those whose claims are, or are expressed to rank, equally with, or junior to, the claims of holders of the Notes or the guarantees, as the case may be (together, “Senior Creditors”).

In addition, the Notes will be structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables) of each subsidiary of the Issuer that does not guarantee the Notes. As of June 30, 2019, these non-guarantor subsidiaries had total liabilities, including trade payables (but excluding intercompany liabilities), of $14.3 billion and total assets (excluding intercompany receivables) of $27.8 billion. In addition, for the six months ended June 30, 2019, these non-guarantor subsidiaries generated $0.6 billion, or approximately 103%, of our consolidated net income, and $1.5 billion, or approximately 61%, of our total revenues and other income. See “Description of Notes—Ranking.”

Each of AGAT and AICDC, wholly-owned subsidiaries of the Issuer and co-issuers of various series of outstanding senior unsecured notes guaranteed by the Issuer, will guarantee the Notes. In addition, AerCap U.S. Global Aviation LLC, AerCap Aviation Solutions B.V., AerCap Ireland Ltd. and ILFC will guarantee the Notes. Please note that the supplemental guarantor financial information set forth in the Issuer’s Annual Report on Form 20-F for the year ended December 31, 2018 and subsequent Reports on Form 6-K for the quarters ended March 31, 2019 and June 30, 2019, incorporated by reference herein, presents condensed consolidating financial information for each of AGAT and AICDC, as co-issuers of the senior unsecured notes, on a stand-alone basis (before elimination of intercompany transactions and balances). The non-guarantor financial information set forth in such supplemental guarantor financial information accurately represents the condensed consolidating financial information with respect to the subsidiaries of the Issuer that will not guarantee the Notes.

As of the date of this prospectus supplement, the only outstanding Junior Claims of the Issuer are its outstanding ordinary shares, and the only Junior Claims of the guarantors are each guarantors’ common stock (or equivalent thereof) and of which is held directly or indirectly by the Issuer, and in the case of International Lease Finance Corporation, the outstanding 500 shares of Series A MAPS (as defined under “Description of Notes—Certain Definitions”), with a liquidation value of $100,000 per share, and the outstanding 500 shares of Series B Maps (as defined under “Description of Notes—Certain Definitions”), with a liquidation value of $100,000 per share. The Issuer and the guarantors have no outstanding Parity Claims. As a result, as of the issue date, the Notes and the guarantees will be subordinated to all other obligations of the Issuer and the guarantors, as the case may be.

As of June 30, 2019, we had total liabilities, including trade payables (all of which liabilities would have been claims of Senior Creditors or liabilities of our subsidiaries), of $34.0 billion. We also had total undrawn lines of credit available under our credit and term loan facilities of approximately $7.1 billion.

Optional Redemption:	On the First Call date and any subsequent Reset Date, the Issuer may redeem, at its option, all or part of the Notes, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus an amount equal to any accrued and unpaid interest for the then-current Interest Period to, but excluding, such redemption date. See “Description of Notes—Optional Redemption.”

Redemption after the Occurrence of a Rating Agency Event:	After the occurrence of a Rating Agency Event (as defined under “Description of Notes—Redemption after the Occurrence of a Rating Agency Event”), the Issuer may redeem, at its option, in whole but not in part, at any time within 120 days after the conclusion of any review or appeal process instituted by the Issuer following the occurrence of a Rating Agency Event or, in the absence of such review or appeal process, within 120 days of such Rating Agency Event, at a redemption price equal to 102% of the principal amount of the Notes being redeemed, plus an amount equal to any accrued and unpaid interest for the then-current Interest Period to, but excluding, such redemption date. See “Description of Notes—Redemption after the Occurrence of a Rating Agency Event.”

Additional Amounts:	The Issuer and the guarantors will make all payments in respect of the Notes or the guarantees, as the case may be, including principal and interest payments, as applicable, without deduction or withholding for or on account of any present or future taxes or other governmental charges in Ireland or certain other relevant tax jurisdictions, unless they are obligated by law to deduct or withhold such taxes or governmental charges. Interest on the Notes will be subject to Irish and Dutch dividend withholding tax unless an exemption applies. If the Issuer or any guarantor is obligated by law to deduct or withhold taxes or governmental charges in respect of the Notes or the relevant guarantee, subject to certain exceptions and a requirement that the holder of the Notes be a “Qualified Holder” in respect of Irish and Dutch withholding taxes and complies with applicable tax residence declaration requirements, if any, the Issuer or the relevant guarantor, as applicable, will pay to the holders of the Notes additional amounts so that the net amount received by the holders after any deduction or withholding will not be less than the amount the holders would have received if those taxes or governmental charges had not been withheld or deducted.

See “Description of Notes—Additional Amounts” and “Certain Irish, Dutch and U.S. Federal Income Tax Consequences.”

Optional Redemption for Changes in Withholding Taxes:	If the Issuer becomes obligated to pay any additional amounts as a result of any change in the law of Ireland or certain other relevant taxing jurisdictions that is announced or becomes effective on or after the date on which the Notes are issued (or the date the relevant taxing jurisdiction became applicable, if later) (a “Tax Redemption Event”), the Issuer may redeem the Notes, at its option, in whole but not in part, at any time at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus an amount equal to any accrued and unpaid interest for the then-current Interest Period to, but excluding, such redemption date and additional amounts, if any. See “Description of Notes—Redemption for Changes in Withholding Taxes.”

Use of Proceeds:	We will use the net proceeds from this offering for general corporate purposes, including to acquire, invest in, finance or refinance aircraft assets and to repay indebtedness. See “Use of Proceeds.”

Tax Consequences:	We intend to treat the Notes as equity of the Issuer for Irish, Dutch and U.S. federal income tax purposes.

Interest on the Notes will be subject to Irish dividend withholding tax at a current statutory rate of 20% unless an exemption applies. Assuming that we are successful in obtaining a confirmation from the Irish Revenue Commissioners, U.S. resident holders who hold their Notes through DTC will be exempt from Irish dividend withholding tax provided the address of the beneficial owner of the Notes in the records of their broker, or otherwise provided to AerCap’s qualifying intermediary, is in the United States. If we are not able to obtain the confirmation, U.S. resident holders will be required to provide a declaration establishing their exemption from Irish dividend withholding tax in order to receive their interest payments free from withholding. Individual and certain corporate holders of the Notes that are tax resident in a country (other than Ireland) which is a member of the European Union or a country with which Ireland has a double tax treaty in effect (which includes the United States) will be exempt from Irish dividend withholding tax if they provide a declaration establishing their exemption from Irish dividend withholding tax.

In addition, interest on the Notes will be subject to Dutch dividend withholding tax (currently at a rate of 15%) for persons who are Dutch Tax Residents. To confirm that a holder is not a Dutch Tax Resident, such holder must provide an Irish dividend withholding tax declaration form representing that the holder of the Notes is not a Dutch Tax Resident except that, if the Issuer is granted the confirmation from the Irish Revenue Commissioners referred to above, U.S. resident holders who hold their Notes through DTC and have a U.S. address of the beneficial owner of the Notes in the records of their broker, or that has otherwise been provided to AerCap’s qualifying intermediary, need not provide this declaration form. We intend to presume that holders who do not comply with the above requirements are Dutch Tax Residents.

For a further discussion of Irish and Dutch dividend withholding taxes and other possible Irish, Dutch and U.S. federal income tax consequences of an investment in the Notes, see “Certain Irish, Dutch and U.S. Federal Income Tax Consequences.” You should consult your own tax advisor to determine the Irish, Dutch, U.S. federal, state, local and other tax consequences of an investment in the Notes.

Risk Factors:	You should carefully consider the information set forth herein under “Risk Factors,” in the section captioned “Risk Factors” in Item 3 of our Annual Report on Form 20-F for the year ended December 31, 2018, filed with the SEC on March 8, 2019 and any risk factors described in any Report on Form 6-K furnished to the SEC from time to time incorporated by reference herein, before deciding whether to invest in the Notes.

Denominations:	The Notes will be issued in minimum denominations of $150,000 and integral multiples of $1,000 above that amount.

Listing:	Application will be made to list the Notes on The New York Stock Exchange. If the listing is approved, trading of the Notes is expected to begin within 30 days after the initial delivery of the Notes. We cannot assure you, however, that this application will be accepted. Currently, there is no active trading market for the Notes.

Governing Law:	The Notes and the related Indenture will be governed by, and construed in accordance with, the laws of the State of New York.

Trustee:	Wilmington Trust, National Association.

RISK FACTORS

In addition to the other information included or incorporated by reference in this prospectus supplement or the accompanying prospectus, including in the section captioned “Risk Factors” in Item 3 of our Annual Report on Form 20-F for the year ended December 31, 2018 and any risk factors described in any Report on Form 6-K furnished to the SEC from time to time incorporated by reference herein, and the matters addressed under “Forward Looking Statements” in this prospectus supplement and the accompanying prospectus, you should carefully consider the following risks before making any investment decisions with respect to the Notes.

Our substantial debt could adversely affect our cash flow and prevent us from fulfilling our obligations under our existing indebtedness and the Notes.

As of June 30, 2019, the principal amount of our outstanding indebtedness, which excludes fair value adjustments of $129.2 million and debt issuance costs, debt discounts and debt premium of $141.0 million, was approximately $29.0 billion (approximately 67% of our total assets as of that date), and for the six months ended June 30, 2019, our interest expense was $666.6 million. Due to the capital intensive nature of our business, we expect that we will incur additional indebtedness in the future and continue to maintain substantial levels of indebtedness. As of June 30, 2019, our fixed rate debt of $19.1 billion represented approximately 66% of our outstanding indebtedness. Our level of indebtedness:

•

requires a substantial portion of our cash flows from operations to be dedicated to interest and principal payments and therefore not available to fund our operations, working capital, capital expenditures, expansion, acquisitions or general corporate or other purposes;

•	may make it more difficult for us to satisfy our obligations with respect to the Notes;

•	restricts the ability of some of our subsidiaries and joint ventures to make distributions to us;

•	may impair our ability to obtain additional financing on favorable terms or at all in the future;

•	may limit our flexibility in planning for, or reacting to, changes in our business and industry;

•	may place us at a disadvantage compared to other less leveraged competitors; and

•	may make us more vulnerable to downturns in our business, our industry or the economy in general.

The agreements governing our debt contain various covenants that impose restrictions on us that may affect our ability to operate our business and to make payments on the Notes.

Our indentures, term loan facilities, Export Credit Agency (“ECA”) guaranteed financings, revolving credit facilities, securitizations, other commercial bank financings and other agreements governing our debt impose operating and financial restrictions on our activities that limit or prohibit our ability to, among other things:

•	incur additional indebtedness;

•	create liens on assets;

•	sell certain assets;

•	make certain investments, loans, guarantees or advances;

•	declare or pay certain dividends and distributions;

•	make certain acquisitions;

•	consolidate, amalgamate, merge, sell or otherwise dispose of all or substantially all of our assets;

•	enter into transactions with our affiliates;

•	change the business conducted by the borrowers and their respective subsidiaries;

•	enter into a securitization transaction unless certain conditions are met; and

•	access cash in restricted bank accounts.

The agreements governing certain of our indebtedness also contain financial covenants, such as requirements that we comply with certain loan-to-value, interest coverage and leverage ratios. These restrictions could impede our ability to operate our business by, among other things, limiting our ability to take advantage of financing, merger and acquisition and other corporate opportunities.

Various risks, uncertainties and events beyond our control could affect our ability to comply with these covenants and maintain these financial tests and ratios. Failure to comply with any of the covenants in our existing or future financing agreements would result in a default under those agreements and under other agreements containing cross-default provisions. Under these circumstances, we may have insufficient funds or other resources to satisfy all our obligations, including our obligations under the Notes.

Despite our substantial debt, we may still be able to incur significantly more debt, which would increase the risks described herein.

Despite our current indebtedness levels, we may increase our levels of debt in the future to finance our operations, including to purchase aircraft or to meet our contractual obligations, or for any other purpose. The agreements relating to our debt, including our indentures, term loan facilities, ECA guaranteed financings, revolving credit facilities, securitizations, subordinated joint venture agreements and other financings, limit but do not prohibit our ability to incur additional debt. If we increase our total indebtedness, our debt service obligations will increase. We will become more exposed to the risks arising from our substantial level of indebtedness as described above as we become more leveraged. As of June 30, 2019, we had approximately $7.1 billion of undrawn lines of credit available under our credit and term loan facilities, subject to certain conditions, including compliance with certain financial covenants. We regularly consider market conditions and our ability to incur indebtedness to either refinance existing indebtedness or for working capital. If additional debt is added to our current debt levels, the related risks we face could increase.

The Issuer and the guarantors of the Notes (except AGAT) are primarily holding companies with very limited operations and may not have access to sufficient cash to make payments on the Notes.

The Issuer and guarantors (except AGAT) are primarily holding companies with very limited operations. Their significant assets are primarily the equity interests of their directly held subsidiaries. As a result, the Issuer and the guarantors (except AGAT) are dependent primarily upon dividends and other payments from their subsidiaries to generate the funds necessary to meet their outstanding debt service and other obligations, and such dividends may be restricted by law or the instruments governing its subsidiaries’ indebtedness. Their subsidiaries may not generate sufficient cash from operations to enable the Issuer or the guarantors, as applicable, to make principal and interest payments on their indebtedness, including the Notes. In addition, their subsidiaries are separate and distinct legal entities and any payments of dividends, distributions, loans or advances to the Issuer or the guarantors by their subsidiaries could be subject to legal and contractual restrictions on dividends. In addition, payments to the Issuer or the guarantors by their subsidiaries will be contingent upon their subsidiaries’ earnings. Additionally, we may be limited in our ability to cause any existing or future joint ventures to distribute their earnings to us. We cannot assure you that agreements governing the current and future indebtedness of the Issuer’s or the guarantors’ subsidiaries will permit those subsidiaries to provide the Issuer or the guarantors with sufficient cash to fund payments of principal, premiums, if any, and interest, if any, on the Notes or the guarantees, as applicable, when due. In the event that the Issuer or the guarantors do not receive distributions or other payments from their subsidiaries, they may be unable to make required payments on the Notes or the guarantees, as applicable, in which case the Issuer may exercise its right to forgo payment of interest on the Notes during any Interest Period. In such event, the interest will not be cumulative and any accrued interest for that Interest Period shall cease to accrue and be payable.

The Notes and the guarantees will rank below the Issuer’s and each guarantor’s existing indebtedness and liabilities (other than, in the case of ILFC, the Series A MAPS and the Series B MAPS), any future indebtedness and liabilities that are not expressly junior to, or on parity with, the Notes or the guarantees, and, on a structural basis, the existing and future liabilities, including trade payables, of the Issuer’s subsidiaries that are not guarantors of the Notes.

The Notes and the guarantees will constitute the Issuer’s and the relevant guarantor’s direct, unsecured, junior subordinated obligations, respectively, and will rank equally (without any preference) among themselves and with any Parity Claims and prior to any Junior Claims. The rights and claims of the holders of the Notes, including under the guarantees, will be subordinated to all claims of Senior Creditors (“Senior Claims”).

As of the date of this prospectus supplement, the only outstanding Junior Claims of the Issuer are its outstanding ordinary shares, and the only Junior Claims of the guarantors are each guarantors’ common stock (or equivalent thereof) and of which is held directly or indirectly by the Issuer, and in the case of ILFC, the outstanding 500 shares of Series A MAPS, with a liquidation value of $100,000 per share, and the outstanding 500 shares of Series B MAPS, with a liquidation value of $100,000 per share. The Issuer and the guarantors have no outstanding Parity Claims. As a result, as of the issue date, the Notes and the guarantees will be subordinated to all other obligations of the Issuer and the guarantors, as the case may be.

In addition, the Notes will be structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables) of each subsidiary of the Issuer that does not guarantee the Notes. As of June 30, 2019, these non-guarantor subsidiaries had total liabilities, including trade payables (but excluding intercompany liabilities), of $14.3 billion and total assets (excluding intercompany receivables) of $27.8 billion. In addition, for the six months ended June 30, 2019, these non-guarantor subsidiaries generated $0.6 billion, or approximately 103%, of our consolidated net income, and $1.5 billion, or approximately 61%, of our total revenues and other income.

As of June 30, 2019, we had total liabilities, including trade payables (all of which liabilities would have been Senior Claims or liabilities of our subsidiaries), of $34.0 billion. We also had total undrawn lines of credit available under our credit and term loan facilities of approximately $7.1 billion.

As a consequence of the subordination provisions, the holders of the Notes may recover less in any liquidation or winding up of the Issuer than the amount Senior Creditors recover in respect of their claims. If, upon liquidation or winding up of the Issuer, the amount payable in respect of the Notes and any Parity Claims are not paid in full, the Notes and other Parity Claims will share ratably in any distribution of the Issuer’s assets upon liquidation or winding up in proportion to the respective amounts to which they are entitled.

If such events of insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving the Issuer or the Issuer’s assets (as described in clause (I) under “Description of Notes—Ranking”) occur, after the Issuer has paid in full all amounts owed in respect of its Senior Claims, the holders of the Notes together with the holders of any of the Issuer’s other Parity Claims will be entitled to receive from the Issuer’s remaining assets any principal of or premium or interest, if any, on the Notes and such other Parity Claims due at that time before the Issuer makes any payment or other distribution on account of any of its Junior Claims.

In addition, if any holder of Notes is entitled to recovery with respect to the Notes upon liquidation or winding up of the Issuer, the holders of the Notes might not be entitled to a recovery in U.S. dollars and might be entitled only to a recovery in or by reference to euro or any other lawful currency of the Netherlands, Ireland or any other jurisdiction governing such liquidation or winding up. Under current Dutch law, the Issuer’s liability to holders of the Notes would be converted into euro as of the date of the commencement of insolvency proceedings against the Issuer. Under current Irish law, in a winding up of the Issuer, all foreign currency claims (including, under the Notes) must be converted into euro or other lawful currency of Ireland for the purpose of proof using the spot rate as of, in the case of a compulsory winding up, either the date of its commencement (presentation of the petition for winding up or earlier winding up resolution) or of the winding up order and, in the case of a voluntary winding up, the date of the winding up resolution. As a result, the holders of the Notes would be exposed to currency exchange rate fluctuations between that date and the date they receive proceeds pursuant to such proceedings, if any.

Holders may not receive interest on the Notes.

The Issuer may, in its sole discretion, elect to forgo payment of interest on the Notes for any Interest Period. If the Issuer elects to forgo payment of interest on the Notes for any Interest Period, such interest will not be cumulative and any accrued interest for that Interest Period shall cease to accrue and be payable. Upon a Forgoing of Interest, the Issuer will have no obligation to pay the forgone interest on the relevant Interest Payment Date or at any future time, whether or not interest on the Notes is paid for any future Interest Period, and no sum of money in lieu of interest will be payable in respect of any forgone interest. References to the “accrual” of interest in this prospectus supplement refer only to the determination of the amount of such interest.

Interest on the Notes will be subject to Irish and Dutch dividend withholding tax unless an exemption applies, and investors will not be eligible to receive Additional Amounts with respect to Irish or Dutch dividend withholding tax unless they are “Qualified Holders” (as defined below).

Irish dividend withholding tax (at a current rate of 20%) will arise in respect of interest payments on the Notes unless one of a number of exemptions applies. These exemptions include an exemption for individual and certain corporate holders of Notes that are tax resident in a country (other than Ireland) which is a member of the European Union or a country with which Ireland has a double tax treaty in effect (which includes the United States). In order to qualify for this exemption (subject to the possible exception in the following paragraph regarding U.S. resident holders), each such holder must provide a dividend withholding tax declaration as prescribed by the Irish Revenue Commissioners to a “qualifying intermediary” or to its broker (in which case the broker must provide the relevant information to a “qualifying intermediary”), in each case before the date of the interest payment.

We intend to seek a confirmation from the Irish Revenue Commissioners providing for a simplified dividend withholding tax exemption procedure pursuant to which U.S. resident holders who hold their Notes through DTC are not required to complete a dividend withholding tax declaration form but can still avail themselves of the exemption from dividend withholding tax provided the address of the beneficial owner of the Notes in the records of their broker, or otherwise provided to AerCap’s qualifying intermediary, is in the United States. There can be no guarantee, however, that the Irish Revenue Commissioners will grant our request for this confirmation, or that the confirmation will be granted on the terms requested. Furthermore, such a confirmation, if granted, is operative for a term of five years. A request for renewal of the term must be made in order for the confirmation to remain in effect and there can be no guarantee that such a request will be granted. For more information on Irish dividend withholding tax and applicable exemptions, see “Certain Irish, Dutch and U.S. Federal Income Tax Consequences—Certain Irish Tax Consequences—Dividend withholding tax.”

In addition, Dutch dividend withholding tax will arise in respect of interest payments on the Notes made to holders of the Notes that are Dutch Tax Residents. To confirm that a holder is not a Dutch Tax Resident, such holder must provide an Irish dividend withholding tax declaration form representing that the holder of the Notes is not a Dutch Tax Resident except that, if the Issuer is granted the confirmation above, U.S. resident holders who hold their Notes through DTC and have a U.S. address of the beneficial owner of the Notes in the records of their broker (or who otherwise provide it directly to AerCap’s qualifying intermediary) need not provide this declaration form. We intend to presume that holders who do not comply with the above requirements are Dutch Tax Residents and will withhold at the applicable statutory rate (currently 15%). For more information on Dutch dividend withholding tax, see “Certain Irish, Dutch and U.S. Federal Income Tax Consequences—Certain Dutch Tax Consequences—Payments of Interest.”

Investors will not be eligible to receive additional amounts in respect of Irish or Dutch dividend withholding tax unless they are “Qualified Holders” with respect to such taxes, as defined under “Description of Notes—

Additional Amounts”. Generally, Qualified Holders are holders (1) who are eligible for the exemption from Irish dividend withholding tax for non-Irish tax residents described above under the law in effect on the date on which the Notes are issued and (2) who are not Dutch Tax Residents. Additional exceptions to the payment of additional amounts may also apply, including the requirement that investors provide information, a declaration or tax form described in this prospectus supplement, or as timely requested by the Issuer to the extent necessary to establish an exemption from or reduction of withholding tax. For a further description of Qualified Holders and more information on additional amounts in respect of withholding taxes, see “Description of Notes—Additional Amounts.”

The interest rate will reset on the First Call Date and each subsequent Reset Date and any interest payable after the First Call date may be less than the initial fixed rate in effect until the First Call Date.

The interest rate on the Notes for each Reset Period will equal the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus 4.535%. Therefore, the interest rate after the First Call Date could be less than the fixed rate for the initial five-year period. We have no control over the factors that may affect U.S. Treasury Rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that may impact U.S. Treasury Rates.

The historical five-year U.S. Treasury rates are not an indication of future Five-year U.S. Treasury Rates.

In the past, U.S. Treasury rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of U.S. Treasury rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. Treasury rates is not an indication that U.S. Treasury rates are more or less likely to increase or decrease at any time after the First Call Date and you should not take the historical U.S. Treasury rates as an indication of future Five-year U.S. Treasury Rates.

There are limitations on the remedies available to you and the Trustee should we fail to pay amounts due on the Notes. There are no events of defaults and no right to accelerate the Notes.

The only remedies available to the holders of the Notes are as described under “Definition of Notes—Limitation of Remedies.” No events of default or rights to accelerate apply to the Notes.

If the payment of interest (subject to the Issuer’s right to elect to forgo payment thereof as described under “Description of Notes—Principal Amount; Maturity and Interest—Optional Interest”), principal or the redemption price (after the Issuer has exercised its right to redeem the Notes) has become due and has not been paid and such failure continues for 14 days (a “Payment Default”), holders of the Notes will have the right to institute suit for the enforcement of any such payment of interest or principal and such right may not be impaired without the consent of the holders of the Notes. If a Payment Default occurs and is continuing with respect to the Notes, the Trustee may pursue all legal remedies available to it, but the Trustee may not, in the case of a Payment Default in respect of an interest payment, declare the principal amount of any outstanding Notes to be due and payable.

The Issuer may redeem the Notes on the First Call Date and any Reset Date, and may also redeem the Notes in the event of a Tax Redemption Event or Rating Agency Event.

The Notes may be redeemed by the Issuer, at its option, (1) in whole or in part, on the First Call Date or any subsequent Reset Date, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest for the then-current Interest Period to, but excluding, such redemption date, (2) in whole but not in part, at any time upon the occurrence of a Tax Redemption Event at a price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest for the then-current Interest Period to, but excluding, such redemption date and additional amounts, if any, and (3) in whole but not in part, at any time within 120 days after the conclusion of any review or appeal process instituted by the Issuer following the occurrence of a Rating Agency Event or, in the absence of any such review or appeal process, within 120 days of such Rating Agency Event at a redemption price equal to 102% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest for the then-current Interest Period to, but excluding, such redemption date.

Any decision the Issuer may make at any time to redeem the Notes will depend upon, among other things, the Issuer’s evaluation of its capital position, the composition of its shareholders’ equity and general market conditions at that time. Therefore, if there is an actual or perceived increase in the likelihood that the Issuer will exercise its optional redemption right, the market value of the Notes may be volatile because of the optional redemption feature. Potential investors should consider reinvestment risk in light of other investments available at that time. Events that would constitute a Rating Agency Event or cause the Issuer to become obligated to pay any additional amounts could occur at any time and could result in the Notes being redeemed.

If the Issuer chooses to redeem the Notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest payable on the Notes, from time to time.

We are not prohibited from issuing further debt or other securities that may rank equally with or senior to the Notes.

There is no restriction in the Indenture or the Notes on the amount of debt or other securities that we may issue that rank senior to the Notes or on the amount of debt or other securities we may issue that rank equally with the Notes. The issuance of any such debt or securities may reduce the amount recoverable by you upon our insolvency, liquidation, reorganization, dissolution or other winding up or may increase the likelihood of a Forgoing of Interest.

The Notes are a new issue of securities, and we cannot assure you that a trading market will exist or that it will be liquid.

The Notes are a new issue of securities and have no established trading market. Although application will be made to list the Notes on The New York Stock Exchange, we cannot assure you that a liquid trading market for the Notes will develop. If an active trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. Even if an active trading market does develop, no one, including the underwriters, is required to maintain its liquidity. The underwriters have advised us that they currently intend to make a market in the Notes. The underwriters, however, are not obligated to do so, and any market making with respect to the Notes may be discontinued at any time without notice. You should be aware that there may be a limited number of buyers if you decide to sell your Notes. This may affect the price you receive for your Notes or your ability to sell your Notes at all.

If an active trading market for the Notes develops, changes in our credit ratings or the debt markets could adversely affect the market prices of the Notes.

If an active trading market for the Notes develops, the market price for the Notes will depend on many factors, including:

•	whether the Issuer has elected to forgo payment of interest on the Notes and whether the Issuer is likely to forgo payment of interest on the Notes in the future;

•	our credit ratings with major credit rating agencies;

•	the number of potential buyers and level of liquidity of the Notes;

•	the prevailing interest rates being paid by other companies similar to us;

•	our results of operations, financial condition, liquidity and future prospects;

•	the amount of Senior Creditors existing at the time;

•	the time remaining until the Notes mature; and

•	the overall condition of the economy and the financial markets and the industry in which we operate.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Fluctuations could have an adverse effect on the market prices of the Notes.

Credit rating agencies also continually review their ratings for debt securities of companies that they follow, including us. Negative changes in our ratings, or in our outlook, would likely have an adverse effect on the market price of the Notes. One of the effects of any credit rating downgrade would be to increase our costs of borrowing in the future. In addition, if any credit rating initially assigned to the Notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a substantial discount or at all.

Credit ratings on the Notes may not reflect all risks.

Any credit ratings assigned to the Notes may not reflect the potential impact of all risks related to structure, market, additional factors discussed above or incorporated by reference herein and other factors that may affect the value of the Notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised, suspended or withdrawn by the rating agency at any time.

Federal and state fraudulent transfer laws may permit a court to void the Notes and any of the guarantees or require noteholders to return payments received from the Issuer and, if that occurs, you may not receive any payments on the Notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the Notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the Notes could be voided as a fraudulent transfer or conveyance if (1) the Issuer issued the Notes with the intent of hindering, delaying or defrauding creditors or (2) the Issuer received less than reasonably equivalent value or fair consideration in return for issuing the Notes and, in the case of (2) only, one of the following is also true at the time thereof:

•	the Issuer or the applicable guarantor was insolvent or rendered insolvent by reason of the issuance of the Notes;

•	the issuance of the Notes left the Issuer or the applicable guarantor with an unreasonably small amount of capital to carry on business; or

•	the Issuer or the applicable guarantor intended to, or believed that the Issuer or the applicable guarantor would, incur debts beyond their ability to pay such debts as they mature.

Claims described under subparagraph (1) above are generally described as intentional fraudulent conveyances, while those under subparagraph (2) above are constructive fraudulent conveyances. A court would likely find that the Issuer did not receive reasonably equivalent value or fair consideration for the Notes if the Issuer did not substantially benefit directly or indirectly from the issuance of the Notes. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or antecedent debt is secured or satisfied. To the extent that the fraudulent conveyance analysis turns on insolvency, as with a constructive fraudulent conveyance, the insolvency determination is an intensely factual one, which is supposed to be conducted based on current conditions rather than with the benefit of hindsight. Generally, an entity would be considered insolvent if, at the time it incurred indebtedness, insolvency was present based on one of three alternative tests described above. For purposes of evaluating solvency under the first of these tests, a court would evaluate whether the sum of an entity’s debts, including contingent liabilities in light of the probabilities of their incurrence, was greater than the fair saleable value of all its assets.

If a court were to find that the issuance of the Notes was a fraudulent transfer or conveyance, the court could void the payment obligations under the Notes, or require the holders of the Notes to repay any amounts received with respect to such Notes. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the Notes.

Insolvency laws of Ireland, the Netherlands or other local insolvency laws may preclude holders of the Notes from recovering payments due on the Notes and may not be as favorable to you as those of another jurisdiction with which you may be familiar.

The Issuer and AerCap Aviation Solutions B.V. are incorporated under the laws of the Netherlands, have their statutory seat (statutaire zetel) in the Netherlands, conduct (most of) the administration of their business in Ireland and the Issuer is likely to have its centre of main interests (within the meaning of Regulation (EU) 2015/848, the “EU Insolvency Regulation”) in Ireland. AICDC and AerCap Ireland Limited, as guarantors, are incorporated, have their registered offices and conduct the administration of their business in Ireland and are likely to have their centre of main interests (within the meaning of the EU Insolvency Regulation) in Ireland. Consequently, the main insolvency proceedings against the Issuer, AICDC and AerCap Ireland Limited are likely to be commenced in Ireland and based on Irish insolvency laws. Secondary proceedings could be initiated in one or more EU jurisdictions (with the exception of Denmark) in which the Issuer, AerCap Aviation Solutions B.V., AICDC and AerCap Ireland Limited, or any other guarantor, as the case may be, have establishments. In the future, the centre of main interests (within the meaning of the EU Insolvency Regulation) of the Issuer or any guarantor may change. Dutch insolvency laws may make it difficult or impossible to effect a restructuring. See “Irish Law Considerations—Insolvency Under Irish Law” and “Dutch Law Considerations—Insolvency Under Dutch Law” for a description of insolvency laws in Ireland and the Netherlands.

The Notes may be voidable under Dutch fraudulent conveyance rules.

Dutch law contains specific provisions dealing with fraudulent transfer or conveyance both in and outside of bankruptcy: the so-called actio pauliana provisions. The actio pauliana protects creditors against acts that are prejudicial to them. A legal act performed by a debtor (including, without limitation, an agreement pursuant to which it guarantees the performance of the obligations of a third party and any other legal act having similar effect) can be challenged in or outside bankruptcy of the relevant debtor and may be nullified by the liquidator in bankruptcy (curator) of the relevant debtor or, outside bankruptcy, by any of the creditors of the relevant debtor, if: (i) the debtor performed such acts without a pre-existing legal obligation to do so (onverplicht); (ii) the creditor concerned (or, in the case of the debtor’s bankruptcy, any creditor) was prejudiced as a consequence of the act; and (iii) at the time the act was performed both the debtor and the counterparty to the transaction knew or should have known that one or more of its creditors (existing or future) would be prejudiced, unless the act was entered into for no consideration (om niet), in which case such knowledge of the counterparty is not necessary for a successful challenge on grounds of fraudulent transfer or conveyance. For certain types of transactions that are entered into within one year before (a) the declaration of the bankruptcy (if the transaction is challenged in bankruptcy), or (b) the moment the transaction is challenged by a creditor (if the transaction is challenged outside bankruptcy), the debtor and the counterparty to the transaction are legally presumed to have knowledge of the fact that the transaction will prejudice the debtor’s creditors (subject to evidence of the contrary). In addition, the liquidator in bankruptcy of a debtor may nullify that debtor’s performance of any due and payable obligation if (1) at the time of such performance the payee (hij die betaling ontving) knew that a request for bankruptcy of that debtor had been filed, or (2) the performance of the obligation was the result of a consultation between the debtor and the payee with a view to give preference to the latter over the debtor’s other creditors. If the issuance of the Notes, or any other transaction entered into by the Issuer at any time in connection with the issuance of the Notes involves a fraudulent conveyance that does not qualify for any valid defense under Dutch law, then the issuance of the Notes may be nullified. In addition, under such circumstances, holders of the Notes might be held liable for any damages incurred by prejudiced creditors of the Issuer as a result of the fraudulent conveyance.

In the event of the Issuer’s liquidation or winding up, the amount of your recovery, if any, may be denominated in euro and may therefore be exposed to currency exchange rate fluctuations.

If you are entitled to recovery with respect to the Notes upon the Issuer’s liquidation or winding up, you might not be entitled to a recovery in U.S. dollars and might be entitled only to a recovery in or in reference to euro or any other lawful currency of the Netherlands, Ireland or any other jurisdiction governing such liquidation or winding up. In addition, under current Dutch law, the Issuer’s liability to holders of the Notes may be converted into euro or any other lawful currency of the Netherlands as of the date of the commencement of insolvency proceedings against the Issuer. Under current Irish law, in a winding up of the Issuer, all foreign currency claims (including, under the Notes) must be converted into euro or other lawful currency of Ireland for the purpose of proof using the spot rate as of, in the case of a compulsory winding up, either the date of its commencement (presentation of the petition for winding up or earlier winding up resolution) or of the winding up order and, in the case of a voluntary winding up, the date of the winding up resolution. As a result, you would be exposed to currency exchange rate fluctuations between that date and the date you receive proceeds pursuant to such proceedings, if any.

Dutch corporate benefit laws may adversely affect the validity and enforceability of the Notes.

If a Dutch company, such as AerCap Aviation Solutions B.V. and the Issuer, enters into a transaction (such as the issuance of the Notes), the relevant transaction may be nullified by the Dutch company or its liquidator in bankruptcy and, as a consequence, may not be valid, binding and enforceable against it, if that transaction is not within the company’s corporate objects and the other party to the transaction knew or should have known this without independent investigation. In determining whether the granting of a guarantee or the giving of security is within the corporate objects of the relevant company, a Dutch court would not only consider the text of the objects clause in the articles of association of the company but all relevant circumstances, including whether the company derives certain commercial benefits from the transaction in respect of which the guarantee was granted or the security was given and any indirect benefit derived by the relevant Dutch company as a consequence of the interdependence of it with the group of companies to which it belongs and whether or not the subsistence of the relevant Dutch company is put at risk by conducting such transaction.

It is unclear whether a transaction can be nullified for being a transgression of the corporate objects of a company if that transaction is expressly permitted according to the wording of the objects clause in the articles of association of that company. In a recent decision a Dutch court of appeal ruled that circumstances such as the absence of corporate benefit are in principle not relevant if the relevant transaction is expressly permitted according to the objects clause in the articles of association of the company. However, there is no decision of the Dutch Supreme Court confirming this, and therefore there can be no assurance that a transaction that is expressly permitted according to the objects clause in the articles of association of a company cannot be nullified for being a transgression of the corporate objects of that company. The objects clauses in the articles of association of AerCap Solutions B.V. and the Issuer include providing security for debts of legal entities and other companies.

If the Notes were held to be unenforceable, it could adversely affect your ability to collect any amounts you are owed in respect of the Notes.

Irish corporate benefit laws may adversely affect the validity and enforceability of the AICDC and AerCap Ireland Limited guarantees.

The Notes are guaranteed by AICDC and AerCap Ireland Limited (each of which is incorporated in Ireland), to the extent that such guarantees would not constitute the giving of unlawful financial assistance within the meaning of Section 82 of the Companies Act 2014. There is a risk under Irish law that a guarantee may be challenged as unenforceable on the basis that there is an absence of corporate benefit on the part of the relevant guarantor or that it is not for the purpose of carrying on the business of the relevant guarantor. Where a guarantor is a direct or indirect holding company of an issuer, there is less risk of an absence of a corporate benefit on the basis that the holding company could justify the decision to give a guarantee to protect or enhance its investment in its direct or indirect subsidiary. Where a guarantor is a direct or indirect subsidiary of the Issuer or is a member of the group with a common direct or indirect holding company, there is a greater risk of the absence of the corporate benefit. In the case of an Irish guarantor, the Irish courts have held that corporate benefit may be established where the benefit flows to the group generally rather than specifically to the relevant Irish guarantor.

U.S. investors in the Notes may have difficulties enforcing certain civil liabilities against us or our executive officers, some of our directors and some of our named experts in the United States.

The Issuer is a public limited liability company (naamloze vennootschap or N.V.) and AerCap Aviation Solutions B.V. is a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid or B.V.) incorporated under the laws of the Netherlands and the Issuer is likely to have its centre of main interests (within the meaning of the EU Insolvency Regulation) in Ireland. The rights of investors in the Notes under the laws of the Netherlands or Ireland may differ from the rights of investors in companies incorporated in other jurisdictions. Some of the named experts referred to in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein are not residents of the United States, and most of our directors and our executive officers and most of our assets and the assets of our directors are located outside the United States. As a result, you may not be able to serve process on us or on such persons in the United States or obtain or enforce judgments from U.S. courts against them or us based on the civil liability provisions of the securities laws of the United States. There is doubt as to whether the courts of the Netherlands or Ireland would enforce certain civil liabilities under U.S. securities laws in original actions and enforce claims for punitive damages.

Under our articles of association, we indemnify and hold our directors, officers and employees harmless against all claims and suits brought against them, subject to limited exceptions. Under our articles of association, to the extent allowed by law, the rights and obligations among or between us, any of our current or former directors, officers and employees and any current or former shareholder shall be governed exclusively by the laws of the Netherlands and subject to the jurisdiction of the Netherlands courts, unless such rights or obligations do not relate to or arise out of their capacities listed above. Although there is doubt as to whether U.S. courts would enforce such provision in an action brought in the United States under U.S. securities laws, such provision could make judgments obtained outside of the Netherlands more difficult to enforce against our assets in the Netherlands or jurisdictions that would apply the laws of the Netherlands.

For more information, see “Irish Law Considerations—Enforcement of Civil Liability Judgments Under Irish Law” and “Dutch Law Considerations—Enforcement of Civil Liability Judgments Under Dutch Law.”

Enforcing your rights as an investor in the Notes or under the guarantees across multiple jurisdictions may be difficult.

The Issuer and AerCap Aviation Solutions B.V are incorporated under the laws of the Netherlands, have their statutory seat (statutaire zetel) in the Netherlands, conduct (most of) the administration of their business in Ireland and the Issuer is likely to have its centre of main interests (within the meaning of the EU Insolvency Regulation) in Ireland and the Notes and the Indenture are governed by the laws of the State of New York, except with respect to the subordination provisions thereof. The Notes are guaranteed by certain subsidiaries which are organized under the laws of Ireland, the Netherlands and the United States. In the event of bankruptcy, insolvency or a similar event, proceedings could be initiated in any of these jurisdictions or in the jurisdiction of organization of a future guarantor. Your rights under the Notes and the guarantees will be subject to the laws of several jurisdictions and you may not be able to enforce effectively your rights in multiple bankruptcy, insolvency and other similar proceedings. Moreover, such multi-jurisdictional proceedings are typically complex and costly for creditors and often result in substantial uncertainty and delay in the enforcement of creditors’ rights.

In addition, the bankruptcy, insolvency, foreign exchange, administration and other laws of the various jurisdictions in which the Issuer and the guarantors, such as AerCap Aviation Solutions B.V., are located may be materially different from or in conflict with one another and those of the United States or your other jurisdiction, including in respect of creditors’ rights, priority of creditors, the ranking of claims, the ability to obtain post-petition interest and the duration of the insolvency proceeding. The consequences of the multiple jurisdictions involved in the transaction could trigger disputes over which jurisdiction’s law should apply and choice of law disputes which could adversely affect your ability to enforce your rights and to collect payment in full under the Notes and the guarantees.

USE OF PROCEEDS

We intend to use the net proceeds of this offering of approximately $741,000,000, after deducting underwriting discounts, but before deducting expenses of this offering, for general corporate purposes, including to acquire, invest in, finance or refinance aircraft assets and to repay indebtedness.

DESCRIPTION OF NOTES

General

Certain terms used in this “Description of Notes” are defined under the subheading “—Certain Definitions.” In this description, (1) the term “Issuer” refers to AerCap Holdings N.V. and (2) references to “we,” “our” and “us” refer to the Issuer and its consolidated subsidiaries.

The 5.875% Fixed-Rate Reset Junior Subordinated Notes due 2079 (the “Notes”) will be issued under an indenture, dated as of October 1, 2019, among the Issuer, the guarantors party thereto and Wilmington Trust, National Association, as trustee (the “Trustee”) (as supplemented by the First Supplemental Indenture, to be dated as of the Issue Date, among the Issuer, each Subsidiary of the Issuer listed as a guarantor under “—Guarantees” and the Trustee, the “Indenture”). The following summary of certain provisions of the Notes and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Notes and the Indenture, including the definitions of certain terms contained therein.

The Notes will be issued only in fully registered book-entry form without coupons only in minimum denominations of $150,000 and integral multiples of $1,000 above that amount. The Notes will be issued in the form of global notes. Global notes will be registered in the name of a nominee of DTC, New York, New York, as described under “Book-Entry, Delivery and Form of Securities.”

Listing

Application will be made to list the Notes on The New York Stock Exchange. If the listing is approved, trading of the Notes is expected to begin within 30 days after the initial delivery of the Notes.

The Notes are expected to trade as individual units at a trading price that takes into account the value, if any, of accrued but unpaid interest, if any. This means that purchasers will not pay, and sellers will not receive, accrued and unpaid interest, if any, on the Notes that has not been included in their trading price.

Paying Agent and Registrar for the Notes

The Issuer will maintain one or more paying agents and registrars for the Notes.

Principal Amount; Maturity and Interest

The Notes will be initially issued in an aggregate principal amount of $750,000,000 and will mature on October 10, 2079.

Subject to the Issuer’s right to elect to forgo payment of interest on the Notes as described under “—Optional of Interest,” the Notes will bear interest (1) from and including the Issue Date to, but excluding, October 10, 2024 (the “First Call Date”) at a rate of 5.875% per annum and (2) from and including the First Call Date, during each Reset Period (as defined below), at a rate per annum equal to the Five-year U.S. Treasury Rate (as defined below) as of the most recent Reset Interest Determination Date (as defined below) plus 4.535%, payable semiannually in arrears on April 10 and October 10 of each year (each, an “Interest Payment Date”), commencing on April 10, 2020, until full repayment of the outstanding principal amount of the Notes. Each period from and including an Interest Payment Date (or the Issue Date, in the case of the first Interest Payment Date) to, but excluding, the next following Interest Payment Date is referred to herein as an “Interest Period.” Interest on the Notes will be payable to the holders of record on April 1 and October 1, as the case may be, immediately preceding such Interest Payment Date, whether or not such day is a Business Day. If any Interest Payment Date is not a Business Day, then such date will nevertheless be an Interest Payment Date, but interest on the Note will be paid on the next succeeding Business Day (without adjustment to the amount of the interest on the Notes), if applicable.

The Notes will be denominated in U.S. dollars and all payments of principal and interest thereon will be paid in U.S. dollars. Interest on the Notes will accrue from the most recent date on which interest has been paid or, in the case of the first Interest Payment Date, from and including the Issue Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

“Five-year U.S. Treasury Rate” means, as of any Reset Interest Determination Date, as applicable, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the arithmetic mean of the five most recent daily yields to maturity for U.S. Treasury securities with a maturity of five years from the next Reset Date and trading in the public securities markets or (ii) if there is no such published U.S. Treasury security with a maturity of five years from the next Reset Date and trading in the public securities markets, then the rate will be determined by interpolation between the arithmetic mean of the five most recent daily yields to maturity for each of the two series of U.S. Treasury securities trading in the public securities market, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Interest Determination Date, and (B) the other maturing as close as possible to, but later than, the Reset Date following the next succeeding Reset Interest Determination Date, in each case as published in the most recent H.15. If the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described in clause (i) or (ii) above, then the Five-year U.S. Treasury Rate will be the same interest rate determined for the prior Reset Interest Determination Date or the same interest rate as the initial Interest Period, 5.875%, if prior to the First Call Date.

“H.15” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the United States Federal Reserve System, and “most recent H.15” means the H.15 published closest in time but prior to the close of business on the second Business Day prior to the applicable Reset Date.

“Reset Date” means the First Call Date and each date falling on the fifth anniversary of the immediately preceding Reset Date.

“Reset Interest Determination Date” means, in respect of any Reset Period, the day falling two Business Days prior to the Reset Date that commences such Reset Period.

“Reset Period” means the period from and including the First Call Date to, but excluding, the next following Reset Date, and thereafter, each period from and including each Reset Date to, but excluding, the next following Reset Date, ending on the Maturity Date.

Unless the Issuer has delivered notice of redemption of all outstanding Notes, with such redemption to occur on the First Call Date, the Issuer will appoint a calculation agent with respect to the Notes prior to the Reset Interest Determination Date preceding the First Call Date. The applicable interest rate for each Reset Period will be determined by the calculation agent, as of the applicable Reset Interest Determination Date. Promptly upon such determination, the calculation agent will notify the Issuer of the interest rate for the Reset Period. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any Interest Period beginning on or after the First Call Date, will be on file at the Issuer’s principal offices, will be made available to any holder of the Notes upon request and will be final and binding in the absence of manifest error.

Optional Interest

If the Issuer elects to forgo payment of interest (a “Forgoing of Interest”) on the Notes for any Interest Period, it will provide written notice thereof to the Trustee and paying agent not less than 10 Business Days prior to the relevant Interest Payment Date and the Trustee will promptly forward any such notice to each holder of the Notes, and such interest will not be cumulative and any accrued interest for that Interest Period shall cease to accrue and be payable. Upon a Forgoing of Interest, the Issuer will have no obligation to pay the forgone interest on the relevant Interest Payment Date or at any future time, whether or not interest on the Notes is paid for any future Interest Period, and no sum of money in lieu of interest will be payable in respect of any forgone interest.

References to the “accrual” of interest in this Description of Notes refer only to the determination of the amount of such interest.

Restrictions Following a Forgoing of Interest

So long as any Notes remain outstanding for any Interest Period, in the event that any interest is not paid in full for any Interest Period, the Issuer will not:

(1)

declare or pay any distribution, dividend or comparable payment in respect of any Parity Claims or Junior Claims until an interest payment on the Notes for a subsequent Interest Period is paid in full, other than:

(a)

any distribution, dividend or comparable payment in respect of any Parity Claims or Junior Claims in the form of securities, warrants, options or other rights where such securities, or the securities issuable upon exercise of such warrants, options or other rights, are the same securities as that on which the distribution, dividend or comparable payment is being paid or are other Parity Claims or Junior Claims; and

(b)

any dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of rights, shares or other property under such plan, or the redemption or repurchase of any rights under such plan; and

(c)

any distribution, dividend or comparable payment in respect of any Parity Claims or Junior Claims in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors, consultants or independent contractors; or

(2)	repurchase or redeem any of its Parity Claims or Junior Claims until an interest payment on the Notes for a subsequent Interest Period is paid in full, other than:

(a)	as a result of a reclassification of Parity Claims or Junior Claims for or into other Parity Claims or Junior Claims, as the case may be;

(b)	the exchange, redemption or conversion of any Parity Claims or Junior Claims for or into other Parity Claims or Junior Claims, as the case may be;

(c)

purchases, redemptions or other acquisitions of any Parity Claims or Junior Claims in connection with (i) any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors, consultants or independent contractors, (ii) a dividend reinvestment or shareholder share purchase plan or (iii) the satisfaction of the Issuer’s obligations pursuant to any contract outstanding at the beginning of the applicable Interest Period requiring such purchase, redemption or other acquisition;

(d)	the purchase of fractional interests in any Parity Claims or Junior Claims pursuant to the conversion or exchange provisions of such securities or the security being converted or exchanged; and

(e)	with the proceeds of a substantially contemporaneous sale of any Parity Claims or Junior Claims.

Additional Notes

The Issuer may, from time to time, without notice to or the consent of the holders, create and issue, pursuant to the Indenture and in accordance with applicable laws and regulations, additional notes (the “Additional Notes”) maturing on the same maturity date as the Notes and having the same terms and conditions under the Indenture (including with respect to the Guarantors and the Guarantees) as the Notes at the time Outstanding in all respects (or in all respects except for the issue date and the date of the first interest payment thereon, if applicable) so that such Additional Notes shall be consolidated and form a single class with the Notes at the time

Outstanding for all purposes under the Indenture, including with respect to waivers, amendments, redemptions and offers to purchase; provided that, if the Additional Notes are not fungible with such Notes for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP, ISIN or other identifying number. Additional Notes, if any, will be the subject of a separate prospectus supplement. Interest on such Additional Notes will accrue from the Issue Date if such Notes are issued prior to the first Interest Payment Date and otherwise will accrue from the date on which such Notes are issued (if it is an Interest Payment Date) or the Interest Payment Date immediately preceding the date such Notes are issued.

Ranking

The Notes and the Guarantees will constitute the Issuer’s and the relevant Guarantor’s direct, unsecured, junior subordinated obligations, respectively, and will rank equally (without any preference) among themselves and with any Parity Claims and prior to any Junior Claims. The rights and claims of the holders of the Notes, including under the Guarantees, will be subordinated to all claims of Senior Creditors (“Senior Claims”).

“Senior Creditors” means all of the Issuer’s or the relevant Guarantor’s, as the case may be, present and future creditors:

(1)	who are unsubordinated creditors;

(2)	whose claims are, or are expressed to be, subordinated (whether only in the event of a winding up in any applicable jurisdiction or otherwise) only to the claims of unsubordinated creditors; and

(3)	who are subordinated creditors, other than those whose claims are, or are expressed to rank, equally with, or junior to, the claims of holders of the Notes or the Guarantees, as the case may be.

As of the date of this prospectus supplement, the only outstanding Junior Claims of the Issuer are its outstanding ordinary shares, and the only Junior Claims of the Guarantors are each Guarantors’ common stock (or equivalent thereof) and of which is held directly or indirectly by the Issuer, and in the case of ILFC, the outstanding 500 shares of Series A MAPS (as defined under “Description of Notes—Certain Definitions”), with a liquidation value of $100,000 per share, and the outstanding 500 shares of Series B Maps (as defined under “Description of Notes—Certain Definitions”), with a liquidation value of $100,000 per share. The Issuer and the Guarantors have no outstanding Parity Claims. As a result, as of the Issue Date, the Notes and the Guarantees will be subordinated to all other obligations of the Issuer or the Guarantors, as the case may be.

For the avoidance of doubt, the Notes will be subordinated to the outstanding Enhanced Capital Advantaged Preferred Securities of International Lease Finance Corporation and the 6.500% Fixed-to-Floating Junior Subordinated Notes due 2045 of AerCap Global Aviation Trust (“AGAT”).

In addition, the Notes will be structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables) of each Subsidiary of the Issuer that does not guarantee the Notes. As of June 30, 2019, these non-Guarantor Subsidiaries had total liabilities, including trade payables (but excluding intercompany liabilities), of $14.3 billion and total assets (excluding intercompany receivables) of $27.8 billion. In addition, for the six months ended June 30, 2019, these non-Guarantor Subsidiaries generated $0.6 billion, or approximately 103%, of our consolidated net income, and $1.5 billion, or approximately 61%, of our total revenues and other income.

Each of AGAT and AerCap Ireland Capital Designated Activity Company (“AICDC”), wholly-owned subsidiaries of the Issuer and co-issuers of various series of outstanding senior unsecured notes guaranteed by the Issuer, will guarantee the Notes. In addition, AerCap U.S. Global Aviation LLC, AerCap Aviation Solutions

B.V., AerCap Ireland Ltd. and ILFC will guarantee the Notes. Please note that the supplemental guarantor financial information set forth in the Issuer’s Annual Report on Form 20-F for the year ended December 31, 2018 and subsequent Reports on Form 6-K for the quarters ended March 31, 2019 and June 30, 2019, incorporated by reference herein, presents condensed consolidating financial information for each of AGAT and AICDC, as co-issuers of the senior unsecured notes, on a stand-alone basis (before elimination of intercompany transactions and balances). The non-guarantor financial information set forth in such supplemental guarantor financial information accurately represents the condensed consolidating financial information with respect to the subsidiaries of the Issuer that will not guarantee the Notes.

As of June 30, 2019, we had total liabilities, including trade payables (all of which liabilities would have been Senior Claims or liabilities of our non-Guarantor Subsidiaries), of $34.0 billion. We also had total undrawn lines of credit available under our credit and term loan facilities of approximately $7.1 billion.

Senior Claims will continue to be Senior Claims and entitled to the benefits of the subordination provisions of the Indenture irrespective of any amendment, modification or waiver of any term of the Senior Claims or any extension or renewal of the Senior Claims.

If either of the following circumstances exist, the Issuer will first pay all of its Senior Claims in full before it makes any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the Notes:

(I)

in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving the Issuer or the Issuer’s assets; or

(II)

(a) in the event and during the continuation of any default in the payment of principal of or premium or interest on any Senior Claims of the Issuer constituting indebtedness for borrowed money or any guarantee thereof (“Issuer Senior Debt”) beyond any applicable grace period, (b) in the event that any event of default not referred to in sub-clause (a) of this clause (II) with respect to any Issuer Senior Debt has occurred and is continuing, permitting the direct holders of that Issuer Senior Debt (or a trustee) to accelerate the maturity of that Issuer Senior Debt, whether or not the maturity is in fact accelerated (unless, in the case of either sub-clause (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in sub-clause (a) or (b).

In any such event, the Issuer will pay or deliver directly to its Senior Creditors any payment or distribution otherwise payable or deliverable to holders of the Notes. The Issuer will make the payments to its Senior Creditors according to priorities existing among those creditors until the Issuer has paid all senior indebtedness, including accrued interest, in full.

If such events of insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving the Issuer or the Issuer’s assets as described in clause (I) above occur, after the Issuer has paid in full all amounts owed in respect of its Senior Claims, the holders of the Notes together with the holders of any of the Issuer’s other Parity Claims will be entitled to receive from the Issuer’s remaining assets any principal of or premium or interest, if any, on the Notes and such other Parity Claims due at that time before the Issuer makes any payment or other distribution on account of any of its Junior Claims.

The subordination provisions described in the immediately preceding three paragraphs will also apply to each Guarantor in respect of its Guarantee of the Notes.

If the Issuer breaches the Indenture by making a payment or distribution to holders of the Notes before it has paid all of its Senior Claims in full, then the holders of the Notes will have to pay or transfer the payments or distributions to the trustee in bankruptcy, receiver, liquidating trustee or other person distributing the Issuer’s assets for payment of its Senior Claims.

As a consequence of the subordination provisions, the holders of the Notes may recover less in any liquidation or winding up of the Issuer than the amount Senior Creditors recover in respect of their claims. If, upon liquidation or winding up of the Issuer, the amount payable in respect of the Notes and any Parity Claims are not paid in full, the Notes and other Parity Claims will share ratably in any distribution of the Issuer’s assets upon liquidation or winding up in proportion to the respective amounts to which they are entitled.

The Indenture places no limitation on the amount of Senior Claims or Parity Claims that the Issuer or the Guarantors may incur. The Issuer and the Guarantors may from time to time incur additional indebtedness and other obligations constituting Senior Claims.

In addition, if any holder of Notes is entitled to recovery with respect to the Notes upon liquidation or winding up of the Issuer, the holders of the Notes might not be entitled to a recovery in U.S. dollars and might be entitled only to a recovery in or by reference to euro or any other lawful currency of the Netherlands, Ireland or any other jurisdiction governing such liquidation or winding up. Under current Dutch law, the Issuer’s liability to holders of the Notes would be converted into euro as of the date of the commencement of insolvency proceedings against the Issuer. Under current Irish law, in a winding up of the Issuer, all foreign currency claims (including, under the Notes) must be converted into euro or other lawful currency of Ireland for the purpose of proof using the spot rate as of, in the case of a compulsory winding up, either the date of its commencement (presentation of the petition for winding up or earlier winding up resolution) or of the winding up order and, in the case of a voluntary winding up, the date of the winding up resolution. As a result, the holders of the Notes would be exposed to currency exchange rate fluctuations between that date and the date they receive proceeds pursuant to such proceedings, if any.

Guarantees

The Notes and all obligations under the Indenture will be initially irrevocably and unconditionally guaranteed, jointly and severally, on a junior subordinated unsecured basis as described under “—Ranking,” by AerCap Aviation Solutions B.V., AGAT, AICDC, AerCap Ireland Limited, AerCap U.S. Global Aviation LLC and International Lease Finance Corporation (“ILFC”). The Guarantors agree to pay in full on a junior subordinated basis (without duplication of amounts theretofore paid by or on behalf of the Issuer) to the holders of the Notes, as and when due, regardless of any defense, right of setoff or counterclaim (other than the defense of payment), among other obligations, the following:

(1)	any interest payments with respect to which the Issuer has not exercised its right to forgo payment;

(2)

the applicable redemption price, plus accrued and unpaid interest for the then-current Interest Period to, but excluding the redemption date, with respect to any Notes called for redemption by the Issuer; and

(3)	the principal amount of the Outstanding Notes at maturity.

For the avoidance of doubt, if the Issuer elects to forgo payment of interest for any Interest Period, there is no obligation for any Guarantor to pay the forgone interest on the relevant Interest Payment Date for that Interest Period, whether or not interest on the Notes is paid for any future Interest Period, and there are no other obligations created with respect to the Guarantors in such event.

In addition, the obligations of each Guarantor under its Guarantee will be limited to the extent necessary to prevent such Guarantee from constituting a fraudulent conveyance or transfer under applicable law (or to ensure compliance with legal restrictions with respect to distributions or the provision of other benefits to direct or indirect shareholders) or as necessary to recognize certain defenses generally available to guarantors, including voidable preference, financial assistance, corporate purpose, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally or other considerations under applicable law. See “Irish Law Considerations—Insolvency Under Irish Law” and “Dutch Law Considerations—Insolvency Under Dutch Law.”

A Guarantee by a Guarantor shall provide by its terms that it shall be automatically and unconditionally released and discharged upon:

(1)	(a)	any sale, exchange, disposition or transfer (including through consolidation, amalgamation, merger or otherwise) of all or substantially all the assets of such Guarantor;

(b)

other than with respect to each Guarantor that is a party to the Indenture on the date of the Indenture, the release, discharge or termination of the Guarantee by such Guarantor that resulted in the obligation of such Guarantor to guarantee the Notes, except a release, discharge or termination by or as a result of payment under such Guarantee;

(c)

the consolidation, amalgamation or merger of any Guarantor with and into the Issuer or another Guarantor that is the surviving Person in such consolidation, amalgamation or merger, or upon the liquidation of such Guarantor following the transfer of all of its assets to the Issuer or another Guarantor; or

(d)

the Issuer exercising its legal defeasance option or covenant defeasance option as described under “—Legal Defeasance and Covenant Defeasance” or the Issuer’s obligations under the Indenture being discharged as described under “—Satisfaction and Discharge”; and

(2)

if evidence of such release and discharge is requested to be executed by the Trustee, the Issuer delivering, or causing to be delivered, to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction and to the execution of such evidence by the Trustee have been complied with.

Additional Amounts

The Issuer and the Guarantors are required to make all payments under or with respect to the Notes and each Guarantee, as the case may be, free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter “Taxes”) imposed or levied by or on behalf of (i) Ireland or any political subdivision or any authority or agency therein or thereof having power to tax, (ii) any other jurisdiction in which the Issuer or, as applicable, the relevant Guarantor is organized or otherwise resident for tax purposes or any political subdivision or any authority or agency therein or thereof having the power to tax or (iii) any jurisdiction from or through which payment on the Notes or the relevant Guarantee is made or any political subdivision or any authority or agency therein or thereof having the power to tax (each a “Relevant Taxing Jurisdiction”), unless the Issuer or, as applicable, the relevant Guarantor is required to withhold or deduct Taxes by law or by the interpretation or administration thereof.

If the Issuer or a Guarantor is so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes or any Guarantee, the Issuer or, as applicable, the relevant Guarantors will be required to pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by holders (including Additional Amounts) after such withholding or deduction will not be less than the amount holders would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to

(1)

any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the relevant holder, if the relevant holder is an estate, nominee, trust or corporation) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction, but other than a connection arising from the acquisition, ownership or holding of such Note or the receipt of any payment in respect thereof, including, where applicable, under the relevant Guarantee);

(2)	any estate, inheritance, gift, sales, value added, excise, transfer, personal property tax or similar tax, assessment or governmental charge;

(3)

any Taxes imposed as a result of the failure of the relevant holder or beneficial owner of the Notes to comply with a timely request in writing of the Issuer or the qualifying intermediary (as defined in Section 172E(2) of the Taxes Consolidation Act, 1997) addressed to the holder or beneficial owner, as the case may be (such request being made at a time that would enable such holder or beneficial owner acting reasonably to comply with that request), to provide information, a declaration or tax form concerning such holder’s or beneficial owner’s nationality, residence, identity or connection with any Relevant Taxing Jurisdiction, if and to the extent that due and timely compliance with such request under applicable law, regulation or administrative practice would have reduced or eliminated such Taxes with respect to such holder or beneficial owner, as applicable;

(4)	any Taxes imposed as a result of the failure of the relevant holder or beneficial owner of the Notes

(a)

to complete and deliver to a qualifying intermediary (as defined in Section 172E(2) of the Taxes Consolidation Act, 1997) a validly completed Non-Resident Form V2A, Non-Resident Form V2B, or Non-Resident Form V2C, as relevant for such holder or beneficial owner, or any successor form prescribed by the Irish Revenue Commissioners, or

(b)

to comply with such alternative procedures as may be prescribed by applicable law (including any Revenue concession or confirmation issued by the Irish Revenue Commissioners) in effect at the time of the applicable payment, if and to the extent that due and timely completion and delivery of such form or compliance with such procedures would have reduced or eliminated such Taxes with respect to such holder or beneficial owner, as applicable;

(5)	any Taxes that are payable other than by deduction or withholding from a payment of the principal of, premium, if any, or interest, if any, on the Notes;

(6)

any Taxes that are required to be deducted or withheld on a payment that are required to be made pursuant to Council Directive 2014/107/EU (“DAC2”) or any law implementing or complying with, or introduced in order to conform to, such Directive;

(7)

as of January 1, 2021, any Taxes withheld or deducted pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021) (a tax which applies to interest payments made to affiliated entities in a low-taxed country); or

(8)

any Taxes withheld or deducted pursuant to Sections 1471 through 1474 of the Internal Revenue Code (or any amended or successor version of such Sections), any U.S. Treasury regulations promulgated thereunder, any official interpretations thereof or any agreements or treaties (including any law implementing any such agreement or treaty) entered into in connection with the implementation thereof;

nor will the Issuer or any Guarantor pay Additional Amounts

(a)

if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the Note for payment (where presentation is permitted or required for payment) within 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later,

(b)

with respect to any payment of principal of (or premium, if any, on) or interest on such Note to any holder who is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such Note,

(c)

with respect to any Taxes imposed by Ireland or the Netherlands (or, in each case, any political subdivision or any authority or agency therein or thereof having power to tax) on any payment on the Notes made to a holder who is not a Qualified Holder (as defined below) or

(d)	in respect of any Note where such withholding or deduction is imposed as a result of any combination of clauses (1), (2), (3), (4), (5), (6), (7), (8), (a), (b) and (c) of this paragraph.

A “Qualified Holder” means

(I)	with respect to any Taxes imposed by Ireland or any political subdivision or any authority or agency therein or thereof having power to tax, any person who is

(i)

an individual who is not tax resident in Ireland and who is resident for the purposes of tax in a country (other than Ireland) which is a member of the European Union or a country with which Ireland has a double tax treaty in effect, in each case as of the date on which the Notes are issued (a “Qualified Jurisdiction” );

(ii)	a body corporate resident for the purposes of tax in a Qualified Jurisdiction and which is not controlled (directly or indirectly) by Irish tax residents;

(iii)

a body corporate that is not resident in Ireland for the purposes of tax, which is under the direct or indirect control of persons who are resident for the purposes of tax in a Qualified Jurisdiction and are not under the ultimate control of persons not resident in a Qualified Jurisdiction; or

(iv)

a body corporate that is not resident for tax purposes in Ireland, the principal class of shares of which (or of its 75% parent or where wholly owned by two or more companies, each such company) is substantially and regularly traded on a stock exchange in Ireland, a recognized stock exchange in a Qualified Jurisdiction or on such other stock exchange approved by the Irish Minister for Finance (which includes The New York Stock Exchange), and

(II)

with respect to any Taxes imposed by the Netherlands or any political subdivision or any authority or agency therein or thereof having power to tax, any person who is not a Dutch Tax Resident. For the avoidance of doubt, and without limiting the generality of the foregoing, a person is a Dutch Tax Resident if such person is dual resident in the Netherlands and another jurisdiction.

The Issuer and the Guarantors will make any required withholding or deduction and remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Issuer and the Guarantors will provide the Trustee, for the benefit of the holders, with official receipts evidencing the payment of the Taxes with respect to which Additional Amounts are paid. If, notwithstanding the efforts of the Issuer and the Guarantors to obtain such receipts, the same are not obtainable, the Issuer or the Guarantors will provide the Trustee with other evidence. In no event, however, shall the Issuer and the Guarantors be required to disclose any information they reasonably deem to be confidential.

If the Issuer or the Guarantors are or become obligated to pay Additional Amounts under or with respect to any payment made on the Notes or any Guarantee, at least 30 days prior to the date of such payment, the Issuer will deliver to the Trustee an Officers’ Certificate stating that Additional Amounts will be payable and the amount so payable and such other information necessary to enable the paying agent to pay Additional Amounts to holders on the relevant payment date. Whenever in the Indenture there is mentioned, in any context:

(1)	the payment of principal or interest;

(2)	redemption prices or purchase prices in connection with a redemption or purchase of Notes; or

(3)	any other amount payable on or with respect to any of the Notes or any Guarantee;

such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Issuer and the Guarantors will pay any present or future stamp, court or documentary taxes or any other excise, property or similar taxes, charges or levies that arise in any Relevant Taxing Jurisdiction from the execution, delivery, enforcement or registration of the Notes, the Indenture, any Guarantee or any other document or instrument in relation thereof, and the Issuer and the Guarantors will agree to indemnify the holders for any such taxes paid by such holders. The obligations described under this heading will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any jurisdiction in which any successor Person to the Issuer or any Guarantor is organized or otherwise resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein. For a discussion of Irish withholding taxes applicable to payments under or with respect to the Notes, see “Certain Irish, Dutch and U.S. Federal Income Tax Consequences—Certain Irish Tax Consequences.”

Optional Redemption

On the First Call Date and any subsequent Reset Date, the Issuer may redeem, at its option, all or part of the Notes, upon not less than 15 nor more than 45 days’ prior notice mailed by first class mail to each holder’s registered address, or delivered electronically if held by DTC, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus an amount equal to any accrued and unpaid interest for the then-current Interest Period to, but excluding, such redemption date. In the event of a partial redemption of the Notes, the Trustee shall select the Notes to be redeemed in the manner described under “—Selection and Notice.”

Any redemption or notice of any redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of any debt or equity financing, acquisition or other corporate transaction or event, and, at the Issuer’s discretion, the redemption date may be delayed until such time as any or all of such conditions have been satisfied or waived; provided that in the event such conditions have not been satisfied or waived within 30 days of the original redemption date, the notice of redemption will be deemed to have been revoked. In addition, the Issuer may provide in any notice of redemption that payment of the redemption price and the performance of its obligations with respect to such redemption may be performed by another Person; provided, however, that the Issuer will remain obligated to pay the redemption price and perform its obligations with respect to such redemption in the event such other Person fails to do so.

In addition to the Issuer’s right to redeem Notes as set forth above, the Issuer may at any time and from time to time purchase Notes pursuant to open-market transactions, tender offers or otherwise.

Redemption after the Occurrence of a Rating Agency Event

After the occurrence of a Rating Agency Event (as defined below), the Issuer may redeem, at its option, in whole but not in part, at any time within 120 days after the conclusion of any review or appeal process instituted by the Issuer following the occurrence of a Rating Agency Event or, in the absence of such review or appeal process, within 120 days of such Rating Agency Event upon not less than 15 nor more than 45 days’ prior notice mailed by first class mail to each holder’s registered address, or delivered electronically if held by DTC, at a redemption price equal to 102% of the principal amount of the Notes being redeemed, plus an amount equal to any accrued and unpaid interest for the then-current Interest Period to, but excluding, such redemption date.

“Rating Agency Event” means that any Rating Organization that then publishes a rating for the Issuer amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Notes, which amendment, clarification or change results in:

(1)

the shortening of the length of time the Notes are assigned a particular level of equity credit by that Rating Organization as compared to the length of time they were, or would have been, assigned that level of equity credit by that Rating Organization or its predecessor on the Issue Date; or

(2)

the lowering of the equity credit assigned to the Notes by that rating agency as compared to the equity credit assigned by that Rating Organization or its predecessor on the Issue Date (including by assigning equity credit to a portion of the Notes that is less than the portion of the Notes assigned equity credit on the Issue Date).

Redemption for Changes in Withholding Taxes

The Issuer may redeem the Notes, at its option, in whole but not in part, at any time upon not less than 15 nor more than 45 days’ notice (which notice shall be irrevocable) to the holders mailed by first-class mail to each holder’s registered address, or delivered electronically if held by DTC, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus an amount equal to any accrued and unpaid interest for the then-current Interest Period to, but excluding, such redemption date and Additional Amounts, if any, in the event the Issuer has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts as a result of:

(1)	a change in or an amendment to the laws (including any regulations, rulings or protocols promulgated and treaties enacted thereunder) of any Relevant Taxing Jurisdiction affecting taxation; or

(2)

any change in or amendment to, or the introduction of, any official position regarding the application, administration or interpretation of such laws, regulations, rulings, protocols or treaties (including a holding, judgment or order by a court of competent jurisdiction), but, for the avoidance of doubt, not including the withdrawal or nonrenewal of any ruling, concession or confirmation in respect of procedures to establish a holder’s entitlement to an exemption from, or reduction of, a withholding tax, which change or amendment is announced or becomes effective on or after the date on which the Notes are issued (or, in the case of a jurisdiction that becomes a Relevant Taxing Jurisdiction after such date, on or after such later date), and the Issuer cannot avoid such obligation by taking reasonable measures available to the Issuer. Notwithstanding the foregoing, no such notice of redemption will be given (i) earlier than 90 days prior to the earliest date on which the Issuer would be obliged to make such payment of Additional Amounts and (ii) unless at the time such notice is given, such obligation to pay such Additional Amounts remains in effect.

Before the Issuer publishes or mails or delivers notice of redemption of the Notes as described above, the Issuer will deliver to the Trustee an Officers’ Certificate stating that the Issuer cannot avoid its obligation to pay Additional Amounts by taking reasonable measures available to it and that all conditions precedent to the redemption have been complied with. The Issuer will also deliver an opinion of outside counsel stating that the Issuer would be obligated to pay Additional Amounts as a result of a change or amendment described above and that all conditions precedent to the redemption have been complied with.

The foregoing will apply mutatis mutandis to any jurisdiction in which any successor Person to the Issuer is organized or otherwise resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein.

Selection and Notice

If less than all of the Notes are to be redeemed or repurchased at any time, selection of such Notes for redemption or repurchase will be made by the Trustee on a pro rata basis or by lot or otherwise in accordance with the procedures of DTC, unless the Issuer notifies the Trustee in writing that the Notes are listed on any national securities exchange, in which case such selection shall be made in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; provided that no Notes of $150,000 or less shall be purchased or redeemed in part.

Notices of purchase or redemption shall be mailed by first class mail, postage prepaid, or delivered electronically if held by DTC, at least 15 but not more than 45 days before the purchase or redemption date to each holder of the Notes to be purchased or redeemed at such holder’s registered address. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed. In the case of any book-entry notes, notices of purchase or redemption will be given to DTC in accordance with its applicable procedures.

A new Note in principal amount equal to the unpurchased or unredeemed portion of any Note purchased or redeemed in part will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the purchase or redemption date, unless the Issuer defaults in payment of the purchase or redemption price, interest shall cease to accrue on Notes or portions thereof purchased or called for redemption.

Certain Covenants

The Indenture contains the covenants summarized below.

Reports by the Issuer

The Indenture will require the Issuer to file with the Trustee, within 15 days after the Issuer filed the same with, or furnished to, the SEC, copies of the annual reports and of the information, documents and other reports that, if the Issuer is subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, it files with, or furnishes to, the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If the Issuer is not required to file with, or furnish to, the SEC information, documents or reports pursuant to either Section 13 or 15(d) of the Exchange Act, then the Indenture will require the Issuer to file with the Trustee and file with, or furnish to, the SEC such reports, if any, as may be prescribed by the SEC pursuant to Section 314(a) of the Trust Indenture Act, within 15 days after the Issuer filed the same with, or furnished to, the SEC.

For purposes of this covenant, the Issuer will be deemed to have filed such information, documents and reports with the Trustee and the holders of the Notes when such information, documents and reports are filed with, or furnished to, the SEC via the EDGAR filing system (or any successor system), it being understood that the Trustee shall have no responsibility to determine if such filings have been made.

Reports by the Issuer delivered to the Trustee should be considered for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein.

Merger and Sale of Assets

The Indenture provides that the Issuer may not consolidate, amalgamate or merge with or into or wind up into (whether or not the Issuer is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)

the Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of the Issuer or under the laws of a Permitted Jurisdiction (the Issuer or such Person, as the case may be, being herein called “Successor Issuer”);

(2)	Successor Issuer, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Notes and the Indenture pursuant to a supplemental indenture;

(3)

if the Successor Issuer is other than the Issuer, each Guarantor, unless it is the other party to the transactions, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Successor Issuer’s obligations under the Indenture and the Notes; and

(4)

Successor Issuer shall have delivered, or cause to be delivered, to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture, if any, comply with the Indenture;

provided, however, that (A) any Subsidiary may consolidate or amalgamate with or merge with or into the Issuer; (B) the Issuer may consolidate or amalgamate with or merge with or into or wind up into an Affiliate of the Issuer solely for the purpose of reincorporating the Issuer in a Permitted Jurisdiction; and (C) the Issuer may be converted, reorganized or reconstituted in a Permitted Jurisdiction.

Successor Issuer (if other than the Issuer) will succeed to, and be substituted for, the Issuer under the Indenture and in such event the Issuer will automatically be released and discharged from its obligations under the Indenture.

The Indenture provides that each Guarantor may not consolidate, amalgamate or merge with or into or wind up into (whether or not the applicable Guarantor is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Subsidiary unless:

(1)

the applicable Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of such Guarantor or under the laws of a Permitted Jurisdiction (such Guarantor or such Person, as the case may be, being herein called “Successor Guarantor”);

(2)	the Successor Guarantor, if other than the applicable Guarantor, expressly assumes all the obligations of such Guarantor under the Notes and the Indenture pursuant to a supplemental indenture;

(3)

the Successor Guarantor, if other than the applicable Guarantor, shall have delivered, or cause to be delivered, to the Trustee an opinion of counsel (which may contain customary exceptions) stating that the Guarantee to be provided by such Successor Guarantor has been duly authorized, executed and delivered by such Successor Guarantor and constitutes the legal, valid and enforceable obligation of such Successor Guarantor; and

(4)

the Successor Guarantor shall have delivered, or cause to be delivered, to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture, if any, comply with the Indenture;

provided, however, that (A) any Subsidiary of the Issuer may consolidate or amalgamate with or merge with or into a Guarantor; (B) any Guarantor may consolidate or amalgamate with or merge with or into or wind up into an Affiliate of such Guarantor solely for the purpose of reincorporating such Guarantor in a Permitted Jurisdiction; and (C) any Guarantor may be converted, reorganized or reconstituted in a Permitted Jurisdiction.

Successor Guarantor (if other than the applicable Guarantor) will succeed to, and be substituted for the applicable Guarantor under the Indenture and such Guarantor’s Guarantee and in such event the applicable Guarantor will automatically be released and discharged from its obligation under the Indenture and such Guarantor’s Guarantee.

Future Subsidiary Guarantors

The Indenture provides that each Subsidiary that becomes a Guarantor pursuant to the terms of the Indenture shall promptly execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary shall become a Guarantor for all purposes of the Indenture until such Guarantee is released in accordance with the provisions of the Indenture.

Limitation of Remedies

No events of default or rights to accelerate will apply to the Notes. The only remedies available to the holders of the Notes will be as provided below.

If a Payment Default (as defined below) occurs and is continuing with respect to the Notes, the Trustee may pursue all legal remedies available to it, including the commencement of a judicial proceeding for the collection of the sums due and unpaid or the Issuer’s winding up, subject to the limitations that may exist under applicable law in bankruptcy or insolvency proceedings, but the Trustee may not, in the case of a Payment Default in respect of an interest payment, declare the principal amount of any outstanding Notes to be due and payable.

A “Payment Default” will occur when the payment of interest (subject to the Issuer’s right to elect to forgo payment thereof as described under “—Principal Amount; Maturity and Interest—Optional Interest”), principal or the redemption price (when the Issuer has exercised its right to redeem the Notes) has become due and has not been paid and such failure continues for 14 days. Holders of the Notes will have the right to institute suit for the enforcement of any such payment of interest or principal and such right may not be impaired without the consent of the holders of the Notes.

Subject to the provisions of this section, the Trustee may at its discretion and without further notice institute such proceedings against the Issuer as it may think fit in order to enforce any term or condition binding on the Issuer under the Indenture or the Notes (other than for the payment of any principal or satisfaction of any interest payments in respect of the Notes); provided, the Issuer will not by virtue of the institution of any such proceedings be obligated to pay any sum or sums, in cash or otherwise, sooner than the Issuer would otherwise have been obligated to pay such sum or sums.

The Trustee will not be bound to take any of the foregoing actions against the Issuer to enforce the terms of the Indenture or the Notes unless (i) it will have been so requested in writing by the holders of at least 25% in principal amount of the Notes then Outstanding and (ii) it will have been offered security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request.

Amendment, Supplement and Waiver of the Indenture

The Indenture contains provisions permitting the Issuer and the Trustee to amend or supplement the Indenture with the consent of the holders of a majority in principal amount of the Notes and all other series of notes Outstanding under the Indenture voting as a single group; provided that any amendment or supplement that affects the terms of any series of Notes as distinct from any other series of Notes shall require the consent of the holders of a majority in principal amount of the Outstanding Notes of such series. The Issuer will not be permitted, however, to enter into any amendment, supplement or waiver without the consent of the holders of all affected Notes if the amendment, supplement or waiver would:

(1)	change the stated maturity of the principal of or any installment of principal or interest on any Note;

(2)	reduce the principal amount payable of, or the rate of interest on, any Note;

(3)	change the date on which any Notes may be subject to redemption, or reduce the redemption price therefor;

(4)	reduce any premium payable;

(5)	make any Note payable in a currency other than U.S. dollars;

(6)	impair the right of the holders of the Notes to institute suit for the enforcement of any payment on or after the stated maturity thereof;

(7)	release the Guarantee of any Guarantor that is a Significant Subsidiary;

(8)	amend, change or modify any provision of the Indenture affecting the ranking of the Notes in a manner adverse to the holders of the Notes; or

(9)	make any change in the preceding amendment, supplement or waiver provisions.

The Indenture also contains provisions permitting the Issuer and the Trustee to amend or supplement the terms of the Indenture with respect to the Notes, without the consent of any holder of such Notes, for certain purposes including:

(1)	to evidence either Issuer’s succession by another Person;

(2)	to comply with the covenant described under the caption “—Certain Covenants—Merger and Sale of Assets”;

(3)	to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(4)	to add covenants for the benefit of the holders of the Notes;

(5)	to add Guarantees under the Indenture in accordance with the terms of the Indenture;

(6)	to secure the Notes;

(7)	to evidence the appointment of a successor trustee;

(8)

to conform the text of the Indenture or the Notes to any provision of this “Description of Notes” to the extent that such provision was intended by the Issuer to be a verbatim recitation of a provision of the Indenture, which intent shall be evidenced by an Officers’ Certificate delivered to the Trustee; or

(9)

to cure any ambiguity, to correct or supplement any provision of the Indenture inconsistent with other provisions or make any other provision that does not adversely affect the interests of the holders the Notes in any material respect, as determined by the Issuer.

Legal Defeasance and Covenant Defeasance

The Issuer may, at their option, and at any time, elect to have all of its and the Guarantors’ obligations discharged under the Indenture with respect to the Notes (“legal defeasance”), other than:

(1)

the rights of holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, subject to the Issuer’s right to elect to forgo payment of such interest;

(2)	the Issuer’s obligations with respect to the register, transfer and exchange of such Notes and with respect to mutilated, destroyed, lost or stolen Notes;

(3)	the Issuer’s obligations to maintain an office or agency in the place designated for payment of such Notes and with respect to the treatment of funds held by paying agents;

(4)

the Issuer’s obligations to hold, or cause the paying agent to hold, in trust money for the payment of principal and interest, if applicable, due on the Notes at the time Outstanding for the benefit of the holders;

(5)	certain obligations to the Trustee; and

(6)	certain obligations arising in connection with such discharge of obligations.

The Issuer may also, at its option, and at any time, elect to be released from the restriction described under the caption “—Certain Covenants—Reports by the Issuer” above with respect to the Notes (“covenant defeasance”).

The conditions the Issuer must satisfy for legal defeasance or covenant defeasance include the following:

(1)

the Issuer must have irrevocably deposited with the Trustee trust funds for the payment of the Notes. The trust funds must consist of U.S. dollars or U.S. Government Obligations, or a combination thereof, that will be in an amount sufficient without reinvestment to pay at maturity or redemption the entire amount of principal and interest on the Notes;

(2)

in the case of legal defeasance, the Issuer shall have delivered, or cause to be delivered, to the Trustee an opinion of outside counsel confirming that (i) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service (the “IRS”) a ruling or (ii) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case stating that, and based thereon such opinion of counsel shall confirm that, the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner at the same times as would have been the case if such defeasance had not occurred;

(3)

in the case of covenant defeasance, the Issuer shall have delivered, or cause to be delivered, to the Trustee an opinion of outside counsel confirming that the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner at the same times as would have been the case if such defeasance had not occurred;

(4)

the Issuer shall have delivered, or cause to be delivered, to the Trustee an opinion of outside counsel confirming that the beneficial owners of the Notes will not recognize income, gain or loss in the jurisdiction of tax residence of the Issuer for income tax purposes as a result of such defeasance and will be subject to income tax in such jurisdiction on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred;

(5)

the Issuer shall have delivered, or cause to be delivered, to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer; and

(6)

the Issuer shall have delivered, or cause to be delivered, to the Trustee an Officers’ Certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to such defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to the Notes when:

(1)	either:

(a)

all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(b)

all Notes not theretofore delivered to such Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year, and the Issuer has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest, if any, to the date of maturity or redemption;

(2)	the Issuer has paid or caused to be paid all sums payable under the Indenture; and

(3)

the Issuer has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of such Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver, or cause to be delivered, an Officers’ Certificate and an opinion of counsel to the Trustee, each stating that all conditions precedent to satisfaction and discharge have been satisfied.

Governing Law; Jury Trial Waiver

The Notes and the Indenture will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to any rule or principle that would result in the application of the law of any other jurisdiction.

The Indenture provides that the Issuer, the Guarantors, the Trustee, and each holder of a Note by its acceptance thereof irrevocably waives, to the fullest extent permitted by applicable law, any and all right to a trial by jury in any legal proceeding arising out of or relating to the Indenture, the Notes or any transaction contemplated thereby.

Certain Definitions

The following definitions apply to the terms of the Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Board of Directors” means, with respect to the Issuer, either the board of directors of the Issuer or any committee of that board duly authorized to act under the terms of the Indenture and with respect to any other Person, the board of directors or committee of such Person serving a similar function.

“Business Day” means any day other than Saturday, Sunday or any other day on which banking or trust institutions in New York or London are authorized generally or obligated by law, regulation or executive order to remain closed.

“Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership, unlimited liability company or limited liability company, partnership interests, membership interests (whether general or limited) or shares in the capital of the company and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Fitch” means Fitch Ratings, Ltd., a division of Fitch, Inc. or any successor ratings agency.

“Guarantee” means the guarantee by any Guarantor of the Issuers’ obligations under the Indenture and the Notes.

“Guarantor” means each of the Subsidiaries of the Issuer party to the Indenture as of the Issue Date, together with any other Subsidiary of the Issuer that becomes a Guarantor under the Indenture in the future.

“Issue Date” means October 10, 2019.

“Junior Claims” means (i) the ordinary shares of the Issuer and the common stock (or the equivalent thereof) of the relevant Guarantor, (ii) unless the Issuer’s or the relevant Guarantor’s articles of association (or the equivalent thereof) expressly provide differently, any future shares in the Issuer’s or the relevant Guarantor’s capital, respectively, (iii) in the case of ILFC, the Series A MAPS and the Series B MAPS and (iv) any future obligation of the Issuer or the relevant Guarantor, as the case may be, that is expressly subordinated to the Notes or the Guarantees, as the case may be.

“Moody’s” means Moody’s Investor Service, Inc. or any successor ratings agency.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Managing Director, Executive Vice President, Senior Vice President or Vice President, any Treasurer or any Secretary or other executive officer or any duly authorized attorney in fact of the Issuer.

“Officers’ Certificate” means, with respect to any Person, a certificate signed on behalf of such Person by two Officers of such Person that meets the requirements set forth in the Indenture.

“Outstanding” means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture, except:

(1)	Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2)

Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any paying agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own paying agent);

(3)	Notes that have been defeased pursuant to the procedures specified under the caption “—Legal Defeasance and Covenant Defeasance” above; and

(4)

Notes that have been paid in lieu of reissuance relating to lost, stolen, destroyed or mutilated certificates, or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Issuer and the Guarantors; provided, however, that in determining whether the holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture, Notes owned by the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or of such other obligor.

“Parity Claims” means all existing and future securities or obligations of the Issuer or the relevant Guarantor, as the case may be, that rank or are expressed to rank equally with the Notes or the Guarantees, as the case may be, in distribution or payment of any amounts thereunder by the Issuer or the relevant Guarantor and in the distribution of assets pursuant to any liquidation, insolvency, dissolution, reorganization or similar proceeding of the Issuer or the relevant Guarantor.

“Permitted Jurisdiction” means any of the United States, any state or territory thereof, the District of Columbia, any member state of the Pre-Expansion European Union, Switzerland, Bermuda, the Cayman Islands and Singapore.

“Person” means any individual, corporation, unlimited liability company, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Pre-Expansion European Union” means the European Union as of January 1, 2004, including the countries of Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain, Sweden and the United Kingdom, but not including any country which became or becomes a member of the European Union after January 1, 2004; provided that Pre-Expansion European Union shall not include any country whose long-term debt does not have a long-term rating of at least “Aa2” by Moody’s, “AA” by S&P, “AA” by Fitch or the equivalent rating category of another Rating Organization.

“Rating Organizations” means the following nationally recognized rating organizations: Moody’s, S&P and Fitch or, if any of Moody’s, S&P or Fitch or all three shall not make a rating on the Notes publicly available, a nationally recognized rating organization, or organizations, as the case may be, selected by the Issuer that shall be substituted for any of Moody’s, S&P or Fitch or all three, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor rating agency.

“Series A MAPS” means the Market Auction Preferred Stock, Series A, of International Lease Finance Corporation.

“Series B MAPS” means the Market Auction Preferred Stock, Series B, of International Lease Finance Corporation.

“SEC” means the U.S. Securities and Exchange Commission.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended.

“Subsidiary” means, with respect to any specified Person, a corporation, limited liability company, partnership or trust more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof).

“U.S. Government Obligations” means securities that are:

(1)	direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or

(2)

obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.

In either case, the U.S. Government Obligations may not be callable or redeemable at the option of the issuer, and shall also include a depository receipt issued by a bank, as defined in Section 3(a)(2) of the Securities Act of 1933, as amended, as custodian with respect to such U.S. Government Obligation or a specific payment of principal of or interest on such U.S. Government Obligation held by the custodian for the account of the holder of such depository receipt. The custodian is not authorized, however, to make any deduction from the amount payable to the holder of the depository receipt except as required by law.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

BOOK-ENTRY, DELIVERY AND FORM OF SECURITIES

We will issue the Notes in the form of one or more global securities. We will deposit these global securities with, or on behalf of, DTC and register these securities in the name of DTC’s nominee. Direct and indirect participants in DTC will record beneficial ownership of the Notes by individual investors. The transfer of ownership of beneficial interests in a global security will be effected only through records maintained by DTC or its nominee, or by participants or persons that hold through participants.

Investors may elect to hold beneficial interests in the global securities through either DTC or Euroclear if they are participants in these systems, or indirectly through organizations that are participants in these systems. Upon receipt of any payment in respect of a global security, DTC or its nominee will immediately credit participants’ accounts with amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown in the records of DTC or its nominee. Payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing instructions and customary practices and will be the responsibility of those participants.

DTC holds securities of institutions that have accounts with it or its participants. Through its maintenance of an electronic book-entry system, DTC facilitates the clearance and settlement of securities transactions among its participants and eliminates the need to deliver securities certificates physically. DTC’s participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its participants and by The New York Stock Exchange and the Financial Industry Regulatory Authority, Inc. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

DTC agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and bylaws and requirements of law. The rules applicable to DTC and its participants are on file with the SEC.

Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Clearstream holds securities for its participating organizations, or “Clearstream Participants,” and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries.

Clearstream is registered as a bank in Luxembourg and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include the underwriters or their affiliates. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream has established an electronic bridge with Euroclear as the operator of the Euroclear System, or the “Euroclear Operator,” in Brussels to facilitate settlement of trades between Clearstream and the Euroclear Operator.

Distributions with respect to the Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear holds securities and book-entry interests in securities for participating organizations, or “Euroclear Participants” and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services.

Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations and may include the underwriters or their affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global security through accounts with a Euroclear Participant or any other securities intermediary that holds a book-entry interest in a global security through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Distributions with respect to the Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the terms and conditions of Euroclear, to the extent received by the U.S. depositary for Euroclear.

Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between DTC’s participating organizations, or the “DTC Participants,” on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global security in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.

Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global security from a DTC Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a Euroclear Participant or Clearstream Participant to a DTC Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.

Neither we nor the Trustee will have any responsibility for the performance by Euroclear or Clearstream or their respective participants of their respective obligations under the rules and procedures governing their operations.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

Global Clearance and Settlement Procedures

Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

CERTAIN IRISH, DUTCH AND U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion, subject to the limitations set forth below, describes material tax consequences of Ireland, the Netherlands and the United States relating to your ownership and disposition of the Notes. This discussion is based on laws, regulations, rulings and decisions now in effect in Ireland, the Netherlands and the United States, which, in each case, may change. Any change could apply retroactively and could affect the continued validity of this discussion. This discussion does not purport to be a complete analysis of all tax consequences in Ireland, the Netherlands or the United States, and this discussion does not describe all of the tax consequences that may be relevant to you or your situation, particularly if you are subject to special tax rules. You should consult your own tax advisor about the tax consequences of holding the Notes, including the relevance to your particular situation of the considerations discussed below, as well as of state, local and other tax laws.

Certain Irish Tax Consequences

The following is a general summary of certain Irish tax consequences applicable to both Irish tax resident and non-Irish residents as a result of the holding and disposal of the Notes where and while we are considered a resident of Ireland for the purposes of Irish tax. This summary is based on existing Irish law and our understanding of the practices of the Irish Revenue Commissioners as of the date of this prospectus supplement. Legislative, administrative or judicial changes may modify the tax consequences described below. The discussion below is included for general information purposes only.

Please note that this summary does not constitute tax advice and is intended only as a general guide. Furthermore, this information applies only to the Notes that are held as capital assets and does not apply to all categories of holders, such as dealers in securities, trustees, insurance companies, collective investment schemes or holders who have, or who are deemed to have, acquired their Notes by virtue of an office or employment.

This summary is not exhaustive and holders should consult their own tax advisors as to the tax consequences of acquiring, holding and disposing of the Notes in their particular circumstances.

Treatment of the Notes

The Notes are legally in the form of indebtedness and provide for repayment of their principal amount at maturity; however, under current Irish tax law the Notes may be characterized as equity of the Issuer for Irish tax purposes such that the interest payments on the Notes would be treated as distributions for Irish tax purposes. We believe that the Notes will be characterized as equity of the Issuer for Irish tax purposes. We intend to treat the Notes as equity of the Issuer for Irish tax purposes, and the discussion below assumes that the interest payments on the Notes are treated as distributions for Irish tax purposes. Holders should consult their own tax advisors about the characterization of the Notes for Irish tax purposes.

Dividend withholding tax

On the basis that the interest payments on the Notes should be treated as distributions, Irish dividend withholding tax (“DWT”) (currently at a rate of 20%) will arise in respect of interest or other distributions (including deemed distributions) we pay unless an exemption applies. Where DWT does arise in respect of interest, the Issuer is responsible for deducting DWT at source and forwarding the relevant payment to the Irish Revenue Commissioners.

A number of exemptions are available from DWT including an exemption for interest payments made to certain non-Irish tax resident holders (“Exempt Non-Resident Holders”). Exempt Non-Resident Holders must be resident for the purposes of tax in a Relevant Territory, i.e. a country (other than Ireland) which is a member of the European Union or a country with which Ireland has a double tax treaty in effect (which includes the United States). Exempt Non-Resident Holders include:

•	individual holders (not being a company) who are not tax resident in Ireland and who are resident for the purposes of tax in a Relevant Territory;

•	a body corporate resident for the purposes of tax in a Relevant Territory and which is not controlled (directly or indirectly) by Irish tax residents;

•

a body corporate that is not resident in Ireland for the purposes of tax, which is under the direct or indirect control of persons who are resident for the purposes of tax in a Relevant Territory and is not under the ultimate control of persons not resident in a Relevant Territory; or

•

a body corporate that is not resident for tax purposes in Ireland, the principal class of shares of which (or of its 75% parent or where wholly owned by two or more companies, each such company) is substantially and regularly traded on a stock exchange in Ireland, a recognized stock exchange in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance (which includes The New York Stock Exchange).

Generally, in all cases noted above (but subject to the possible exception in the paragraph below regarding “U.S. resident holders”), the Exempt Non-Resident Holder must have provided the DWT declaration relevant to such Exempt Non-Resident Holder, as prescribed by the Irish Revenue Commissioners, to a “qualifying intermediary” (as described below) or to its broker (in which case the broker must provide the relevant information to a qualifying intermediary), in each case before the date of the interest payment. Forms of DWT declarations may be found at: https://revenue.ie/en/companies-and-charities/dividend-withholding-tax/exemptions-for-non-residents.aspx.

We intend to seek a confirmation from the Irish Revenue Commissioners providing for a simplified DWT exemption procedure for U.S. resident holders who hold the Notes through DTC on the same terms as those provided by an existing confirmation we have received with respect to U.S. resident holders who hold ordinary shares in the Issuer through DTC. Under this simplified DWT exemption procedure, U.S. resident holders of our Notes who hold their Notes through DTC would not be required to complete the Irish Revenue Commissioners’ DWT declaration form but would still be able to avail themselves of the exemption from DWT, provided the address of the beneficial owner of the Notes in the records of their broker, or that has otherwise been provided to AerCap’s qualifying intermediary, is in the United States. We strongly recommend that such beneficial owners of the Notes ensure that their information has been properly recorded by their brokers. There can be no guarantee, however, that the Irish Revenue Commissioners will grant our request for this confirmation, or that the confirmation will be granted on the same or substantially similar terms as the existing confirmation. Furthermore, such a confirmation, if granted, is operative for a term of five years, and a request for renewal of the term must be made in order for the confirmation to remain in effect, and there can be no guarantee that such a request will be granted.

Distributions to a qualifying intermediary

A distribution made by the Issuer to a “qualifying intermediary” (for example a bank or stockbroking firm) approved by the Irish Revenue Commissioners is exempt from DWT if the ultimate beneficial owner is an Exempt Non-Resident Holder. In such instances, the qualifying intermediary is required to identify the person who is beneficially entitled to the distribution and to ensure that the prescribed declarations are in place (or, in the case of the simplified DWT exemption procedure for U.S. resident holders, the prescribed information has been obtained from the relevant brokers) in advance of the interest payment. The Issuer must apply DWT to a distribution unless it has been notified by the qualifying intermediary that the distribution to be received by the qualifying intermediary is for the benefit of an Exempt Non-Resident Holder.

Prior to paying any interest, the Issuer intends to put in place an agreement with an entity which is recognized by the Irish Revenue Commissioners as a “qualifying intermediary,” such that any interest paid by the Issuer will be paid via a qualifying intermediary.

Other non-resident persons

Holders that do not fall within one of the categories mentioned above may fall within other exemptions from DWT. If a holder is exempt from DWT but receives interest subject to DWT, that holder may be able to claim a refund of DWT from the Irish Revenue Commissioners subject to certain time limits.

Irish resident holders

Irish tax resident or ordinarily resident individual holders will generally be subject to DWT in respect of interest or distributions received from an Irish resident company (with some limited exemptions). Irish tax resident individual holders will be allowed a tax credit for the amount of DWT suffered on the interest against their Irish income tax charge on the interest income. Irish tax resident corporate holders will generally be entitled to claim an exemption from DWT.

Irish tax resident or ordinarily resident holders (including corporate holders) that are entitled to receive interest without DWT must complete the relevant DWT declaration form, as prescribed by the Irish Revenue Commissioners, and provide such form as prescribed by the Irish Revenue Commissioners to a “qualifying intermediary” or to their broker (in which case the broker must provide the relevant information to a “qualifying intermediary”), in each case before the date of the interest payment. If the completed DWT declaration form is not provided, the relevant DWT exemption may not apply.

Irish tax resident or ordinarily resident individual holders who are not entitled to an exemption from DWT and who are subject to Irish tax should consult their own tax adviser.

Irish income tax on interest

Non-Irish resident holders

A holder who is not resident or ordinarily resident for tax purposes in Ireland and who is entitled to an exemption from DWT, generally has no liability for Irish income tax on interest from an Irish resident company unless that holder holds the Notes through a branch or agency which carries on a trade in Ireland.

A holder who is not resident or ordinarily resident for tax purposes in Ireland and who is not entitled to an exemption from DWT, generally has no additional liability for Irish income tax unless that holder holds the Notes through a branch or agency which carries on a trade in Ireland. The holder’s liability for Irish tax on the interest is effectively limited to the amount of DWT already deducted by the Issuer.

Irish resident holders

Irish tax resident or ordinarily resident individual holders may be subject to Irish income tax and income charges such as pay related social insurance (“PRSI”) and the Universal Social Charge (“USC”) on the gross amount of any interest received from the Issuer, with a credit allowed for any DWT suffered on the interest. Such holders should consult their own tax adviser. Irish tax resident corporate holders should generally not be subject to Irish corporation tax on interest from the Issuer for so long as the interest is classified as a distribution for Irish tax purposes. The taxation of Irish corporate holders is complex and it is recommended that any such holder consult their own tax advisor.

Irish stamp duty

Irish stamp duty will generally not be payable on transactions in the Notes (including any transfers). However, a 1% Irish stamp duty charge will arise for the acquirer if Notes are used to purchase either immoveable property situated in Ireland or any interest in such property or shares or marketable securities of an Irish incorporated company.

Irish tax on chargeable gains

Non-residents of Ireland

A disposal of the Notes by a holder who is not resident or ordinarily resident for tax purposes in Ireland should not give rise to Irish tax on any chargeable gain realized on such disposal unless such Notes are used, held or acquired for the purposes of a trade carried on by such holder through a branch or agency in Ireland.

Irish resident individuals/companies

A disposal of the Notes by an Irish tax resident or ordinarily resident holder may, depending on the circumstances (including the availability of exemptions and reliefs), give rise to a chargeable gain or allowable loss for that holder. Any such gain or loss must be calculated in euro. The rate of capital gains tax in Ireland is currently 33%. Depending on the individual circumstances, unutilized capital losses from other sources may be available to reduce gains realized on the disposal of the Notes.

A holder who is an Irish tax resident individual and becomes temporarily non-resident in Ireland may, under Irish anti-avoidance legislation, be liable for Irish tax on any chargeable gain realized on a disposal during the period in which such individual is nonresident.

Irish capital acquisitions tax

On a gift or inheritance of the Notes, Irish capital acquisitions tax (“CAT”) will arise where either the disponer and/or the recipient is tax resident or ordinarily resident in Ireland. Special rules with regard to residence apply where an individual is not domiciled in Ireland. Where both the disponer and the recipient are not Irish tax resident or ordinarily resident, Irish CAT may still arise on a gift or inheritance of the Notes, if they are deemed to be situated in Ireland at the time. There are arguments that the Notes should not be considered situated in Ireland given that the Issuer is a Dutch incorporated company. However, this is a multi-factor analysis and we cannot exclude the possibility of the Irish Revenue Commissioners taking a different view, particularly given that the Issuer is Irish tax resident. The current rate of Irish CAT for gifts and inheritances is 33% and there are various thresholds which apply before CAT becomes applicable.

The estate tax convention between Ireland and the United States generally provides for Irish CAT paid on inheritances in Ireland to be credited, in whole or in part, against tax payable in the United States, in the case where an inheritance of the Notes is subject to both Irish CAT and U.S. federal estate tax. The estate tax convention does not apply to Irish CAT paid on gifts.

Certain Dutch Tax Consequences

The following is a general summary of certain material Dutch tax consequences of the acquisition, holding and disposal of the Notes to persons who are not Dutch Tax Residents. This summary does not purport to describe all possible tax considerations or consequences that may be relevant to a holder or prospective holder of Notes and does not purport to deal with the tax consequences applicable to all categories of holders, some of which (such as trusts or similar arrangements) may be subject to special rules. In view of its general nature, this general summary should be treated with corresponding caution.

This summary is based on the tax laws of the Netherlands, published regulations thereunder and published authoritative case law, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. Where the summary refers to “the Netherlands” it refers only to the part of the Kingdom of the Netherlands located in Europe.

This discussion is for general information purposes only and is not tax advice or a complete description of all tax consequences relating to the acquisition, holding and disposal of the Notes. Holders or prospective holders of the Notes should consult their own tax advisors regarding the tax consequences relating to the acquisition, holding and disposal of the Notes in light of their particular circumstances.

Treatment of the Notes

The Notes are in form indebtedness and provide for a repayment of their principal amount at maturity. We believe, however, that the Notes will be characterized as equity of the Issuer for Dutch tax purposes. We intend to treat the Notes as equity of the Issuer for Dutch tax purposes and the discussion below assumes that the interest payments on the Notes are treated as dividend distributions for Dutch tax purposes. Holders should consult their own tax advisors about the characterization of the Notes for Dutch tax purposes.

Payments of Interest

A holder of the Notes is deemed, by virtue of its purchase and ownership, to have represented to the Issuer and any qualifying intermediary responsible for the payment of interest on the Notes, that the holder is not a Dutch Tax Resident, and is deemed to have covenanted and agreed that it will promptly divest any ownership of the Notes before becoming a Dutch Tax Resident. See “About This Prospectus Supplement” and “Underwriting—Selling Restrictions—Notice to Prospective Investors in the Netherlands.”

To confirm that a holder is not a Dutch Tax Resident, such holder must provide a relevant Irish DWT declaration (as described above under “Certain Irish, Dutch and U.S. Federal Income Tax Consequences—Certain Irish Tax Consequences—Dividend withholding tax”) representing that the holder of the Notes is tax resident in a jurisdiction other than the Netherlands, which declaration will be re-filed if and when the country of residence changes, except that, if the Issuer is granted the confirmation from the Irish Revenue Commissioners providing for a simplified DWT exemption procedure, a U.S. resident holder who holds its Notes through DTC and has a U.S. address of the beneficial owner of the Notes on file with its broker, or who has otherwise provided its U.S. address to AerCap’s qualifying intermediary, need not provide this declaration form; provided, in each case, that such declaration or information has been provided to the qualifying intermediary before the date of the interest payment. We intend to treat holders of the Notes who comply with the above confirmation as being outside the scope of Dutch withholding tax on payments of interest on the Notes. We intend to presume holders who do not comply with the above requirements are Dutch Tax Residents and will withhold at the applicable statutory rate for dividend withholding tax (currently 15%).

Disposal of the Notes

A holder of the Notes that is neither resident nor deemed to be resident of the Netherlands for Dutch tax purposes will not be subject to Dutch taxes in respect of any gain or loss realized on the disposal or deemed disposal of the Notes, provided that:

(i)

such holder does not have an interest in an enterprise or deemed enterprise (as defined in the Dutch Income Tax Act 2001 and the Dutch Corporate Income Tax Act 1969), which, in whole or in part, is either effectively managed in the Netherlands or carried on through a permanent establishment, a deemed permanent establishment or a permanent representative in the Netherlands and to which enterprise or part of an enterprise the Notes are attributable; and

(ii)

in the event the holder is an individual, such holder does not carry out any activities in the Netherlands with respect to the Notes that go beyond ordinary asset management and does not derive benefits from the Notes that are taxable as benefits from other activities in the Netherlands.

Certain U.S. Federal Income Tax Consequences

Subject to the limitations and qualifications stated herein, this discussion sets forth the material U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes. The discussion of the holders’ tax consequences addresses only those persons that hold those Notes as capital assets for U.S. federal income tax purposes and does not address all of the tax consequences that may be applicable to any special class of holder, including, without limitation, holders of (directly, indirectly or constructively) 10% or more of our equity (as measured by vote or value) treating the Notes for these purposes as equity, dealers in securities or currencies, tax-exempt organizations, insurance companies, banks or other financial institutions, broker dealers, regulated investment companies, real estate investment trusts, traders in securities that elect the mark-to-market method of accounting for their securities holdings, persons that hold securities that are a hedge or that are hedged against currency or interest rate risks or that are part of a straddle, conversion or “integrated” transaction, certain U.S. expatriates, partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes and U.S. Holders whose functional currency for U.S. federal income tax purposes is not the U.S. dollar. This discussion does not address the effect of the U.S. federal alternative minimum tax or any state, local or foreign tax laws on a holder of the Notes. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, possibly with retroactive effect.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of the Notes that is for U.S. federal income tax purposes: (i) an individual citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof; (iii) a trust if the trust (x) is subject to the primary supervision of a U.S. court and one or more U.S. persons are able to control all substantial decisions of the trust or (y) has elected to be treated as a U.S. person; or (iv) an estate the income of which is subject to U.S. federal income tax regardless of its source. A “non-U.S. Holder” is a beneficial owner of the Notes that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

If an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds the Notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and activities of the partnership. Partnerships holding Notes and partners therein should consult their own tax advisors as to the particular U.S. federal income tax consequences of acquiring, owning and disposing of the Notes.

Treatment of the Notes

The Notes are in form indebtedness and provide for a repayment of their principal amount at maturity. We believe, however, that the Notes will be characterized as equity of the Issuer for U.S. federal income tax purposes and intend to treat them as such. We are not seeking a ruling regarding the proper characterization of the Notes and it is possible that the IRS may disagree with our characterization of the Notes as equity. If the Notes were characterized as debt, interest paid on a Note would be included in the gross income of a U.S. Holder as ordinary interest income at the time it is paid or accrued, in accordance with the U.S. Holder’s regular method of tax accounting. The discussion below assumes that the Notes will be treated as equity of the Issuer for U.S. federal income tax purposes. Holders should consult with their own tax advisors about the characterization of the Notes for U.S. federal income tax purposes.

Interest payments on the Notes

A U.S. Holder of the Notes generally will be required to treat interest received with respect to such Notes (including any amounts withheld and any Additional Amounts paid in respect of any withholding) as dividend income to the extent of the Issuer’s current or accumulated earnings and profits (computed using U.S. federal income tax principles), with the excess treated as a non-taxable return of capital to the extent of the U.S. Holder’s adjusted tax basis in the Notes and, thereafter, as capital gain, subject to the passive foreign investment company (“PFIC”) rules discussed below. The Issuer does not, however, expect to determine earnings and profits using U.S. federal income tax principles, and, therefore, interest payments generally will be reported as dividends. Dividends paid to a U.S. Holder that is a corporation are not eligible for the dividends received deduction generally available to corporations. Current tax law provides for a maximum 20% U.S. tax rate on the dividend income of a non-corporate U.S. Holder with respect to dividends paid by a domestic corporation or “qualified foreign corporation” if certain holding period requirements are met. A qualified foreign corporation generally includes a foreign corporation (other than a PFIC) if (i) the shares with respect to which such dividend is paid are readily tradable on an established securities market in the United States; or (ii) it is eligible for benefits under a comprehensive U.S. income tax treaty that has been approved for this purpose. The Notes are expected to be readily tradable on The New York Stock Exchange. As a result, assuming we are not treated as a PFIC, we should be treated as a qualified foreign corporation with respect to interest paid on the Notes and, therefore, interest paid to a non-corporate U.S. Holder with respect to the Notes for which the requisite holding period is satisfied should be treated as “qualified dividend income” and taxed at a maximum federal tax rate of 20%. The minimum holding period requirement may not be met, however, because the IRS has ruled that where a security treated as equity for U.S. federal income tax purposes provides for repayment of the principal amount at maturity, a holder’s creditor rights with respect to the principal repayment may constitute protection from the risk of loss. If you are a non-corporate U.S. Holder, you should consult your tax advisor with respect to the “qualified dividend income” rules.

Interest on the Notes will be treated as foreign source income for U.S. foreign tax credit purposes. Subject to applicable limitations that may vary depending upon the circumstances, any foreign taxes withheld from interest on the Notes, to the extent the taxes do not exceed those taxes that would have been withheld had the holder actually claimed the benefits of any reduction in such taxes under applicable law or tax treaty, will be creditable against a U.S. Holder’s federal income tax liability. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. The rules governing foreign tax credits are complex and, therefore, prospective purchasers of the Notes should consult their own tax advisors regarding the availability of foreign tax credits in their particular circumstances. Instead of claiming a credit, a U.S. Holder may, at his election, deduct such otherwise creditable foreign taxes in computing his taxable income, subject to generally applicable limitations under U.S. law (including that the election to deduct, rather than credit, any foreign taxes must apply to all foreign taxes paid or accrued during the taxable year).

A non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on interest paid with respect to the Notes unless such income is effectively connected with the conduct by the non-U.S. Holder of a trade or business within the United States.

Sale or disposition of the Notes

A U.S. Holder generally will recognize gain or loss on the taxable sale or other disposition of the Notes in an amount equal to the difference between the amount realized on such sale or other disposition and the U.S. Holder’s adjusted tax basis in the Notes. The initial tax basis of the Notes to a U.S. Holder will be the U.S. Holder’s purchase price for the Notes. Assuming that we are not a PFIC and have not been treated as a PFIC during a U.S. Holder’s holding period for the Notes, such gain or loss will be capital gain or loss and will be long-term gain or loss if the Notes have been held for more than one year. Under current law, the maximum long-term capital gain rate for a non-corporate U.S. Holder is 20%. The deductibility of capital losses is subject to limitations. Capital gain or loss, if any, recognized by a U.S. Holder generally will be treated as U.S. source income or loss for U.S. foreign tax credit purposes.

A non-U.S. Holder of the Notes will not be subject to U.S. federal income or withholding tax on gain from the sale or other disposition of the Notes unless (i) such gain is effectively connected with the conduct of a trade or business within the United States; or (ii) the non-U.S. Holder is an individual who is present in the United States for at least 183 days during the taxable year of the disposition and certain other conditions are met.

Potential application of PFIC provisions

In general, a non-U.S. corporation will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying certain look-through rules, either (i) at least 75% of its gross income is “passive income;” or (ii) at least 50% of the average value of its gross assets is attributable to assets that produce “passive income” or are held for the production of “passive income.” Passive income for this purpose generally includes dividends, interest, royalties, rents and gains from commodities, foreign currency and securities transactions. Certain exceptions are provided, however, for rental income derived in the active conduct of a business. We do not believe we will be classified as a PFIC for 2019. We cannot yet make a determination as to whether we will be classified as a PFIC for 2020 or subsequent years. The determination as to whether a foreign corporation is a PFIC is a complex determination that is based on all of the relevant facts and circumstances and that depends on the classification of various assets and income under applicable rules. It is unclear how some of these rules apply to us. Further, this determination must be tested annually at the end of the taxable year and, while we intend to conduct our affairs in a manner that will reduce the likelihood of our becoming a PFIC, our circumstances may change or our business plan may result in our engaging in activities that could cause us to become a PFIC. Accordingly, there can be no assurance that we will not be classified as a PFIC for the current taxable year or any future taxable year.

If we are or become a PFIC in a taxable year in which we pay interest or the prior taxable year, the “qualified dividend income” rate discussed above would not apply with respect to interest paid to non-corporate U.S. Holders. If we are a PFIC for a taxable year during which a U.S. Holder holds Notes, subject to the discussion of the mark-to-market election and the qualified electing fund election below, such U.S. Holder will be subject to additional tax and an interest charge on “excess distributions” received with respect to the Notes or gains realized on the disposition of such Notes. Such a U.S. Holder will have an excess distribution if distributions during any tax year exceed 125% of the average amount received during the three preceding tax years (or, if shorter, the U.S. Holder’s holding period). A U.S. Holder may realize gain on a Note not only through a sale or other disposition, but also by pledging the Note as security for a loan or entering into certain constructive disposition transactions. To compute the tax on an excess distribution or any gain, (i) the excess distribution or gain is allocated ratably over the U.S. Holder’s holding period; (ii) the amount allocated to the current tax year and amounts allocated to any year before the first year in which we are a PFIC is taxed as ordinary income in the current tax year; and (iii) the amount allocated to each previous tax year (other than any year before the first year in which we are a PFIC) is taxed at the highest applicable marginal rate in effect for that year and an interest charge is imposed to recover the deemed benefit from the deferred payment of the tax. These rules effectively prevent a U.S. Holder from treating the gain realized on the disposition of a Note as capital gain.

If we are a PFIC and the Notes are “regularly traded” on a “qualified exchange,” a U.S. Holder may make a mark-to-market election, which may mitigate the adverse tax consequences resulting from our PFIC status. The Notes will be treated as “regularly traded” in any calendar year during which more than a de minimis quantity of Notes are traded on a qualified exchange on at least 15 days during each calendar quarter. The New York Stock Exchange, on which the Notes are expected to be regularly tradable, is a qualified exchange for U.S. federal income tax purposes. However, no assurance can be given as to the frequency of trading and the ability of a holder to make a mark-to-market election.

If a U.S. Holder makes the mark-to-market election, for each year in which we are a PFIC the holder generally will include as ordinary income the excess, if any, of the fair market value of the Notes at the end of the taxable year over their adjusted basis, and will be permitted an ordinary loss in respect of the excess, if any, of the adjusted basis of the Notes over their fair market value at the end of the taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). If a U.S. Holder makes the election, his basis in the Notes will be adjusted to reflect any such income or loss amounts. If a mark-to-market election is made, upon the sale or disposition of the Notes in a year that we are a PFIC, any gain will be treated as ordinary income and any loss will be treated as ordinary loss (but only to the extent of the net amount of previously included income as a result of the mark-to-market election).

Alternatively, if we become a PFIC in any year, a U.S. Holder may wish to avoid the adverse tax consequences resulting from our PFIC status by making a qualified electing fund (“QEF”) election with respect to the Notes in such year. If a U.S. Holder makes a QEF election, the holder will be required to include in gross income each year (i) as ordinary income, its pro rata share of our earnings and profits in excess of net capital gains; and (ii) as long-term capital gains, its pro rata share of our net capital gains, in each case, whether or not cash distributions are actually made. The amounts recognized by a U.S. Holder making a QEF election generally are treated as income from sources outside the United States. If, however, U.S. persons directly or indirectly hold at least half of the equity of the Issuer (as measured by vote or value), including the Notes, a percentage of our income equal to the proportion of our income that we receive from U.S. sources will be U.S. source income for the U.S. Holders of the Notes that make a QEF election. Because a U.S. Holder that makes a QEF election is taxed currently on its pro rata share of our income, the amounts recognized will not be subject to tax when they are distributed to the U.S. Holder. An electing U.S. Holder’s basis in the Notes will be increased by any amounts included in income currently as described above and decreased by any amounts not subjected to tax at the time of distribution. If we are or become a PFIC, a U.S. Holder would make a QEF election in respect of the Notes by attaching a properly completed IRS Form 8621 in respect of the Notes to the holder’s timely filed U.S. federal income tax return. For any taxable year that we determine that we are a PFIC, we will (i) provide notice of our status as a PFIC as soon as practicable following such taxable year; and (ii) comply with all reporting requirements necessary for U.S. Holders to make QEF elections, including providing to shareholders upon request the information necessary for such an election.

Although a U.S. Holder normally is not permitted to make a retroactive QEF election, a retroactive election (a “retroactive QEF election”) may be made for a taxable year of the U.S. Holder (the “retroactive election year”) if the U.S. Holder (i) reasonably believed that, as of the date the QEF election was due, the foreign corporation was not a PFIC for its taxable year that ended during the retroactive election year; and (ii) to the extent provided for in applicable Treasury Regulations, filed a protective statement with respect to the foreign corporation, applicable to the retroactive election year, in which the U.S. Holder described the basis for its reasonable belief and extended the period of limitation on the assessment of taxes for all taxable years of the shareholder to which the protective statement applies. If required to be filed to preserve the U.S. Holder’s ability to make a retroactive QEF election, the protective statement must be filed by the due date of the investor’s return (including extensions) for the first taxable year to which the statement is to apply. U.S. Holders should consult their own tax advisors regarding the advisability of filing a protective statement.

As discussed above, if we are a PFIC, a U.S. Holder of the Notes that makes a QEF election (including a proper retroactive QEF election) will be required to include in income currently its pro rata share of our earnings and profits whether or not we actually distribute earnings. The use of earnings to fund reserves or pay down debt or to fund other investments could result in a U.S. Holder of the Notes recognizing income in excess of amounts it actually receives. In addition, our income from an investment for U.S. federal income tax purposes may exceed the amount we actually receive. If we are a PFIC and a U.S. Holder makes a valid QEF election in respect of the Notes, such holder may be able to elect to defer payment, subject to an interest charge for the deferral period, of the tax on income recognized on account of the QEF election. Prospective purchasers of the Notes should consult their own tax advisors about the advisability of making a QEF election, protective QEF election and deferred payment election.

Special rules apply to determine the foreign tax credit with respect to withholding taxes imposed on dividends paid with respect to shares in a PFIC. If a U.S. Holder owns the Notes during any year in which we are a PFIC, such holder generally must file IRS Form 8621.

If we are a PFIC for any taxable year during which a U.S. Holder holds Notes and any of our non-U.S. subsidiaries is also a PFIC, such holder will be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of the PFIC rules. Prospective purchasers of the Notes should consult their own tax advisors about the application of the PFIC rules to any of our subsidiaries.

We urge prospective purchasers of the Notes to consult their own tax advisors concerning the tax considerations relevant to an investment in a PFIC, including the availability and consequences of making the mark-to-market election and QEF election discussed above.

Additional tax on net investment income

Certain U.S. Holders that are individuals, trusts or estates may be subject to a 3.8% tax, in addition to otherwise applicable U.S. federal income tax, on the lesser of (i) the U.S. Holder’s “net investment income” (or undistributed “net investment income,” in the case of a trust or estate) for the relevant taxable year; and (ii) the excess of the U.S. Holder’s modified adjusted gross income (or adjusted gross income, in the case of a trust or estate) for the relevant taxable year above a certain threshold (which in the case of an individual ranges from $125,000 to $250,000, depending on the individual’s circumstances). A U.S. Holder’s “net investment income” generally includes, among other things, dividend income on, and capital gain from the disposition of, the Notes, subject to certain exceptions. If you are a U.S. Holder that is an individual, trust or estate, you should consult your own tax advisors regarding the applicability of this tax to the Notes.

Information reporting and backup withholding

Information reporting to the IRS generally will be required with respect to payments of interest on the Notes and proceeds of the sale or other disposition of the Notes to U.S. Holders, other than certain corporations and other exempt recipients. A 24% “backup” withholding tax may apply to those payments if such a holder fails to provide a correct taxpayer identification number to the applicable withholding agent and to certify that no loss of exemption from backup withholding has occurred. Non-U.S. Holders may be required to comply with applicable certification procedures to establish that they are not U.S. taxpayers in order to avoid the application of such information reporting requirements and backup withholding. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

The above discussion is a general summary. It does not cover all tax matters that may be of importance to particular investors. All prospective investors are strongly urged to consult their own tax advisors about the tax consequences of an investment in the Notes.

IRISH LAW CONSIDERATIONS

Insolvency Under Irish Law

Difference in Insolvency Law

The Issuer, although incorporated under the laws of the Netherlands, conducts the administration of its business in Ireland, and is likely to have its centre of main interests in Ireland (within the meaning of the EU Insolvency Regulation). AerCap Ireland Limited and AICDC (the “Irish Guarantors”) are incorporated under the laws of Ireland. Any insolvency proceedings applicable to any of them will be likely to be governed by Irish insolvency laws. Irish insolvency laws differ from the insolvency laws of the United States and may make it more difficult for holders of the Notes to recover the amount due in respect of the Notes or an Irish guarantor’s guarantee (as applicable) of the Notes than they would have recovered in a liquidation or bankruptcy proceeding in the United States.

Priority of Secured Creditors and General Creditors

Irish insolvency laws generally recognize the priority of secured creditors over subordinated and general (unsecured) creditors, of general (unsecured) creditors over subordinated creditors and of subordinated creditors over shareholders. The Notes and the related guarantees are subordinated.

Unfair Preference

Under Irish insolvency law, if the Issuer or the Irish Guarantors (as companies capable of being wound up under the 2014 Act) goes into liquidation, a liquidator may apply to the court to have certain transactions set aside if they amounted to an unfair preference. Section 604 of the 2014 Act (“Section 604”) provides that any conveyance, mortgage, delivery of goods, payment, execution or other act relating to property made or done by or against a company, which is unable to pay its debts as they become due in favor of any creditor or any person on trust for any creditor, with a view to giving such creditor (or any guarantor for the debt due to such creditor) a preference over the other creditors within six months (or in the case of a connected person, two years) of the commencement of a winding-up of the company is deemed an unfair preference of its creditors and shall be invalid.

Section 604 is only applicable if, at the time of the conveyance, mortgage payment or other relevant act, the Irish company was unable to pay its debts as they became due.

Disclaimer of Onerous Property

Section 615 of the 2014 Act confers power on a liquidator, with the leave of the court, at any time within 12 months after the commencement of the liquidation (or such extended period as may be allowed by the Irish High Court), to disclaim any property of the company being wound up which consists of, amongst other things, (a) unprofitable contracts or (b) any property which is unsaleable or not readily saleable by reason of its binding the possessor to the performance of any onerous act or to the payment of money. Where a disclaimer is allowed by the court, the company is relieved of continuous and onerous obligations (and any future benefits), but, the other party to the contract obtains the right to prove in the liquidation for the losses sustained by it as a result of the disclaimer. A liquidator must disclaim the whole of the property; he may not keep part and disclaim part. A disclaimer terminates as and from the date of the disclaimer, the rights, interests and liabilities of the company in the contract or the property, but, the disclaimer does not affect the rights or liabilities of any other person, except so far as necessary for the purpose of releasing the company from liability.

Examinership

Examinership is a court procedure available under Part 10 of the 2014 Act to facilitate the survival of Irish incorporated companies, such as the Irish Guarantors, in financial difficulties. An examiner could also be appointed to the Issuer on the basis that it is capable of being wound up under the 2014 Act and its centre of main interests (as that term is used in Article 3 of the EU Insolvency Regulation) is in Ireland.

In circumstances where a company is or is likely to be unable to pay its debts, then that company, the directors of that company, a contingent, prospective or actual creditor of that company, or shareholders of that company holding, at the date of presentation of the petition, not less than one-tenth of the voting share capital of that company, are each entitled to petition the court for the appointment of an examiner to that company. Where the Irish High Court (or the Irish Circuit Court where the petition is presented in respect of a “small company”) appoints an examiner to a company, it may, at the same or any time thereafter, make an order appointing the examiner to be examiner for the purposes of the 2014 Act to a related company of such company. The examiner, once appointed, has the power to set aside contracts and arrangements entered into by the company after this appointment and, in certain circumstances, can avoid a negative pledge given by the company prior to this appointment. Furthermore, the examiner may sell assets, the subject of a fixed security interest. If such power is exercised the examiner must account to the holders of the fixed security interest for the amount realized and discharge the amount due to the holders of the fixed security interest out of the proceeds of the sale.

During the period of protection, the examiner will formulate proposals for a compromise or scheme of arrangement to assist the survival of the company, or of the related company, or both, and the whole or any part of its or their undertaking as a going concern. A scheme of arrangement may be approved by the Irish Court when at least one class of creditors has voted in favor of the proposals and the Irish Court is satisfied that such proposals are fair and equitable in relation to any class of members or creditors that has not accepted the proposals and whose interests would be impaired by implementation of the scheme of arrangement, and the proposals are not unfairly prejudicial to the interests of any interested party. Further the Irish Court shall not confirm proposals for a scheme of arrangement which has the effect of impairing the creditors of that company in such a manner as to unfairly favor the interest of the creditors or members of a related company in examinership.

Under Section 537 of the 2014 Act, where proposals for a compromise or scheme of arrangement are to be formulated in relation to a company, for the survival of the company in examinership and the whole or part of its undertaking as a going concern, the company (but not the examiner) may, subject to the approval of the court, affirm or repudiate any contract under which some element of performance (other than payment) remains to be rendered both by the company and the other contracting party or parties. Any person who suffers loss or damage as a result of such repudiation stands as an unsecured creditor for the amount of such loss or damage and his claim may be dealt with by the examiner under the proposed scheme of arrangement.

The Irish Circuit Court has jurisdiction to hear a petition for the appointment of an examiner in respect of a small company. A “small company” under the 2014 Act is a company which satisfies at least two of the following conditions in the financial year immediately preceding the presentation of the petition: (i) it has a balance sheet not in excess of €6 million; (ii) it has a turnover not in excess of €12 million; and (iii) it has not more than 50 employees.

The 2014 Act provides, among other things, that no enforcement action or other proceedings of any sort may be commenced against the company in examinership or any guarantor in respect of the debts of the company in examinership. The primary risks to the holders of the Notes, under the laws of Ireland, if an examiner were appointed to the Issuer, the Irish Guarantors or a company related to any of the foregoing (“Relevant Company”) are as follows:

(i)

during the period of court protection, no action may be taken by creditors to enforce their rights to payment of amounts due by the company in examinership or any guarantor and accordingly if an examiner were to be appointed to such Relevant Company, there may be a delay in enforcing payment obligations of such Relevant Company and any payment obligations contained in a guarantee given by AICDC, AerCap Ireland Limited or any Guarantor;

(ii)	the potential for a compromise or scheme of arrangement being approved involving the writing down or rescheduling of the debt due by such Relevant Company to the holders of the Notes;

(iii)

the potential for a compromise or scheme of arrangement being approved involving the writing down or rescheduling of any payment obligations owed by a guarantor under a guarantee where such a guarantor is a related company to such Relevant Company; and

(iv)

in the event that a scheme of arrangement is not approved in respect of such Relevant Company and such Relevant Company subsequently goes into liquidation, the examiner’s remuneration and expenses (including certain borrowings incurred by the examiner on behalf of such Relevant Company or guarantor and approved by the Irish Court) will take priority over the monies and liabilities which from time to time are or may become due, owing or payable to the holders of the Notes.

Irish company law contains certain rules regarding the enforcement of guarantees in an examinership and in the event of the appointment of an examiner to a Relevant Company, there are certain steps which the holder of the guarantee from the guarantor(s) will have to observe strictly in order to preserve its rights to enforce the obligations of the guarantor(s) under the guarantee. In this respect, a notice containing an offer by the holder of the guarantee to transfer to the guarantor(s) such holder’s rights to vote on the examiner’s proposals in respect of the Relevant Company must be served on guarantor(s) within certain prescribed time limits. There is no flexibility in relation to the prescribed time limits and they must be strictly adhered to. If the creditor under the guarantee does not comply with the notification procedure, it may not enforce, by legal proceedings or otherwise, the obligations of the guarantor(s) in repsect of the debts of such Relevant Company pursuant to the guarantee.

Improper Transfers

Under Section 608 of the 2014 Act (“Section 608”), if it can be shown on the application of a liquidator, creditor or contributory of a company which is being wound up, to the satisfaction of the Irish High Court that any property of such company was disposed of (which would include by way of transfer, mortgage or security) and the effect of such a disposal was to “perpetrate a fraud” on the company, its creditors or members, the Irish High Court may, if it deems it just and equitable, order any person who appears to have use, control or possession of such property or the proceeds of the sale or development thereof to deliver it or pay a sum in respect of it to the liquidator on such terms as the Irish High Court sees fit. In deciding whether it is just and equitable to make an order under Section 608, the Irish High Court must have regard to the rights of persons who have bona fide and for value acquired an interest in the property the subject of the application. Section 608 does not apply to a disposal that would constitute an unfair preference for the purpose of Section 604.

Fraudulent Transfer

Section 74(3) of the Land and Conveyancing Law Reform Act 2009 (as amended) provides that a conveyance of property made with the intention of defrauding a creditor or other person is voidable by any person thereby prejudiced. The foregoing will not apply, however, to any estate or interest in property conveyed for valuable consideration to any person in good faith not having, at the time of the conveyance, notice of the fraudulent intention.

Pooling

Section 600 of the 2014 Act (“Section 600”) provides that, where two or more related companies are being wound up, and if a court is satisfied that it is just and equitable to do so, both companies may be wound up together as if they were one company (a “pooling order”). A pooling order does not affect the rights of any secured creditor of any companies which are subject to it. In deciding whether it is just and equitable to make a pooling order a court will have regard (but not exclusively) to the extent to which any of the companies took part in the management of any of the other companies; the conduct of any of the companies towards the creditors of any of the other companies; the extent to which the circumstances that gave rise to the winding up of any of the companies are attributable to the actions or omissions of any of the other companies; and the extent to which the businesses of the companies have been intermingled. Section 600(7) provides that it is not just and equitable to make a pooling order if the only reason for doing so is the fact that one company is related to another; or that the creditors of the company being wound up have relied on the fact that another company is or has been related to the first company. In addition, in deciding the terms and conditions of a pooling order the Irish High Court must have particular regard to the interests of those persons who are members of some, but not all, of the companies. However, the interests of persons who are creditors of one, but not another, company are not expressly required to be taken into account. Where a pooling order is made in respect of the Issuer and any other company (including the Irish Guarantors as guarantors of the Notes), this would result in those companies being wound up as a single entity and their assets and liabilities being pooled for that purpose and in that event with potentially adverse consequences for the Issuer’s ability to perform the Notes and, where applicable, for the Irish Guarantors’ ability to perform their guarantees in respect of the Notes.

Contribution

Under Section 599 of the 2014 Act (“Section 599”), the Irish High Court may, on the application of a liquidator or any creditor or contributory of a company, if satisfied that it is just and equitable to do so, order that any company that is or has been related to a company which is being wound up shall pay to the liquidator of that company an amount equivalent to the whole or part of all or any of the debts provable in that winding up (a “contribution order”). Section 599(5) states that no contribution order shall be made unless the court is satisfied that the circumstances that gave rise to the winding up are attributable to the actions or omissions of the related company. Further, Section 599(6) provides that it is not just and equitable to make a contribution order if the only reason for doing so is (a) the mere fact that one of the companies is related to the other, or (b) the mere fact that the creditors of the company being wound up have relied on the fact that the other company is or has been related to it. Section 599(4) provides that in deciding whether it is just and equitable to make a contribution order the court must have regard (but not exclusively) to the extent to which the related company took part in the management of the company being wound up; the conduct of the related company towards the creditors of the company being wound up; and the effect which such order would be likely to have on the creditors of the related company concerned. Where a contribution order is made in respect of the Issuer or any other company which has obligations related to the Notes (including the Irish Guarantors as guarantors of the Notes), this would result in those companies being required to contribute to the liabilities of the relevant company being wound up and in that event with potentially adverse consequences for the Issuer’s ability to perform the Notes and, where applicable, for the Irish Guarntors’ ability to perform their guarantees in respect of the Notes.

Enforcement Process

Receivership. A receiver could be appointed by way of enforcement of the right of the holders of fixed and/or floating security interests. Receivers are appointed over specified assets, and not over the company itself. The realizations from the assets to which the Receiver is appointed will be applied in accordance with the rules set out in Irish law—first in discharge of the costs and expenses of the receivership, then to the debts secured by fixed security, then to the debts of preferential creditors and then to the debts secured by floating security. Only after these debts have been fully discharged will any surplus realizations from the secured assets be returned to the company to be applied in satisfaction of the debts of unsecured creditors, such as the holders of the Notes.

Guarantees. The Notes will be guaranteed by the Irish Guarantors, to the extent that such guarantees would not constitute the giving of unlawful financial assistance within the meaning of Section 82 of the 2014 Act. There is a risk that the guarantees may be challenged as unenforceable on the basis that there is an absence of corporate benefit on the part of a relevant guarantor or that it is not for the purpose of carrying on the business of a relevant guarantor. Where a guarantor is a direct or indirect holding company of an Issuer, there is less risk of an absence of a corporate benefit on the basis that the holding company could justify the decision to give a guarantee to protect or enhance its investment in its direct or indirect subsidiary. Where a guarantor is a direct or indirect subsidiary of an Issuer or a member of the group with a common direct or indirect holding company, there is a greater risk of the absence of the corporate benefit. In the case of an Irish guarantor, the Irish courts have held that corporate benefit may be established where the benefit flows to the group generally rather than specifically to the relevant Irish guarantor.

Enforcement of Civil Liability Judgments Under Irish Law

As the United States is not a party to a convention with Ireland in respect of the enforcement of judgments, common law rules apply in order to determine whether a judgment of the courts of the United States is enforceable in Ireland. A judgment of a court of the United States will be enforced by the courts in Ireland if the following general requirements are met:

(i)

The United States court must have jurisdiction under Irish conflict of law rules. If the Irish courts determine that the jurisdiction of the United States court is not acceptable, then the judgment cannot be enforced or recognized in Ireland.

(ii)

The judgment must be final and conclusive and the decree must be final and unalterable in the court that produces it. The enforcement of a judgment under appeal in the United States will normally be stayed in Ireland pending the outcome of the appeal.

(iii)	When enforcing an in personam judgment (action against a specific person as opposed to a judgment specific to an asset), the amount in question must be a definite sum of money.

(iv)	Once the United States court is shown to have jurisdiction, the Irish courts will not examine the merits of the judgment obtained in the United States.

(v)	Enforcement proceedings should be instituted in Ireland within six years of the date of judgment.

There are a number of possible defenses to an application to enforce a judgment of the courts of the United States in Ireland, including the following:

(i)	A judgment obtained by fraud or trick will not be enforceable.

(ii)

A judgment in breach of natural or constitutional justice under Irish law will not be enforceable. This would include a failure to notify the other party of the hearing or to give the other party a fair hearing.

(iii)

A judgment contrary to Irish public policy is not enforceable. This would include, for example, among other things (i) a judgment obtained on foot of a contract recognized as illegal in Ireland such as a contract in restraint of trade or (ii) a judgment granted on foot of foreign penal or revenue (tax) laws or expropriatory laws (the latter of which would include certain laws permitting the requisitioning or confiscation of property).

(iv)	A judgment which is inconsistent with a prior judgment of an Irish court on the same matter is not enforceable.

(v)

Jurisdiction cannot be obtained by the Irish courts over judgment debtors in enforcement proceedings by personal service in Ireland or outside Ireland under Order 11 of the Rules of the Superior Courts.

(vi)

A judgment will not be enforced where such judgment is shown to be erroneous by a party to the enforcement proceedings in Ireland by such party adducing new evidence which could not have been discovered using reasonable diligence prior to obtaining the judgment in the United States.

Other Irish Law Considerations

The Issuer are not and will not be regulated by the Central Bank of Ireland as a result of issuing the Notes. Any investment in the Notes does not have the status of a bank deposit and is not within the scope of the deposit protection scheme operated by the Central Bank of Ireland.

No action may be taken with respect to the Notes in Ireland otherwise than in conformity with the provisions of (a) the European Union (Markets in Financial Instruments) Regulations 2017, Directive 2014/65/EU of the European Parliament and of the Council of 15 May 2014 on markets in financial instruments, Regulation (EU) No 600/2014 of the European Parliament and of the Council of 15 May 2014 on markets in financial instruments and amending Regulation (EU) No 648/2012 and all implementing measures, delegated acts and guidance in respect thereof, and the provisions of the Investor Compensation Act 1998, (b) the Companies Act 2014, the Central Bank Acts 1942 to 2018 and any code of conduct rules made under Section 117(1) of the Central Bank Act 1989, (c) the Prospectus Regulation (EU) 2017/1129, the European Union (Prospectus) Regulations 2019, the Central Bank (Investment Market Conduct) Rules 2019 and any other rules made or guidelines issued under Section 1363 of the Companies Act 2014 by the Central Bank of Ireland and (d) if applicable, the Market Abuse Regulation (EU 596/2014), the European Union (Market Abuse) Regulations 2016 and any rules made or guidelines issued under Section 1370 of the Companies Act 2014 by the Central Bank of Ireland.

DUTCH LAW CONSIDERATIONS

Insolvency Under Dutch Law

The Issuer, a public limited liability company (naamloze vennootschap or N.V.) and AerCap Aviation Solutions B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid or B.V.) are both incorporated under the laws of the Netherlands. Insolvency proceedings applicable to AerCap Aviation Solutions B.V. would likely be governed by Dutch insolvency laws. Insolvency proceedings applicable to the Issuer would likely be governed by Irish insolvency laws. However, if the centre of main interest (within the meaning of the EU Insolvency Regulation) would at any time in future move to the Netherlands then Dutch insolvency law will apply. At this time there is no reason to believe that to be the case, but it can also not be excluded. There are two insolvency regimes under Dutch law in relation to corporations. The first, suspension of payments (surseance van betaling), is intended to facilitate the reorganization of a debtor’s debts and enable the debtor to continue as a going concern. The second, bankruptcy (faillissement), is primarily designed to liquidate the assets of a debtor and distribute the proceeds thereof to its creditors. In practice a suspension of payments nearly always results in the bankruptcy of the debtor.

A request for a suspension of payments can only be filed by the debtor itself if it foresees that it will not be able to continue to pay its debts as they fall due in the future. Upon commencement of suspension of payments proceedings, the court will immediately (dadelijk) grant a provisional suspension of payments, and will appoint an administrator (bewindvoerder). A definitive suspension will generally be granted in a creditors’ meeting called for that purpose, unless a qualified minority (more than one-quarter in amount of claims held by creditors represented at the creditors’ meeting or one-third in number of creditors represented at such creditors’ meeting) of the unsecured non-preferential creditors withholds its consent or if there is no prospect that the debtor will in the future be able to pay its debts as they fall due (in which case the debtor will generally be declared bankrupt). During a suspension of payments, unsecured and non-preferential creditors will be precluded from attempting to recover their claims existing at the moment of the commencement of the suspension of payments from the assets of the debtor. Secured creditors and (subject to certain limitations) preferential creditors (such as tax and social security authorities and employees) are excluded from the application of the suspension. This implies that during suspension of payments proceedings secured creditors are not barred from taking recourse against the assets that secure their claims to satisfy their claims, and preferential creditors are also not barred from seeking to recover their claims. Therefore, during a suspension of payments, certain assets of the debtor may be sold in a manner that does not reflect their going concern value. Consequently, Dutch insolvency laws could preclude or inhibit a restructuring of the Issuer or AerCap Aviation Solutions B.V. A competent Dutch court may order a “cooling down period” for a period of two months with a possible extension of two more months, during which enforcement actions by secured creditors and preferential creditors are barred, unless such creditors have obtained leave for enforcement from the court or the supervisory judge (rechter-commissaris).

In a suspension of payments, a composition (akkoord) may be offered by the debtor to its creditors. Such a composition will be binding on all unsecured and non-preferential creditors, irrespective whether they voted in favor or against it or whether they were represented at the creditor’s meeting called for the purpose of voting on the composition plan, if (i) it is approved by a simple majority of the recognized and admitted creditors present or represented at the relevant meeting, representing at least 50% of the amount of the recognized and admitted claims and (ii) it is subsequently ratified (gehomologeerd) by the court. Consequently, Dutch insolvency laws could reduce the recovery of holders of the Notes in a Dutch suspension of payments applicable to the Issuer or AerCap Aviation Solutions B.V.

Bankruptcy can be applied for either by the debtor itself or by a creditor if the debtor has ceased to pay its debts as they fall due. This is deemed to be the case if the debtor has at least two creditors (at least one of which has a claim that is due and payable). Simultaneously with the opening of the bankruptcy, a liquidator in bankruptcy (curator) will be appointed. Under Dutch bankruptcy proceedings, the assets of an insolvent debtor are generally liquidated and the proceeds distributed to the debtor’s creditors in accordance with the ranking and priority of their respective claims. The general principle of Dutch bankruptcy law is the so-called paritas creditorum (principle of equal treatment) which means that the proceeds of the liquidation of the debtor’s assets in bankruptcy proceedings shall be distributed to the unsecured and non-preferential creditors in proportion to the size of their claims. Certain creditors (such as secured creditors and preferential creditors) have special rights that may adversely affect the interests of holders of the Notes. For example, a Dutch bankruptcy in principle does not prohibit secured creditors from taking recourse against the encumbered assets of the bankrupt debtor to satisfy their claims. Furthermore, secured creditors in principle do not have to contribute to the liquidation costs.

Consequently, Dutch insolvency laws could reduce the potential recovery of a holder of the Notes in Dutch bankruptcy proceedings. As a general rule, to obtain payment on unsecured non-preferential claims, such claims need to be submitted to the liquidator in bankruptcy in order to be recognized. The liquidator in bankruptcy determines whether a claim can be provisionally recognized for the purpose of the distribution of the proceeds, and at what value. The valuation of claims that do not by their terms become payable at the time of the commencement of the bankruptcy proceedings may be based on their net present value. Interest payments that fall due after the date of the bankruptcy will not be recognized. At a creditors’ meeting (verificatievergadering) the liquidator in bankruptcy, the insolvent debtor and all relevant creditors may dispute the provisional recognition of claims of other creditors. Creditors whose claims or part thereof are disputed in the creditors’ meeting will be referred to separate court proceedings (renvooiprocedure). This procedure could result in holders of the Notes receiving a right to recover less than the principal amount of their Notes. In addition, in a Dutch bankruptcy in practice usually no or little funds remain available for the payment of unsecured and non-preferential creditors.

As in suspension of payments proceedings, in a bankruptcy, a composition (akkoord) may be offered to the unsecured and non-preferential creditors. Such a composition will be binding upon all unsecured and non-preferential creditors, if (i) it is approved by a simple majority of unsecured non-preferential creditors with recognized and provisionally admitted claims representing at least 50% of the total amount of the recognized and provisionally admitted unsecured non preferential claims and (ii) it is subsequently ratified (gehomologeerd) by the court.

Secured creditors may, in a Dutch bankruptcy, enforce their rights against the assets of the debtor which are subject to their security rights, to satisfy their claims as if there were no bankruptcy. As in suspension of payments proceedings, the competent Dutch court or the supervisory judge may order a “cooling down period” for a maximum of two times two months during which enforcement actions by those creditors are barred unless they have obtained leave for enforcement from the supervisory judge. Furthermore, a liquidator in bankruptcy can force a secured creditor to foreclose its security right within a reasonable time (as determined by the liquidator in bankruptcy pursuant to Section 58(1) of the Dutch Bankruptcy Act), failing which the liquidator in bankruptcy will be entitled to sell the relevant rights or assets and distribute the net proceeds (after deduction of a pro rata part of the costs of the bankruptcy proceedings) to the secured party and excess proceeds of enforcement must be returned to the liquidator in bankruptcy. Such excess proceeds may not be offset against an unsecured claim of the secured creditor against the debtor. Under Dutch law, as soon as a debtor is declared bankrupt, all pending enforcements of judgments against such debtor terminate by operation of law and all attachments on the debtor’s assets lapse by operation of law. Litigation against a debtor which is pending on the date on which that debtor is declared bankrupt and which concerns a claim against that debtor which must be satisfied from the proceeds of the liquidation in bankruptcy, is automatically stayed.

Enforcement of Civil Liability Judgments Under Dutch Law

We are advised that there is no enforcement treaty between the Netherlands and the United States providing for reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Therefore, a judgment rendered by any federal or state court in the United States in such matters cannot automatically be enforced in the Netherlands. An application will have to be made to the competent Dutch Court in order to obtain a judgment that can be enforced in the Netherlands. The Dutch courts can in principle be expected to give conclusive effect to a final and enforceable judgment of a competent United States court in respect of the contractual obligations under the relevant document without re-examination or re-litigation, but would require (i) that the relevant court in the United States had jurisdiction in the matter in accordance with standards that are generally accepted internationally, (ii) the proceedings before such court to have complied with principles of proper procedure (behoorlijke rechtspleging), (iii) such judgment not being contrary to the public policy (openbare orde) of the Netherlands or the European Union, (iv) that recognition and/or enforcement of the judgment is not irreconcilable with a decision of a Dutch court rendered between the same parties or with an earlier decision of a foreign court rendered between the same parties in a dispute that is about the same subject matter and that is based on the same cause, provided that such earlier decision can be recognized in the Netherlands and (v) the judgment is—according to the law of its country of origin—formally capable of being enforced (e.g. is readily enforceable, has not been annulled in appeal or its enforceability has not been subject to a certain time frame), but the court will in either case have discretion to attach such weight to the judgment of any federal or state court in the United States as it deems appropriate and may re-examine or re-litigate the substantive matters adjudicated upon. Furthermore, a Dutch court may reduce the amount of damages granted by a federal or state court in the United States and recognize damages only to the extent that they are necessary to compensate actual losses or damages.

Dutch civil procedure differs substantially from U.S. civil procedure in a number of respects. Insofar as the production of evidence is concerned, U.S. law and the laws of several other jurisdictions based on common law provide for pre-trial discovery, a process by which parties to the proceedings may prior to trial compel the production of documents by adverse or third parties and the deposition of witnesses. Evidence obtained in this manner may be decisive in the outcome of any proceeding. No such pre-trial discovery process exists under Dutch law. In addition, it is doubtful whether a Dutch court would accept jurisdiction and impose civil or other liability in an original action commenced in the Netherlands and predicated solely upon United States federal securities laws.

Corporate Benefit Under Dutch Law

If a Dutch company, such as the Issuer or AerCap Aviation Solutions B.V., enters into a transaction (such as the granting of the AerCap Aviation Solutions B.V. guarantee), the relevant transaction may be nullified by the Dutch company or its liquidator in bankruptcy and, as a consequence, may not be valid, binding and enforceable against it, if that transaction is not within the company’s corporate objects and the other party to the transaction knew or should have known this without independent investigation. In determining whether the granting of a guarantee or the giving of security is within the corporate objects of the relevant company, a Dutch court would not only consider the text of the objects clause in the articles of association of the company but all relevant circumstances, including whether the company derives certain commercial benefits from the transaction in respect of which the guarantee was granted or the security was given and any indirect benefit derived by the relevant Dutch company as a consequence of the interdependence of it with the group of companies to which it belongs and whether or not the subsistence of the relevant Dutch company is put at risk by conducting such transaction.

It is unclear whether a transaction can be nullified for being a transgression of the corporate objects of a company if that transaction is expressly permitted according to the wording of the objects clause in the articles of association of that company. In a recent decision a Dutch court of appeal ruled that circumstances such as the absence of corporate benefit are in principle not relevant if the relevant transaction is expressly permitted according to the objects clause in the articles of association of the company. However, there is no decision of the Dutch Supreme Court confirming this, and therefore there can be no assurance that a transaction that is expressly permitted according to the objects clause in the articles of association of a company cannot be nullified for being a transgression of the corporate objects of that company. The objects clauses in the articles of association of the Issuer and AerCap Aviation Solutions B.V. include providing security for debts of legal entities and other companies.

If the AerCap Aviation Solutions B.V. guarantee or any other guarantee of the Notes were held to be unenforceable, it could adversely affect your ability to collect any amounts you are owed in respect of the Notes.

Fraudulent Conveyance Under Dutch Law

Dutch law contains specific provisions dealing with fraudulent transfer or conveyance both in and outside of bankruptcy: the so-called actio pauliana provisions. The actio pauliana protects creditors against acts that are prejudicial to them. A legal act performed by a debtor (including, without limitation, an agreement pursuant to which it guarantees the performance of the obligations of a third party and any other legal act having similar effect) can be challenged in or outside bankruptcy of the relevant debtor and may be nullified by the liquidator in bankruptcy (curator) of the relevant debtor or, outside bankruptcy, by any of the creditors of the relevant debtor, if: (i) the debtor performed such acts without a pre-existing legal obligation to do so (onverplicht); (ii) the creditor concerned (or, in the case of the debtor’s bankruptcy, any creditor) was prejudiced as a consequence of the act; and (iii) at the time the act was performed both the debtor and the counterparty to the transaction knew or should have known that one or more of its creditors (existing or future) would be prejudiced, unless the act was entered into for no consideration (om niet), in which case such knowledge of the counterparty is not necessary for a successful challenge on grounds of fraudulent transfer or conveyance. For certain types of transactions that are entered into within one year before (a) the declaration of the bankruptcy (if the transaction is challenged in bankruptcy), or (b) the moment the transaction is challenged by a creditor (if the transaction is challenged outside bankruptcy), the debtor and the counterparty to the transaction are legally presumed to have knowledge of the fact that the transaction will prejudice the debtor’s creditors (subject to evidence of the contrary). In addition, the liquidator in bankruptcy of a debtor may nullify that debtor’s performance of any due and payable obligation if (i) at the time of such performance the payee (hij die betaling ontving) knew that a request for bankruptcy of that debtor had been filed, or (ii) the performance of the obligation was the result of a consultation between the debtor and the payee with a view to give preference to the latter over the debtor’s other creditors. If the granting of the AerCap Aviatoin Solutions B.V. guarantee or any other transaction entered into by AerCap Aviation Solutions B.V. at any time in connection with the issuance of the Notes involves a fraudulent conveyance that does not qualify for any valid defense under Dutch law, then the graning of the AerCap Aviation Solutions B.V. guarantee or any such other transaction may be nullified. As a result of a successful challenge, holders of the Notes may not enjoy the benefits of the AerCap Aviation Solutions B.V. guarantee In addition, under such circumstances, holders of the Notes might be held liable for any damages incurred by prejudiced creditors of AerCap Aviation Solutions B.V. as a result of the fraudulent conveyance.

CERTAIN ERISA CONSIDERATIONS

General

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on employee benefit plans subject to Title I of ERISA and on entities that are deemed to hold the assets of such plans (“ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the plan.

Section 406 of ERISA and Section 4975 of the Code, prohibit certain transactions involving the assets of an ERISA Plan or of a plan, such as an individual retirement account (an “IRA”), that is not subject to ERISA but is subject to Section 4975 of the Code (together with ERISA Plans, “Plans”). Such a transaction could be prohibited if the transaction involves certain parties related to the Plan (referred to as “parties in interest” or “disqualified persons”) or if the Plan fiduciary causing the use of plan assets in the transaction has a prohibited conflict of interest related to the transaction. A party in interest or disqualified person that engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code, and a fiduciary that causes a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

Any Plan fiduciary that proposes to cause a Plan to purchase the Notes should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA or Section 4975 of the Code.

Non-U.S. plans, governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to non-U.S., state, local or other federal laws or regulations that are substantially similar to the foregoing provisions of ERISA or Section 4975 of the Code (“Similar Law”). Fiduciaries of any such plans should consult with their counsel before purchasing the Notes to determine the need for and the availability of, if necessary, any exemptive relief under any Similar Law.

Prohibited Transaction Exemptions

Any Plan fiduciary that proposes to purchase and/or hold any Notes with the assets of such Plan should consider, among other things, whether such purchase and/or holding may constitute or result in a direct or indirect prohibited transaction with a party in interest or disqualified person with respect to such Plan and, if so, whether exemptive relief may be available for the transaction. Such parties in interest or disqualified persons could include, without limitation, the Issuer, the guarantors, the underwriters or any of their respective affiliates (each referred to as a “Transaction Party”).

The U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Notes. These exemptions include, without limitation, PTCE 84-14 (relating to transactions effected by an independent “qualified professional asset manager”), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 91-38 (relating to investments by bank collective investment funds), PTCE 95-60 (relating to investments by insurance company general accounts) or PTCE 96-23 (relating to transactions directed by an in-house asset manager). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide a statutory exemption for certain transactions involving certain non-fiduciary service providers or their affiliates. One of these exemptions could provide an exemption for the purchase and holding of the Notes from the prohibited transaction provisions of ERISA and Section 4975 of the Code if its conditions are satisfied. However, there can be no assurance that all of the conditions of any of these exemptions or of any other exemption will be available with respect to any particular transaction involving the Notes.

Representation

By acceptance of a Note (or any interest therein), (a) each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the Notes (or any interest therein) constitutes assets of any Plan or other plan subject to Similar Law or (ii) the acquisition and holding of the Notes (and any interest therein) by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Law and (b) each purchaser and subsequent transferee that is, or is acquiring a Note or any interest therein with the assets of, a Plan will be deemed to represent, warrant and acknowledge as long as it holds such investment that an “independent fiduciary” (the “Fiduciary”) within the meaning of U.S. Code of Federal Regulations 29 C.F.R. Section 2510.3-21(c), as amended from time to time (the “Fiduciary Rule”) acting on the Plan’s behalf is, and at all times will be, responsible for its decision to invest in and hold the Notes as contemplated hereby and that such Fiduciary (i) is either a U.S. bank, a U.S. insurance carrier, a U.S. registered investment adviser, a U.S. registered broker-dealer or an independent fiduciary with at least $50 million of assets under management or control, in each case under the requirements specified in the U.S. Code of Federal Regulations, 29 C.F.R. Section 2510.3-21(c)(1)(i), as amended from time to time, (ii) in the case of a Plan that is an IRA, is not the IRA owner, beneficiary of the IRA or relative of the IRA owner or beneficiary, (iii) is capable of evaluating investment risks independently, both in general and with regard to the prospective investment in the Notes, (iv) is a fiduciary under ERISA or the Code, or both, with respect to the decision to acquire and hold the Notes, (v) has exercised independent judgment in evaluating whether to invest the assets of the Plan in the Notes, (vi) understands and has been fairly informed of the existence and the nature of the financial interests of the Transaction Parties in connection with the Plan’s acquisition of the Notes as disclosed in this prospectus supplement and related materials, (vii) understands that the Transaction Parties are not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity to the Plan, in connection with the Plan’s acquisition or holding of the Notes and (viii) confirms that no fee or other compensation will be paid directly to any of the Transaction Parties by the Plan, or any fiduciary, participant or beneficiary of the Plan, for the provision of investment advice (as opposed to other services) in connection with the Plan’s acquisition of, or holding of an interest in, the Notes. The representations in this paragraph are intended to comply with the U.S. Department of Labor’s Reg. Sections 29 C.F.R. 2510.3-21(a) and (c)(1) as promulgated on April 8, 2016 (81 Fed. Reg. 20,997). If these regulations are revoked or repealed, the representations in this paragraph shall be deemed to no longer be in effect.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering acquiring the Notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investments and whether an exemption would be applicable to the purchase and holding of the Notes.

Purchasers of the Notes have the exclusive responsibility for ensuring that their purchase and holding of the Notes complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws.

UNDERWRITING

We are offering the Notes described in this prospectus supplement through the underwriters named below. Credit Suisse Securities (USA) LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC are acting as the representatives of the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, the aggregate principal amount of Notes listed next to its name in the following table at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement:

Underwriter	Principal Amount of the Notes
Credit Suisse Securities (USA) LLC	$262,500,000
BofA Securities, Inc.	142,500,000
J.P. Morgan Securities LLC	142,500,000
Citigroup Global Markets Inc.	33,750,000
Deutsche Bank Securities Inc.	33,750,000
Goldman Sachs & Co. LLC	33,750,000
Morgan Stanley & Co. LLC	33,750,000
RBC Capital Markets, LLC	33,750,000
Wells Fargo Securities, LLC	33,750,000

Total	$750,000,000

The underwriting agreement is subject to a number of terms and conditions and provides that the underwriters must buy all of the Notes if they buy any of them. The underwriters will sell the Notes to the public when and if the underwriters buy the Notes from us. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or part.

The underwriters have advised us that they propose initially to offer the Notes to the public for cash at the public offering price set forth on the cover of this prospectus supplement and may offer the Notes to certain dealers at such price less a concession not in excess of 0.700% of the principal amount of the Notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of 0.450% of the principal amount of the Notes, to certain other dealers. After the initial public offering of the Notes, the public offering price and other selling terms may be changed.

We estimate that our share of the total expenses of the offering, excluding underwriting discounts, will be approximately $600,000.

We have agreed to indemnify the underwriters, severally, against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

We have agreed that we and the guarantors will not, for a period of 30 days following the date of this prospectus supplement, without the prior written consent of Credit Suisse Securities (USA) LLC, offer, sell, contract to sell, pledge, otherwise dispose of, or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by us, any guarantor, or any controlled affiliate of us or a guarantor, directly or indirectly, or announce the offering, of any subordinated debt securities issued or guaranteed by us or any guarantor (other than the Notes to be issued on the issue date).

The Notes are new issues of securities with no established trading market. Application will be made to list the Notes on The New York Stock Exchange. If the listing is approved, trading of the Notes is expected to begin within 30 days after the initial delivery of the Notes. Other than The New York Stock Exchange, the Notes will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters have advised us that they currently intend to make a market in the Notes. The underwriters, however, are not obligated to do so, and any market making with respect to the Notes may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes or that an active trading market for the Notes will develop. If an active trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.

In connection with the offering of the Notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the underwriters may overallot in connection with the offering, creating a short position. In addition, the underwriters may bid for, and purchase, the Notes in the open market to cover short positions or to stabilize the price of the Notes. Any of these activities may stabilize or maintain the market price of the Notes above independent market levels, but no representation is made hereby of the magnitude of any effect that the transactions described above may have on the market price of the Notes. The underwriters will not be required to engage in these activities, and may engage in these activities, and may end any of these activities, at any time without notice.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The underwriters and certain of their affiliates are full service financial institutions and have provided from time to time, and may provide in the future, various services including sales and trading, investment and commercial banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. Certain of the underwriters or their affiliates are acting, and will continue to act, as arrangers, agents or lenders under our various credit facilities and other debt agreements.

If any of the underwriters or their affiliates has a lending relationship with us, we understand that (1) certain of those underwriters or their affiliates routinely hedge, (2) certain of the underwriters are likely to hedge or otherwise reduce and (3) certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. These underwriters and their affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions may adversely affect future trading prices of the Notes offered hereby.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities), commodities, currencies, credit default swaps and other financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

We expect that the Notes will be delivered against payment therefor on or about October 10, 2019, which will be the fifth business day following the date of pricing of the Notes (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the second business day before delivery of the Notes hereunder will be required, by virtue of the fact that the Notes will initially settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to the second business day before the date of delivery should consult their own advisors.

Selling Restrictions

Notice to Prospective Investors in the Netherlands

The Notes will not be offered, sold, or otherwise made available to and should not be offered, sold or otherwise made available to any person or entity that is a tax resident of the Netherlands.

By acquiring the Notes or any interest therein, the holder thereof will be deemed to have (1) represented and warranted to the Issuer and its agents that at the time of purchase, it is not a Dutch Tax Resident and (2) covenanted and agreed that before it becomes a Dutch Tax Resident, it will promptly divest itself of all ownership of the Notes and any interest therein.

Notice to Prospective Investors in Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (excluding the Netherlands where the Notes are not intended to be offered or sold) (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the Notes. This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and any other material in relation to the Notes described herein is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of the Prospectus Regulation (“qualified investors”) that also (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), (ii) who fall within Article 49(2)(a) to (d) of the Order or (iii) to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). The Notes are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such Notes will be engaged in only with, relevant persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus or any of its contents.

Notice to Prospective Investors in Ireland

The Notes are not being offered or sold to any person, underwritten or placed in Ireland except in conformity with the provisions of (a) the European Union (Markets in Financial Instruments) Regulations 2017, Directive 2014/65/EU of the European Parliament and of the Council of 15 May 2014 on markets in financial instruments, Regulation (EU) No 600/2014 of the European Parliament and of the Council of 15 May 2014 on markets in financial instruments and amending Regulation (EU) No 648/2012 and all implementing measures, delegated acts and guidance in respect thereof, and the provisions of the Investor Compensation Act 1998, (b) the Companies Act 2014, the Central Bank Acts 1942 to 2018 and any code of conduct rules made under Section 117(1) of the Central Bank Act 1989, (c) the Prospectus Regulation (EU) 2017/1129, the European Union (Prospectus) Regulations 2019, the Central Bank (Investment Market Conduct) Rules 2019 and any other rules made or guidelines issued under Section 1363 of the Companies Act 2014 by the Central Bank of Ireland and (d) if applicable, the Market Abuse Regulation (EU 596/2014), the European Union (Market Abuse) Regulations 2016 and any rules made or guidelines issued under Section 1370 of the Companies Act 2014 by the Central Bank of Ireland.

Notice to Prospective Investors in Hong Kong

The Notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Notice to Prospective Investors in People’s Republic of China (excluding Hong Kong, Macau and Taiwan)

The underwriters will be required to represent and agree that the Notes are not being offered or sold and may not be offered or sold, directly or indirectly, in the People’s Republic of China, the “PRC” (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan), except as permitted by all relevant laws and regulations of the PRC.

This prospectus supplement and the accompanying prospectus (i) have not been filed with or approved by the PRC authorities and (ii) do not constitute an offer to sell, or the solicitation of an offer to buy, any Notes in the PRC to any person to whom it is unlawful to make the offer of solicitation in the PRC.

The Notes may not be offered, sold or delivered, or offered, sold or delivered to any person for reoffering or resale or redelivery, in any such case directly or indirectly (i) by means of any advertisement, invitation, document or activity which is directed at, or the contents of which are likely to be accessed or read by, the public in the PRC, or (ii) to any person within the PRC, other than in full compliance with the relevant laws and regulations of the PRC.

Investors in the PRC are responsible for obtaining all relevant government regulatory approvals/licenses, verification and/or registrations themselves, including, but not limited to, those which may be required by the China Securities Regulatory Commission, the State Administration of Foreign Exchange and/or the China Banking Regulatory Commission, and complying with all relevant PRC laws and regulations, including, but not limited to, all relevant foreign exchange regulations and/or securities investment regulations.

Notice to Prospective Investors in Taiwan

The Notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authorities of Taiwan pursuant to relevant securities laws and regulations of Taiwan and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer or a solicitation of an offer within the meaning of the Securities and Exchange Act or relevant laws and regulations of Taiwan that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or any other regulatory authorities of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Notes in Taiwan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). The Notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Notice to Prospective Investors in Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (the “Corporations Act”)) in relation to the Notes has been, or will be, lodged with the Australian Securities and Investments Commission (“ASIC”), the Australian Securities Exchange operated by ASX Limited or any other regulatory body or agency in Australia. This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a)	you confirm and warrant that you are either:

(i)	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(ii)

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii)	a person associated with the company under section 708(12) of the Corporations Act; or

(iv)

a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

(b)

you warrant and agree that you will not offer any of the Notes for resale in Australia within 12 months of those Notes being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Notice to Prospective Investors in Switzerland

The Notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the issuer, or the Notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of Notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of Notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Notes.

Notice to Prospective Investors in the United Arab Emirates

The Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.

LEGAL MATTERS

Certain legal matters in connection with the offering of the Notes will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York (with respect to New York and United States federal law), McCann FitzGerald, Dublin, Ireland (with respect to Irish law), NautaDutilh N.V., Rotterdam, the Netherlands (with respect to Dutch law), Morris, Nichols, Arsht & Tunnell LLP (with respect to Delaware law) and Buchalter, a Professional Corporation, Los Angeles, California (with respect to California law). Certain legal matters with respect to the Notes will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The consolidated financial statements as of December 31, 2018 and for the year ended December 31, 2018 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s annual report on internal control over financial reporting) as of December 31, 2018 incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm, as experts in auditing and accounting.

The consolidated financial statements as of December 31, 2017 and for each of the two years in the period ended December 31, 2017 incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers Accountants N.V., an independent registered public accounting firm, given on the authority of said firm, as experts in auditing and accounting.

PROSPECTUS

AerCap Holdings N.V.

Debt securities (guaranteed to the extent provided herein)

AerCap Holdings N.V. (the “Issuer” or “AerCap”) may offer and sell from time to time debt securities as separate series in amounts, at prices and on terms to be determined at the time of sale. The debt securities may consist of debentures, notes or other types of debt. For each offering, a prospectus supplement will accompany this prospectus and will contain the specific terms of the series of debt securities for which this prospectus is being delivered.

The Issuer may sell debt securities to or through one or more underwriters or dealers, and also may sell debt securities directly to other purchasers or through agents. The accompanying prospectus supplement will set forth information regarding the underwriters or agents involved in the sale of the debt securities for which this prospectus is being delivered. See “Plan of Distribution” for possible indemnification arrangements for underwriters, agents and their controlling persons.

This prospectus may not be used for sales of debt securities unless it is accompanied by a prospectus supplement.

Investing in the debt securities to be offered by this prospectus and any applicable prospectus supplement involves risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” on page 3 of this prospectus, and any risk factors included in any accompanying prospectus supplement and in the reports filed with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference in this prospectus, before you make an investment in our debt securities.

Neither the SEC nor any other state securities commission has approved or disapproved of these debt securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 1, 2019.

Rather than repeat certain information in this prospectus that we have already included in reports filed with the SEC, we are incorporating this information by reference, which means that we can disclose important business, financial and other information to you by referring to those publicly filed documents that contain the information. The information incorporated by reference is not included or delivered with this prospectus.

We will provide without charge to each person to whom a prospectus is delivered, upon written or oral request of such person, a copy of any or all documents that are incorporated into this prospectus by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Requests should be directed to AerCap Holdings N.V., AerCap House, 65 St. Stephen’s Green, Dublin D02 YX20, Ireland, or by telephoning us at +353 1 819 2010.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC on Form F-3, utilizing a “shelf” registration process, relating to the debt securities and guarantees described in this prospectus. Under this shelf registration process, the Issuer may, from time to time, sell the debt securities described in this prospectus and any applicable prospectus supplement in one or more offerings. Each time the Issuer sells debt securities, it will provide a prospectus supplement that will contain specific information about the terms of that specific offering, including the offering price of the debt securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and the applicable prospectus supplement relating to any specific offering of debt securities, together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference,” before you decide to invest in any of the debt securities.

This prospectus and any accompanying prospectus supplements, or any free writing prospectus, do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form F-3, including its exhibits, of which this prospectus is a part. Statements contained in this prospectus and any accompanying prospectus supplements about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. You should not assume that the information in this prospectus, any prospectus supplements, any free writing prospectus or in any documents incorporated herein or therein by reference is accurate as of any date other than the date on the front of each of such documents.

Unless indicated otherwise or the context otherwise requires, references in this prospectus to the terms “our,” “us,” “we,” “AerCap” or the “Company” include AerCap Holdings N.V. and its consolidated subsidiaries.

Currency amounts in this prospectus are stated in United States dollars, unless indicated otherwise.

1

COMPANY INFORMATION

AerCap is a global leader in aircraft leasing. AerCap focuses on acquiring in-demand aircraft at attractive prices, funding them efficiently, hedging interest rate risk prudently and using its platform to deploy these assets with the objective of delivering superior risk-adjusted returns. AerCap is a New York Stock Exchange-listed company under the ticker symbol AER. Our headquarters is located in Dublin and we have offices in Shannon, Los Angeles, Singapore, Amsterdam, Shanghai and Abu Dhabi. We also have representative offices at the world’s largest aircraft manufacturers, Boeing in Seattle and Airbus in Toulouse.

AerCap was incorporated in the Netherlands with registered number 34251954 on July 10, 2006 as a public limited liability company (“naamloze vennootschap” or “N.V.”) under the Dutch Civil Code. AerCap’s principal executive offices are located at AerCap House, AerCap House, 65 St. Stephen’s Green, Dublin D02 YX20, Ireland, its general telephone number is +353 1 819 2010, and its website address is www.aercap.com. Puglisi & Associates is the AerCap’s authorized representative in the United States. The address of Puglisi & Associates is 850 Liberty Avenue, Suite 204, Newark, DE 19711 and their general telephone number is +1 (302) 738-6680.

2

RISK FACTORS

Investing in the debt securities to be offered by this prospectus and any applicable prospectus supplement involves risk. Before you make a decision to buy such debt securities, you should read and carefully consider the risks and uncertainties discussed in the section captioned “Risk Factors” in Item 3 of our Annual Report on Form 20-F for the year ended December 31, 2018, filed with the SEC on March 8, 2019 and in Part II, Item 1A of our interim financial reports contained in our Current Reports on Form 6-K subsequently filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference herein, as well as any risks described in any applicable prospectus supplement and any related free writing prospectus or in other documents that are incorporated by reference therein. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us. You should carefully consider the aforementioned risks together with the other information in this prospectus and incorporated by reference herein before deciding to invest in the debt securities. If any of those risks actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, we may be unable to make required payments of principal of, or premiums and interest, if any, on the debt securities.

3

FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein may contain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We have based these forward looking statements largely on our current beliefs and projections about future events and financial trends affecting our business. Many important factors, in addition to those discussed in this prospectus, could cause our actual results to differ substantially from those anticipated in our forward looking statements, including, among other things:

•	the availability of capital to us and to our customers and changes in interest rates;

•	the ability of our lessees and potential lessees to make operating lease payments to us;

•	our ability to successfully negotiate aircraft purchases, sales and leases, to collect outstanding amounts due and to repossess aircraft under defaulted leases, and to control costs and expenses;

•	changes in the overall demand for commercial aircraft leasing and aircraft management services;

•	the effects of terrorist attacks on the aviation industry and on our operations;

•	the economic condition of the global airline and cargo industry and economic and political conditions;

•	development of increased government regulation, including regulation of trade and the imposition of import and export controls, tariffs and other trade barriers;

•	competitive pressures within the industry;

•	the negotiation of aircraft management services contracts;

•	regulatory changes affecting commercial aircraft operators, aircraft maintenance, engine standards, accounting standards and taxes; and

•

the risks described or referred to in “Risk Factors” in this prospectus or any prospectus supplement, in our Annual Report on Form 20-F for the year ended December 31, 2018 and in our Reports on Form 6-K furnished to the SEC from time to time.

The words “believe”, “may”, “will”, “aim”, “estimate”, “continue”, “anticipate”, “intend”, “expect” and similar words are intended to identify forward looking statements. Forward looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward looking statements speak only as of the date they were made and we undertake no obligation to update publicly or to revise any forward looking statements because of new information, future events or other factors. In light of the risks and uncertainties described above, the forward looking events and circumstances described in this prospectus might not occur and are not guarantees of future performance. The factors described above should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and the risk factors that are included under “Risk Factors” in this prospectus or any prospectus supplement, in our Annual Report on Form 20-F for the year ended December 31, 2018 incorporated by reference herein and in our Reports on Form 6-K furnished to the SEC from time to time incorporated by reference herein. Except as required by applicable law, we do not undertake any obligation to publicly update or review any forward looking statement, whether as a result of new information, future developments or otherwise.

4

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form F-3, including the exhibits and schedules thereto, with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, for the registration of the debt securities that are being offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents that we filed as exhibits to the registration statement, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other documents.

We are subject to the information reporting requirements of the Exchange Act, as applicable to foreign private issuers. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations. We file with the SEC an Annual Report on Form 20-F containing financial statements audited by an independent registered public accounting firm. We also file Reports on Form 6-K containing unaudited interim financial information for the first three quarters of each fiscal year.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You can review our SEC filings, including the registration statement, by accessing the SEC’s Internet site at www.sec.gov. We will provide each person, including any beneficial owner, to whom a prospectus is delivered a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus upon written or oral request at no cost to the requester. Requests should be directed to: AerCap Holdings N.V., AerCap House, 65 St. Stephen’s Green, Dublin D02 YX20, Ireland or by telephoning us at +353 1 819 2010. Our website is located at www.aercap.com. The reference to the website is an inactive textual reference only and the information contained on, or accessible through, our website is not a part of this prospectus.

5

INCORPORATION BY REFERENCE

The following documents filed with or furnished to the SEC are incorporated herein by reference:

•	AerCap’s Annual Report on Form 20-F for the year ended December 31, 2018, as filed with the SEC on March 8, 2019;

•

AerCap’s Reports on Form 6-K, furnished to the SEC on January 9, 2019, January  16, 2019, March 27, 2019, April  4, 2019, May 1, 2019, June  12, 2019, July  30, 2019 (as amended by AerCap’s Report on Form 6-K/A, furnished to the SEC on September, 20, 2019), August 7, 2019 and August 14, 2019.

All documents subsequently filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, solely to the extent designated therein, reports made on Form 6-K that we furnish to the SEC, after the date of this prospectus until the offering of the debt securities terminates, shall be incorporated by reference in this prospectus and to be a part hereof from the date of filing or furnishing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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USE OF PROCEEDS

Unless the prospectus supplement states otherwise, we intend to use the proceeds from the sale of the debt securities for general corporate purposes, including to acquire, invest in, finance or refinance aircraft assets and to repay indebtedness.

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DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The debt securities covered by this prospectus may be issued under one or more indentures. Unless otherwise specified in the applicable prospectus supplement, the trustee under the applicable indenture will be Wilmington Trust, National Association. The particular terms of the debt securities offered and their guarantees, if any, will be outlined in a prospectus supplement. The discussion of such terms in the prospectus supplement is subject to, and qualified in its entirety by, reference to all provisions in the applicable indenture and any applicable supplemental indenture.

As noted above, the debt securities may be guaranteed by one or more of AerCap’s subsidiaries if so provided in the applicable prospectus supplement. The prospectus supplement will describe the terms of any guarantees, including, among other things, the ranking of the guarantee, the method for determining the identity of the guarantors and the conditions under which guarantees will be added or released. Any guarantees will be joint and several obligations of the guarantors.

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CERTAIN IRISH, DUTCH AND U.S. FEDERAL INCOME TAX CONSEQUENCES

The material Irish, Dutch and U.S. federal income tax consequences relating to the purchase and ownership of the debt securities offered by this prospectus will be set forth in a prospectus supplement.

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PLAN OF DISTRIBUTION

We may sell the debt securities offered by this prospectus:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to other purchasers.

The prospectus supplement relating to any offering will identify or describe:

•	any underwriters, dealers or agents;

•	the compensation of any underwriters, dealers or agents;

•	the net proceeds to us;

•	the purchase price of the debt securities;

•	the initial public offering price of the debt securities; and

•	any exchange on which the debt securities will be listed.

Underwriters

If we use underwriters in the sale, they will acquire the debt securities for their own account and may resell the debt securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we otherwise state in the prospectus supplement, various conditions to the underwriters’ obligation to purchase the debt securities apply, and the underwriters will be obligated to purchase all of the debt securities contemplated in an offering if they purchase any of the debt securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Dealers

If we use dealers in the sale, unless we otherwise indicate in the prospectus supplement, we will sell debt securities to the dealers as principals. The dealers may then resell the debt securities to the public at varying prices that the dealers may determine at the time of resale.

Agents and direct sales

We may sell debt securities directly or through agents that we designate, at a fixed price or prices which may be changed, or at varying prices determined at the time of sale. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. The prospectus supplement will name any agent involved in the offering and sale and will state any commissions we will pay to that agent. Unless we indicate otherwise in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

Contracts with institutional investors and delayed delivery

If we indicate in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase debt securities from it pursuant to contracts providing for payment and delivery on a future date that the prospectus supplement specifies. The underwriters, dealers or

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agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the debt securities that they may sell. These institutional investors include:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	other similar institutions as we may approve.

The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution’s purchase of the particular debt securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs the validity of the arrangements or the performance by us or the institutional investor.

Indemnification

Agreements that we enter into with underwriters, dealers or agents may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act. The agreements may also entitle them to contribution for payments that they may be required to make as a result of these liabilities. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Market making

Unless otherwise noted in the applicable prospectus supplement, each series of debt securities will be a new issue of debt securities without an established trading market. Various broker-dealers may make a market in the debt securities, but will have no obligation to do so, and may discontinue any market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in debt securities of any series or that the liquidity of the trading market for the debt securities will be limited.

Expenses

The expenses of any offering of debt securities will be detailed in the relevant prospectus supplement.

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ENFORCEMENT OF CIVIL LIABILITY JUDGMENTS UNDER IRISH LAW

As the United States is not a party to a convention with Ireland in respect of the enforcement of judgments, common law rules apply in order to determine whether a judgment of the courts of the United States is enforceable in Ireland. A judgment of a court of the United States will be enforced by the courts in Ireland if the following general requirements are met:

(i)

The United States court must have jurisdiction under Irish conflict of law rules. If the Irish courts determine that the jurisdiction of the United States court is not acceptable, then the judgment cannot be enforced or recognized in Ireland.

(ii)

The judgment must be final and conclusive and the decree must be final and unalterable in the court that produces it. The enforcement of a judgment under appeal in the United States will normally be stayed in Ireland pending the outcome of the appeal.

(iii)	When enforcing an in personam judgment (action against a specific person as opposed to a judgment specific to an asset), the amount in question must be a definite sum of money.

(iv)	Once the United States court is shown to have jurisdiction, the Irish courts will not examine the merits of the judgment obtained in the United States.

(v)	Enforcement proceedings should be instituted in Ireland within six years of the date of judgment.

(vi)	The procedural rules of the United States court must have been observed.

(vii)	There is a practical benefit to the party in whose favor the judgment of the United States court is made in seeking to have that judgment enforced in Ireland.

There are a number of possible defenses to an application to enforce a judgment of the courts of the United States in Ireland, including the following:

(i)	A judgment obtained by fraud or trick will not be enforceable.

(ii)

A judgment in breach of natural or constitutional justice under Irish law will not be enforceable. This would include a failure to notify the other party of the hearing or to give the other party a fair hearing.

(iii)

A judgment contrary to Irish public policy is not enforceable. This would include, for example, among other things (i) a judgment obtained on foot of a contract recognized as illegal in Ireland such as a contract in restraint of trade or (ii) a judgment granted on foot of foreign penal or revenue (tax) laws or expropriatory laws (the latter of which would include certain laws permitting the requisitioning or confiscation of property).

(iv)	A judgment which is inconsistent with a prior judgment of an Irish court on the same matter is not enforceable.

(v)

Jurisdiction cannot be obtained by the Irish courts over judgment debtors in enforcement proceedings by personal service in Ireland or outside Ireland under Order 11 of the Rules of the Superior Courts.

(vi)

A judgment will not be enforced where such judgment is shown to be erroneous by a party to the enforcement proceedings in Ireland by such party adducing new evidence which could not have been discovered using reasonable diligence prior to obtaining the judgment in the United States.

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ENFORCEMENT OF CIVIL LIABILITY JUDGMENTS UNDER DUTCH LAW

We are advised that there is no enforcement treaty between the Netherlands and the United States providing for reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Therefore, a judgment rendered by any federal or state court in the United States in such matters cannot automatically be enforced in the Netherlands. An application will have to be made to the competent Dutch court in order to obtain a judgment that can be enforced in the Netherlands. The Dutch courts can in principle be expected to give conclusive effect to a final and enforceable judgment of a competent United States court in respect of the contractual obligations under the relevant document without re-examination or re-litigation, but would require (i) that the relevant court in the United States had jurisdiction in the matter in accordance with standards that are generally accepted internationally, (ii) the proceedings before such court to have complied with principles of proper procedure (behoorlijke rechtspleging), (iii) such judgment not being contrary to the public policy (openbare orde) of the Netherlands or the European Union, (iv) that recognition and/or enforcement of the judgment is not irreconcilable with a decision of a Dutch court rendered between the same parties or with an earlier decision of a foreign court rendered between the same parties in a dispute that is about the same subject matter and that is based on the same cause, provided that such earlier decision can be recognized in the Netherlands and (v) the judgment is—according to the law of its country of origin—formally capable of being enforced (e.g. is readily enforceable, has not been annulled in appeal or its enforceability has not been subject to a certain time frame), but the court will in either case have discretion to attach such weight to the judgment of any federal or state court in the United States as it deems appropriate and may re-examine or re-litigate the substantive matters adjudicated upon. Furthermore, a Dutch court may reduce the amount of damages granted by a federal or state court in the United States and recognize damages only to the extent that they are necessary to compensate actual losses or damages.

Dutch civil procedure differs substantially from U.S. civil procedure in a number of respects. Insofar as the production of evidence is concerned, U.S. law and the laws of several other jurisdictions based on common law provide for pre-trial discovery, a process by which parties to the proceedings may prior to trial compel the production of documents by adverse or third parties and the deposition of witnesses. Evidence obtained in this manner may be decisive in the outcome of any proceeding. No such pre-trial discovery process exists under Dutch law. In addition, it is doubtful whether a Dutch court would accept jurisdiction and impose civil or other liability in an original action commenced in the Netherlands and predicated solely upon United States federal securities laws.

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LEGAL MATTERS

The validity of the debt securities will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York (with respect to New York and United States federal law), NautaDutilh N.V., Amsterdam, the Netherlands (with respect to Dutch law), McCann FitzGerald, Dublin, Ireland (with respect to Irish law), Morris, Nichols, Arsht & Tunnell LLP (with respect to Delaware law) and Buchalter, a Professional Corporation, Los Angeles, California (with respect to California law).

EXPERTS

The consolidated financial statements as of December 31, 2018 and for the year ended December 31, 2018 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s annual report on internal control over financial reporting) as of December 31, 2018 incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm, as experts in auditing and accounting.

The consolidated financial statements as of December 31, 2017 and for each of the two years in the period ended December 31, 2017 incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers Accountants N.V., an independent registered public accounting firm, given on the authority of said firm, as experts in auditing and accounting.

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DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under Dutch law, AerCap is permitted to purchase directors’ and officers’ insurance. AerCap carries such insurance. In addition, the articles of association of AerCap include indemnification of its directors and officers against liabilities, including judgments, fines and penalties, as well as against associated reasonable legal expenses and settlement payments, to the extent this is allowed under Dutch law. To be entitled to indemnification, these persons must not have engaged in an act or omission of willful misconduct or bad faith. Insofar as such indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, AerCap has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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